UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

Guild Holdings Company

(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Guild Holdings Company
5887 Copley Drive
San Diego, California 92111
NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.
To our Stockholders:
This notice of written consent and appraisal rights and the accompanying information statement is being furnished to the holders of the Class A common stock, par value $0.01 per share (“Class A Common Stock” and together with Class B common stock, par value $0.01 per share (“Class B Common Stock”), “Company Common Stock” and each share of Company Common Stock, a “Share”), of Guild Holdings Company (the “Company”), in connection with the Agreement and Plan of Merger, dated as of June 17, 2025 (the “Merger Agreement”), a copy of which is attached as Annex A to the accompanying information statement, among Gulf MSR HoldCo, LLC, a Delaware limited liability company (“Parent”), Gulf MSR Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”), and the Company. Upon the completion of the merger of Merger Sub with and into the Company (the “Merger”), each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted automatically into the right to receive $20.00 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes. However, the Merger Consideration will not be paid in respect of (i) any Shares held by the Company, Parent or Merger Sub immediately prior to the Effective Time and (ii) those shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the Shares to be canceled under preceding clause (i)) with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn. The Merger Agreement permits the Company’s board of directors (the “Board”) to authorize a special cash dividend of up to $0.25 per share in 2025 (based on the Company’s cash on hand) and, if the Merger is not consummated in 2025, quarterly cash dividends of up to $0.25 per share through the consummation of the Merger. The payment of any dividends will not result in an adjustment to the $20.00 per share Merger Consideration. On June 17, 2025, the Board: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) recommended adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Company’s stockholders by written consent in lieu of a meeting, and (iv) submitted the adoption of the Merger Agreement, including the transactions contemplated thereby, including the Merger, to the Company’s stockholders for adoption by written consent in lieu of a meeting and established June 17, 2025 as the record date for purposes of such written consent.
The adoption of the Merger Agreement by the Company stockholders required the affirmative vote or written consent of stockholders holding a majority of the total voting power of all the issued and outstanding shares of Company Common Stock entitled to vote. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held on matters that such holders are entitled to vote. There were 21,903,383 shares of Class A Common Stock and 40,333,019 shares of Class B Common Stock outstanding and entitled to vote on June 17, 2025, the record date for determining stockholders of the Company entitled to act by written consent with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger. On June 17, 2025, immediately following the execution of the Merger Agreement, McCarthy Capital Mortgage Investors, LLC (“MCMI”), holding, in aggregate, 40,333,019 shares of Class B Common Stock as of such date, representing all of the outstanding shares of Class B Common Stock and approximately 94.8% of the total voting power of all the issued and outstanding shares of Company Common Stock entitled to be cast with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including Merger, delivered a written consent adopting the Merger Agreement and the transactions contemplated thereby, including the Merger (the “MCMI Written Consent”). In addition, following the execution of the Merger Agreement, certain current and former directors and officers of the Company, holding, in aggregate, 12,228,451 shares of Class A Common Stock as of June 24, 2025, representing approximately 2.9% of the total voting power of all the issued and outstanding shares of the Company Common Stock entitled to vote on such matter (such individuals, together with MCMI, collectively, the “Supporting Stockholders”), delivered written consents, in their individual capacities as stockholders of the Company, adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger (such written consents, together with the MCMI Written Consent, collectively, the “Written Consents”). As a result, no further action by any stockholder of the Company is required under applicable law or the terms of the Merger Agreement (or otherwise) to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, and the Company will not be soliciting your vote to approve the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. This notice and the accompanying information statement shall constitute notice from the Company to the persons (other than the Supporting Stockholders) who were stockholders of the Company on June 17, 2025 of the foregoing actions taken by written consent contemplated by Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).
Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, certain beneficial owners and holders of shares of Company Common Stock, other than the Supporting Stockholders, will have the right to seek appraisal of their shares of Company Common Stock, and be paid the “fair value” in cash of their shares of Company Common Stock (as determined by the Court of Chancery of the State of Delaware), together with interest, if any, on the amount determined to be the “fair value,” instead of receiving the Merger Consideration. To exercise such appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the mailing of this notice and the accompanying information statement, or October 12, 2025, and comply precisely with the other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. The summary of Section 262 of the DGCL set forth in the accompanying information statement is qualified in its entirety by reference to the full text of Section 262 of the DGCL. You are encouraged to read the entirety of Section 262 of the DGCL, a copy of which is attached to the accompanying information statement as Annex D. This notice and the accompanying information statement shall constitute notice to the persons (other than the Supporting Stockholders) who were stockholders of the Company on September 19, 2025 from the Company of the availability of appraisal rights under Section 262 of the DGCL. Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the actions approved and adopted by the written consent of the stockholders of the Company are expected to be taken on or after October 12, 2025, which is 20 calendar days after the accompanying information statement is first mailed or otherwise delivered to our stockholders.
We urge you to read the entire information statement carefully. Please do not send in your Company Common Stock certificates at this time. If the Merger is completed, you will receive instructions regarding the surrender of your Company Common Stock certificates and payment for your shares of Company Common Stock.
BY ORDER OF THE BOARD OF DIRECTORS,
Patrick J. Duffy
Chairperson of the Board of Directors
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
The accompanying information statement is dated September 22, 2025 and is first being mailed to stockholders on or about September 22, 2025.

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SUMMARY
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 17, 2025 (the “Merger Agreement”), among Gulf MSR HoldCo, LLC (“Parent”), Gulf MSR Merger Sub Corporation (“Merger Sub”) and Guild Holdings Company (the “Company”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. Any document or agreement referred to in this information statement is qualified in its entirety by reference to the full text of such document or agreement insofar as such document is filed as an annex hereto. In this information statement, the terms “Guild,” “Company,” “we,” “us” and “our” refer to Guild Holdings Company. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. The Company, following the consummation of the Merger, is sometimes referred to in this information statement as the “surviving corporation.”
The Parties to the Merger Agreement (page 16)
The Company.   Founded in 1960 as GMC, LLC, the Company, incorporated in the State of Delaware, originates, sells and services residential mortgage loans in the United States. The Company operates in two reportable segments — mortgage origination and servicing, respectively — and originates residential mortgages through retail and other channels. The Company operates approximately 430 branches pursuant to licenses in 49 states and the District of Columbia. The Company’s principal executive offices are located at 5887 Copley Drive, San Diego, California and its telephone number is (858) 956-5130. The Company’s website is www.guildmortgage.com.
Parent.   Parent is a Delaware limited liability company wholly owned by a fund managed by Bayview Asset Management LLC (“Bayview”), a Delaware limited liability company. Parent was formed specifically for the Merger and conducts no other business. After the closing of the Merger, Parent will be the parent company of the Company. Parent’s principal executive offices are located at 4425 Ponce de Leon Blvd., Coral Gables, Florida and its telephone number is (305) 854-8880.
Merger Sub.   Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Merger Sub was formed specifically for the Merger and conducts no other business. At the closing of the Merger, Merger Sub will be merged with and into the Company, with the Company surviving. Merger Sub’s principal executive offices are located at 4425 Ponce de Leon Blvd., Coral Gables, Florida and its telephone number is (305) 854-8880.
The Merger (page 17)
On June 17, 2025, the Company entered into the Merger Agreement with the Parent Parties. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company will become a direct, wholly owned subsidiary of Parent. The Merger will become effective upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties and set forth in the certificate of merger (the “Effective Time”). The closing of the Merger will occur on the date (the “Closing Date”) that is the fifth business day after the satisfaction or waiver of the conditions to consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions).
Consideration to Be Received in the Merger (page 44)
Upon consummation of the Merger, each share of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, collectively, “Company Common Stock” and each share of Company Common Stock, a “Share”), other than (i) Shares held by the Company, Parent or

Merger Sub immediately prior to the Effective Time, and (ii) Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders or beneficially owned by “beneficial owners” (as defined in Section 262(a) of the DGCL) who are entitled to demand, have properly demanded appraisal for such Shares pursuant to, and who continue to comply in all respects with, Section 262 of the DGCL (“Dissenting Shares”) will be converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”) and less any applicable withholding taxes, upon surrender of each respective share certificate to the paying agent and automatically in the case of non-certificated Shares represented by book-entry (the “Book-Entry Shares”). The Merger Agreement permits the Board to authorize a special cash dividend of up to $0.25 per share in 2025 (based on the Company’s cash on hand) and, if the Merger is not consummated in 2025, quarterly cash dividends of up to $0.25 payable each calendar quarter through the consummation of the Merger. The payment of any dividends will not affect the Merger Consideration. Because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent, and after the Effective Time you will have no equity interest in the Company.
We encourage you to read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger.
The Company’s Reasons for the Merger (page 24)
After consideration of various factors as discussed in the section entitled “The Merger — The Company’s Reasons for the Merger” beginning on page 24, the Board: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) recommended adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Company’s stockholders by written consent in lieu of a meeting and (iv) submitted the adoption of the Merger Agreement, including the transactions contemplated thereby, including the Merger, to the Company’s stockholders for adoption by written consent in lieu of a meeting and established June 17, 2025 as the record date for purposes of such written consent.
Required Stockholder Approval for the Merger; Record Date (page 34)
The adoption of the Merger Agreement by our stockholders required the affirmative vote of stockholders of the Company holding a majority of the total voting power of all the issued and outstanding shares of Company Common Stock entitled to vote. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held on matters that such holders are entitled to vote. On June 17, 2025, the record date for determining stockholders of the Company entitled to consent to corporate action in writing without a meeting (the “Record Date”), there were 21,903,383 shares of Class A Common Stock and 40,333,019 shares of Class B Common Stock outstanding and entitled to vote.
On June 17, 2025, concurrently with the execution and delivery of the Merger Agreement, MCMI, holding, as of such date, in aggregate, Shares representing approximately 94.8% of the total voting power of the issued and outstanding shares of Company Common Stock entitled to be cast with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, entered into a support agreement with the Company and Parent (the “MCMI Support Agreement”), a copy of which is attached to this information statement as Annex B. Pursuant to the MCMI Support Agreement, MCMI agreed to, among other things, deliver a written consent (the “MCMI Written Consent”) covering all of the Shares owned by MCMI adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger. In accordance with the terms of the MCMI Support Agreement, immediately following the execution of the Merger Agreement, MCMI executed and delivered to the Company the MCMI Written Consent, which became effective on the Record Date. In addition, following the execution of the Merger Agreement, certain current and former directors and officers of the Company, holding, in aggregate, 12,228,451 shares of Class A Common Stock as of June 24, 2025, representing approximately 2.9% of the total voting power of all the issued and outstanding shares of the Company Common Stock entitled to vote on such matter (such individuals, together with MCMI, the “Supporting Stockholders”), delivered written consents, in their individual capacities as stockholders of the

Company, adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger (such written consents, together with the MCMI Written Consent, collectively, the “Written Consents”).
As a result, the stockholders approval required to consummate the Merger has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders as of the Record Date who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This information statement and the notice attached hereto constitute notice to the persons (other than the Supporting Stockholders) who were stockholders of the Company on the Record Date from the Company of action by the Written Consents, as required by Delaware law.
Opinion of Morgan Stanley & Co. LLC (page 27 and Annex C)
The Company retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide it with financial advisory services in connection with a possible sale of the Company and, if requested by the Company, a financial opinion with respect thereto. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the mortgage industry, market and regulatory environment and business and affairs of the Company. Morgan Stanley rendered to the Board at its special meeting on June 17, 2025, its oral opinion, subsequently confirmed by delivery of a written opinion dated June 17, 2025, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the consideration of $20.00 in cash per share of Class A Common Stock to be received by the holders of Class A Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of Class A Common Stock (other than Parent and its affiliates). Morgan Stanley noted that it understood that approximately 7.3% of the outstanding shares of Class A Common Stock was owned by affiliates of Parent at the time of its opinion.
The full text of the written opinion of Morgan Stanley, dated June 17, 2025, is attached as Annex C and incorporated by reference into this information statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Board and addresses only the fairness, from a financial point of view to the holders of Class A Common Stock (other than Parent and its affiliates) of the consideration of $20.00 in cash per share of Class A Common Stock to be received by such holders pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley expressed no opinion or recommendation as to how any stockholder of the Company should vote, consent, or otherwise act in connection with the Merger. The summary of Morgan Stanley’s opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion.
For a description of the opinion of Morgan Stanley, see the section entitled “The Merger — Opinion of Morgan Stanley & Co. LLC” beginning on page 27.
The Merger Agreement (page 44 and Annex A)
Conditions to Consummation of the Merger (page 57)
The obligations of each of the parties to consummate the Merger are subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Effective Time of the following conditions:
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delivery by MCMI of the MCMI Written Consent (which condition has been satisfied as described above);

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the receipt of all required regulatory approvals, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the receipt of approvals, or written indication of non-objection to the closing of the transactions contemplated by the Merger Agreement, including the consummation of the Merger, from Fannie Mae, Ginnie Mae and certain state governmental entities in jurisdictions in which the Company is licensed or registered to operate its mortgage origination and servicing businesses, without the imposition of any burdensome regulatory condition (together, the “Requisite Regulatory Approvals”);

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the absence of any provision of any applicable law or order that prohibits or restricts the consummation of the Merger; and

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at least 20 calendar days will have elapsed since this information statement has been mailed to the Company’s stockholders.

The obligations of the Parent Parties to effect the Merger are further subject to the fulfillment or waiver of the following conditions:
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the representations and warranties of the Company with respect to (i) the Company’s authorized, issued and outstanding capital stock (other than de minimis inaccuracies), (ii) absence of certain changes and events, (iii) the Company’s corporate organization, (iv) the Company’s corporate power and authority, (v) state takeover laws, (vi) the opinion rendered by Morgan Stanley and (vii) finders and brokers fees will be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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other than the representations and warranties mentioned in the bullet directly above, all of the Company’s other representations and warranties will be true and correct in all respects (read without giving effect to any materiality or Company Material Adverse Effect qualifiers) as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where such failure to be true and correct would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement —  Representations and Warranties” beginning on page 46);

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the Company having performed in all material respects all obligations, covenants and agreements required to be performed by it at or prior to the Closing Date;

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the Company having delivered to Parent a certificate, signed by its Chief Executive Officer or Chief Financial Officer, certifying that each of the conditions specified above has been satisfied; and

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no Requisite Regulatory Approval having resulted in the imposition of any burdensome regulatory condition.

The obligations of the Company to effect the Merger are also subject to the fulfillment or waiver of the following conditions:
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the representations and warranties of the Parent Parties with respect to (i) the Parent Parties’ organization or formation, (ii) the Parent Parties’ power and authority and (iii) finders and brokers fees, will be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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other than the representations and warranties mentioned in the bullet directly above, all of the Parent Parties’ representations and warranties will be true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifiers) as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which cases as of such earlier date) except where such failure to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect (as defined in the section entitled “The Merger Agreement — Representations and Warranties” beginning on page 46);

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the Parent Parties will have performed in all material respects all obligations, covenants and agreements required to be performed or complied with by them prior to the Closing Date; and

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Parent will have delivered to the Company a certificate, signed by an authorized officer, certifying that each of the conditions specified above has been satisfied.

Acquisition Proposals (page 53)
The Merger Agreement provides that the Company and its subsidiaries will not, and the Company will use reasonable best efforts to cause its representatives not to, directly or indirectly:
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initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal (as defined in the section entitled “The Merger Agreement — Acquisition Proposals” beginning on page 53);

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engage or participate in any negotiations with any person concerning any Acquisition Proposal;

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provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person relating to any Acquisition Proposal (except (i) to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of the Merger Agreement that are described in the section entitled “The Merger Agreement — Acquisition Proposals” or (ii) to clarify the terms and conditions of any Acquisition Proposal);

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approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement in connection with or relating to any Acquisition Proposal or that would require the Company to abandon, terminate or fail to consummate the Merger;

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approve, endorse or recommend any Acquisition Proposal; or

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resolve or agree to do any of the foregoing.

Notwithstanding the foregoing, prior to the Company’s receipt of the MCMI Written Consent, if the Company had received a bona fide Acquisition Proposal that did not result from a breach of the non-solicitation restrictions described above, the Company and its subsidiaries and representatives would have been permitted to, furnish or cause to be furnished, confidential or nonpublic information or data and engage or participate in negotiations or discussions with the person or group making such Acquisition Proposal if the Board, after consultation with its outside counsel and its financial advisors, determined in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law.
If the Board had determined in good faith after consultation with its outside counsel and financial advisors that such Acquisition Proposal was a Superior Proposal (as defined in the section entitled “The Merger Agreement — Acquisition Proposals” beginning on page 53) (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Acquisition Proposal), the Board would have been permitted to terminate the Merger Agreement if the failure to take such action would have been inconsistent with the Board’s fiduciary duties under applicable law, and the Company had paid to Parent the Company Termination Fee (as described in the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 59) prior to or concurrently with such action.
The Company did not receive an Acquisition Proposal after the signing of the Merger Agreement and prior to the receipt of the MCMI Written Consent and therefore is not permitted to terminate the Merger Agreement under the terms described above.
Termination of the Merger Agreement (page 58)
The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

In addition, the Merger Agreement may be terminated by either Parent or the Company if:
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the Merger is not consummated on or prior to 11:59 p.m., New York City time, on April 17, 2026 (the “Termination Date”), unless the principal cause of the failure of the closing to occur by such date is the failure of the party seeking to terminate the Merger Agreement. The Termination Date will automatically extend for one additional two-month period if any Requisite Regulatory Approvals have not then been obtained;

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any governmental entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; or

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any governmental entity of competent jurisdiction has issued or entered a final and nonappealable injunction or a similar legal prohibition enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger, and the principal cause of such legal prohibition is not the failure of the party seeking to terminate the Merger Agreement to perform or observe the obligations, covenants and agreements of such party set forth in the Merger Agreement.

The Merger Agreement also may be terminated by the Company if:
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there has been a breach by Parent or Merger Sub of the obligations, covenants or agreements or any of their representations or warranties (or any such representation or warranty will cease to be true) set forth in the Merger Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by Parent or Merger Sub (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the Closing Date, a failure of a condition precedent to the Company’s obligations to consummate the Merger and which is not capable of being cured within 30 days after the Company’s delivery of written notice thereof to the Parent Parties, provided that the Company is not then in material breach of the Merger Agreement;

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prior to the time of the delivery of the MCMI Written Consent (which, as noted above, was delivered to the Company immediately following the execution of the Merger Agreement), (i) the Company has complied with its obligations under the terms of the Merger Agreement on non-solicitation and recommendation change (as described in the section entitled “The Merger Agreement — Acquisition Proposals” beginning on page 53), and (ii) the Company pays, or causes to be paid, to Parent the Company Termination Fee (as described in the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 59) prior to or concurrently with such termination, and (iii) substantially concurrently with such termination, the Company enters into a definitive alternative acquisition agreement with the person or group that made a Superior Proposal; or

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prior to the Effective Time, (i) all of the conditions to the consummation of the Merger have been and remain fully satisfied or waived, other than those conditions that by their nature are to be satisfied by actions to be taken at the closing, (ii) the Company has irrevocably confirmed in writing to the Parent Parties that it is prepared to and stands ready, willing and able to consummate the Merger and that all of the conditions precedent to the Company’s obligation to consummate the Merger have been satisfied or irrevocably waived and (iii) the Parent Parties fail to effect the consummation of the Merger on or prior to the date that is three business days following the date on which the consummation of the Merger is otherwise required to occur pursuant to the terms of the Merger Agreement.

The Merger Agreement also may be terminated by Parent if:
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the MCMI Written Consent is not delivered to the Company within six hours following the execution of the Merger Agreement, as required by the terms of the Merger Agreement. As noted above, the MCMI Written Consent was delivered to the Company immediately following the execution of the Merger Agreement;

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the Company has willfully breached its obligations described in the section entitled “The Merger Agreement — Acquisition Proposals” in any material respect, made a recommendation change or entered into a definitive alternative acquisition agreement with the person or group that made a Superior Proposal; or

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there has been a breach by the Company of the obligations, covenants or agreements or any of their representations or warranties (or any such representation or warranty will cease to be true) set forth in the Merger Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by the Company (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the Closing Date, a failure of a condition precedent to the Parent Parties’ obligations to consummate the Merger and which is not capable of being cured within 30 days after the Parent’s delivery of written notice thereof to the Company, provided that the Parent Parties are not then in material breach of the Merger Agreement.

Termination Fees and Expenses (page 59)
In connection with the termination of the Merger Agreement, the Company may be required to pay Parent a termination fee (the “Company Termination Fee”) of $38,000,000, plus enforcement costs, if any:
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if (i) the Merger Agreement is terminated because, as detailed in the section entitled “The Merger Agreement — Termination Fees and Expenses”, (a) the Merger has not been consummated by the Termination Date, (b) the MCMI Written Consent was not delivered to the Company within six hours of the execution of the Merger Agreement or (c) a material and uncured breach by the Company of the obligations, covenants or agreements or any of their representations or warranties set forth in the Merger Agreement, (ii) prior to the date of such termination, an Acquisition Proposal is made to the Board or the Company’s management or becomes publicly disclosed; and (iii) within 12 months of such termination an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal is entered into;

•
if the Merger Agreement is terminated by Parent because the Company has willfully breached its obligations described in the section entitled “The Merger Agreement — Acquisition Proposals” in any material respect, made a recommendation change or entered into a definitive alternative acquisition agreement with the person or group that made a Superior Proposal; or

•
if the Merger Agreement is terminated by the Company prior to the delivery of the MCMI Written Consent because the Company concurrently therewith enters into a definitive Alternative Acquisition Proposal with respect to a Superior Proposal, provided that the Company has complied with its obligations described in the section entitled “The Merger Agreement — Acquisition Proposals.”

Parent may be required to pay the Company a reverse termination fee (the “Parent Termination Fee”) of $72,900,000, plus enforcement costs, if any:
•
if the Merger Agreement is terminated by Company because there has been a breach by Parent or Merger Sub of the obligations, covenants or agreements or any of their representations or warranties (or any such representation or warranty will cease to be true) set forth in the Merger Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by Parent or Merger Sub (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the Closing Date, a failure of a condition precedent to the Company’s obligations to consummate the Merger and which is not capable of being cured within 30 days after the Company’s delivery of written notice thereof to the Parent Parties, provided that the Company is not then in material breach of the Merger Agreement; or

•
if the Merger Agreement is terminated by the Company prior to the Effective Time, because (i) all of the conditions to the consummation of the Merger have been and remain fully satisfied or waived, other than those conditions that by their nature are to be satisfied by actions to be taken at the closing, (ii) the Company has irrevocably confirmed in writing to the Parent Parties that it is prepared to and stands ready, willing and able to consummate the Merger and that all of the conditions precedent to the Company’s obligation to consummate the Merger have been satisfied or irrevocably waived and (iii) the Parent Parties fail to effect the consummation of the Merger on or prior to the date that is three business days following the date on which the consummation of the Merger is otherwise required to occur pursuant to the terms of the Merger Agreement.

Interests of Our Directors and Executive Officers in the Merger (page 37)
You should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. These interests are described in more detail in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 37. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement. These interests may include the following, among others:
•
the accelerated vesting, cancellation and cash-out of outstanding equity-based awards;

•
for certain executive officers, entry into new employment agreements, as discussed in greater detail below;

•
for certain executive officers, eligibility to receive cash retention bonuses; and

•
the continued indemnification of directors and officers and the provision by the surviving corporation of the directors’ and officers’ liability insurance.

Treatment of Outstanding Equity Awards (page 45)
The Merger Agreement provides that:
•
each vested and unvested time-vesting restricted stock unit award (“Company RSU Award”) that is outstanding immediately prior to the Effective Time will be canceled in exchange for an amount in cash equal to the product of (i) the total number of Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, less applicable taxes;

•
each vested and unvested performance-based restricted stock unit award (“Company PSU Award”) that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to (i) the number of Shares underlying such Company PSU Award immediately prior to the Effective Time, (a) for any performance year or performance period that is incomplete or for which the applicable calculation date has not yet occurred, based on target level achievement of applicable performance goals, and (b) for any completed performance year, based on the determination and certification of the Board prior to the Effective Time, in each case, multiplied by (ii) the Merger Consideration, less applicable taxes; and

•
each dividend equivalent right associated with any Company RSU Award or Company PSU Award (the “Company Dividend Equivalents”) credited in the form of additional Company RSU Awards or Company PSU Awards will be treated in the same manner as the award to which such dividend equivalent rights relate immediately prior to the Effective Time.

U.S. Federal Income Tax Consequences of the Merger (page 41)
The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 41) will recognize gain or loss equal to the difference between (i) the amount of cash received (determined before deduction of any applicable withholding taxes) and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock.
For a more complete discussion of the material U.S. federal income tax consequences of the Merger, see the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 41.
Regulatory Approvals (page 43)
Consummation of the Merger is subject to the completion of certain governmental and regulatory clearance procedures, including the expiration or termination of the applicable waiting period under the HSR Act and the receipt of approvals, or written indication of non-objection to the closing of the transactions contemplated by the Merger Agreement, including the consummation of the Merger, without prior approval from Fannie Mae and Ginnie Mae and certain state governmental entities in jurisdictions in which the Company is licensed or registered to operate its mortgage origination and servicing businesses. The parties filed the required notifications with the Antitrust Division of the Department of Justice and the

Federal Trade Commission on July 23, 2025, and an early termination of the waiting period under the HSR Act was granted effective on August 7, 2025. In addition, the parties have submitted the required applications or notices, as applicable, to such federal and state governmental entities.
The parties are required under the Merger agreement to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the Merger Agreement and applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger, as soon as practicable, and to obtain as soon as practicable the Requisite Regulatory Approvals. The Merger Agreement provides that Parent will, and will cause its subsidiaries and certain of its affiliates to, to the extent necessary to obtain any Requisite Regulatory Approval, agree and commit to, and effectuate, any Remedies (as defined in “The Merger Agreement — Efforts to Complete the Merger” beginning on page 51) at the Company or its subsidiaries that would not, in the aggregate, be material and adverse to the Company and its subsidiaries (such Remedies other than those at the Company or its subsidiaries that would not, in the aggregate, be material and adverse to the Company and its subsidiaries, a “Burdensome Condition”). For a more complete discussion of Burdensome Conditions, see the section entitled “The Merger Agreement — Efforts to Complete the Merger” beginning on page 51.
Equity Commitment Letter and Limited Guarantee (page 54)
Concurrently with the execution of the Merger Agreement, and as a condition to the Company’s willingness to enter into the Merger Agreement, an affiliated fund of Bayview (the “Equity Investor”) executed and delivered (i) an equity commitment letter (the “Equity Commitment Letter”), pursuant to which, the Equity Investor has committed to provide capital to Parent with an aggregate equity contribution of up to approximately $1,283,000,000, subject to the terms and conditions set forth therein and (ii) a limited guarantee (the “Limited Guarantee”) in favor of the Company guaranteeing (x) the payment of the Parent Termination Fee and (y) the payment of certain costs, expenses and interest payable under the Merger Agreement, in each case, if and when such amounts are owed, payable and due in the event of the valid termination of the Merger Agreement, subject to a cap of $72.9 million and certain other additional limitations set forth therein.
Specific Performance (page 60)
The parties to the Merger Agreement have agreed that irreparable damage would occur if any provision of the Merger Agreement are not performed in accordance with the terms thereof and, accordingly, that the parties will be entitled to an injunction or injunctions exclusively in the courts chosen in the Merger Agreement to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions thereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. The parties acknowledge and agree that the right of specific performance contemplated by the foregoing is an integral part of the transactions contemplated by the Merger Agreement, and without that right, neither the Company nor Merger Sub would have entered into the Merger Agreement.
Appraisal Rights (page 62 and Annex D)
Pursuant to Section 262 of the DGCL, certain beneficial owners and holders of record of shares of Company Common Stock (other than the Supporting Stockholders) have the right to dissent from the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Company Common Stock determined in accordance with the DGCL, together with interest, if any, on the amount determined to be the fair value. The judicially determined fair value under Section 262 of the DGCL could be greater than, equal to or less than the $20.00 per share that our stockholders are entitled to receive in the Merger. The fair value of shares of Company Common Stock, as determined in accordance with the DGCL, may be more or less than the Merger Consideration to be paid to non-dissenting stockholders in the Merger. To preserve their rights, persons who wish to exercise appraisal rights must follow specific procedures. Dissenting beneficial owners and holders of record of shares of Company Common Stock must precisely follow these specific procedures set forth in Section 262 of the DGCL to exercise appraisal rights, or their appraisal rights will be lost. For a more complete discussion of these procedures, see the section entitled “Appraisal Rights” beginning on page 62 and the provisions of Delaware law that grant appraisal rights and govern such procedures attached as Annex D.
Market Price of Our Stock (page 61)
Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “GHLD.” The closing sale price of Class A Common Stock on the NYSE on June 17, 2025, which was the last trading day before we announced the Merger, was $15.72. The closing sale price of Class A Common Stock on the NYSE on May 23, 2025, the last trading day before Bayview MSR Opportunity Master Fund, L.P. (the “Bayview Fund”) and Bayview filed a Schedule 13D announcing it had communicated to the Company an interest in engaging in preliminary discussions regarding a broader commercial relationship and potential corporate transaction, including a merger, was $12.84. On September 19, 2025, the most recent practicable date before the date of this information statement, the closing price of Class A Common Stock on the NYSE was $19.90.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the section entitled “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain information incorporated by reference in this information statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 69.
Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition, pursuant to the terms of the Merger Agreement, of the Company by Parent, owned by Bayview. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent.

Q:
What will I receive as a result of the Merger?

A:
If the Merger is completed and you hold your shares through the Effective Time, you will receive $20.00 in cash, without interest and less any applicable withholding taxes, for each share of Company Common Stock that you own, unless you properly exercise, and do not withdraw or fail to perfect, your appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Common Stock, you will receive $2,000 in cash in exchange for your shares of Company Common Stock and less any applicable withholding taxes. After the completion of the Merger, you will not own shares in the surviving corporation.

Q:
When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the fourth quarter of calendar year 2025, although the Company cannot assure completion by any particular date, if at all.

Q:
What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, the Company’s stockholders will not receive any payment for their Shares in connection with the Merger. Instead, the Company will remain a publicly traded company, and shares of Class A Common Stock will continue to be traded on the NYSE. Under specified circumstances, if the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee of $38,000,000 plus enforcement costs, if any.

Q:
What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:
As a result of the execution and delivery of the MCMI Written Consent on June 17, 2025, the stockholders approval required to consummate the Merger has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. However, notwithstanding the foregoing, prior to the receipt of the MCMI Written Consent, under certain circumstances, if the Company had received an unsolicited Acquisition Proposal from a third party and the Board had determined that it constituted a Superior Proposal, the Board would have been permitted to terminate the Merger Agreement provided that the Company pays to Parent the Company Termination Fee (as described in the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 59). The Company did not receive an Acquisition Proposal after the signing of the Merger Agreement and prior to the receipt of the MCMI Written Consent and, as a result, the Company is not permitted under the Merger Agreement to negotiate unsolicited Acquisition Proposals or to terminate the Merger Agreement to enter into a Superior Proposal.
Q:
Why am I not being asked to vote on the Merger?

A:
Applicable Delaware law and the Merger Agreement require the adoption of the Merger Agreement by the holders of a majority of the total voting power of all the issued and outstanding shares of Company Common Stock entitled to vote in order for the Company to effect the Merger. As of the Record Date of June 17, 2025, there were 21,903,383 shares of Class A Common Stock and 40,333,019 shares of Class B Common Stock outstanding and entitled to vote. The requisite stockholder approval was obtained immediately following the execution of the Merger Agreement on June 17, 2025, when the MCMI Written Consent was delivered by MCMI, which owns 40,333,019 shares of Class B Company Common Stock constituting all of the outstanding Shares of Class B Common Stock and approximately 94.8% of the total voting power of the issued and outstanding shares of Company Common Stock entitled to vote on that date. The MCMI Written Consent became effective on the applicable Record Date of June 17, 2025. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:
Why did I receive this information statement?

A:
If you owned shares of Company Common Stock on the close of business on June 17, 2025, which is the date of the MCMI Written Consent and the record date for determining stockholders to receive this information statement, you are receiving this information statement because applicable laws and securities regulations require us to provide you with notice of the MCMI Written Consent, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement and the transactions contemplated thereby, including the Merger, or complete the Merger. If you held shares of the Company Common Stock on September 19, 2025, this information statement also constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex D. Upon completion of the Merger, the Company will send a second notice to the persons entitled thereto setting forth the effective date of the Merger as may be required by Section 262(d)(2) of the DGCL.

Q:
Did the Board approve and recommend the Merger Agreement?

A:
Yes. The Board carefully considered and evaluated the Merger, including, among other things, the opinion of the Board’s the financial advisor, Morgan Stanley, to the effect that, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the Merger Consideration to be received by the holders of Class A Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than Parent and its affiliates), as further described in the section entitled “The Merger — Opinion of Morgan Stanley & Co. LLC.” After such consideration, the Board: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) recommended adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Company’s stockholders by written consent in lieu of a meeting and (iv) submitted the adoption of the Merger Agreement, including the transactions contemplated thereby, including the Merger, to the Company’s stockholders for adoption by written consent in lieu of a meeting and established June 17, 2025 as the record date for purposes of such written consent.

Q:
What happens if I sell or otherwise transfer my shares before completion of the Merger?

A:
If you sell or otherwise transfer your shares of Company Common Stock, you will have transferred to the person that acquires your shares of Company Common Stock the right to receive the Merger Consideration and lose your appraisal rights. To receive the Merger Consideration or exercise your appraisal rights, you must hold your shares through completion of the Merger.

Q:
Should I send in my Company Common Stock certificates now?

A:
No. You will be sent a letter of transmittal with related instructions by a paying agent after completion of the Merger, describing how you may exchange your shares of Company Common Stock for the Merger Consideration. Please do NOT return your Company Common Stock certificate(s) to the Company. Holders of uncertificated shares of Company Common Stock (i.e., holders of Book-Entry Shares) will automatically receive the Merger Consideration, without interest and less any applicable withholding taxes, as promptly as practicable after the Effective Time without any further action required on the part of those holders.

Q:
Is the Merger subject to the fulfillment of certain conditions?

A:
Yes. Before the Merger can be completed, the Company and the Parent Parties must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 57 for more information.

Q:
What is the market price of Company Common Stock?

A:
The closing sale price of the Shares on September 19, 2025, the most recent practicable date before the date of this information statement, was $19.90 per share. You are encouraged to obtain current market quotations for Shares of the Company.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:
Yes. If you are a holder or “beneficial owner” (as defined in Section 262(a) of the DGCL) of Company Common Stock, you are entitled to appraisal rights under Delaware law in connection with the Merger if you meet certain conditions, which conditions are described in this information statement in the section entitled “The Merger — Appraisal Rights” beginning on page 41.

Q:
What effect will the Merger have on the Company?

A:
If the Merger is completed, Merger Sub will be merged with and into the Company, and the Company will continue to exist immediately following the Merger as a wholly owned subsidiary of Parent. Following the consummation of the Merger, shares of Class A Common Stock will be delisted and will no longer be traded on the NYSE or any other public market and the registration of shares of Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated.

Q:
What are the U.S. federal income tax consequences of exchanging my shares of Company Common Stock for cash pursuant to the Merger?

A:
Your exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received (determined before deduction of any applicable withholding taxes) and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock. You are urged to consult your own tax advisor regarding the tax consequences to you of exchanging your shares of Company Common Stock for cash pursuant to the Merger in light of your own particular circumstances. See the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 41 for more information.

Q:
Do any of the Company’s directors or executive officers have interests in the Merger that may differ from those of Company stockholders generally?

A:
You should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. These interests are described in more detail in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 37. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement.

Q:
Where can I find more information about the Company?

A:
We file periodic reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may access this information on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 69.

Q:
Who can help answer my other questions?

A:
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this information statement. We urge you to carefully read this entire information statement, including the documents we refer to in this information statement. If you have any questions, or need additional material, please feel free to contact our investor relations department at (858) 956-5130 or by email at investors@guildmortgage.net. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This information statement and the other documents referenced herein may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the Merger, financial condition, results of operations and business of the Company and certain plans and objectives of the Board. All statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this information statement and the annexes attached hereto are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature.
Forward-looking statements are based on the current expectations of the Company and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Important factors that could cause the Company’s actual results to differ materially from those expressed in or implied by forward-looking statements include, but are not limited to, the following: the expected timing and likelihood of completion of the pending merger transaction; the timing, receipt and terms and conditions of any required governmental approvals of the pending transaction that may impose materially burdensome or adverse regulatory conditions, delay the transaction or cause the parties to abandon the transaction; potential legal proceedings that may be instituted against the Company following announcement of the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the parties may not be able to satisfy the conditions to the pending transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, agents or business counterparties, and on its operating results and businesses generally; the risk that any announcements relating to the pending Merger could have adverse effects on the market price of the Company Common Stock; significant changes to the size, structure, powers, and operations of the federal government and uncertainties regarding the potential for future changes, could cause disruptions to the regulatory environment in which we operate and other risks detailed in our filings with the SEC, including “Item IA. Risk Factors” in the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as well as other filings the Company may make from time to time with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 69.
All forward-looking statements described herein are qualified by these cautionary statements, and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company made from time to time with the SEC.

THE PARTIES TO THE MERGER AGREEMENT
The Company
Guild Holdings Company
5887 Copley Drive
San Diego, CA 92111
Phone: (858) 956-5130
Founded in 1960 as GMC, LLC, the Company, incorporated in the State of Delaware, is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild operates in 49 states and the District of Columbia and is experienced in government-sponsored programs such as Federal Housing Administration, U.S. Department of Veterans Affairs, U.S. Department of Agriculture, down payment assistance programs and other specialized loan programs. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 69. Shares of Class A Common Stock trade on the NYSE under the symbol “GHLD.”
Parent
Gulf MSR HoldCo, LLC
4425 Ponce de Leon Blvd.
Coral Gables, Florida 33146
Facsimile: (305) 854-8880
Parent is a Delaware limited liability company that is owned by certain affiliates of Bayview. Parent was formed specifically for the Merger and conducts no other business. After the closing of the Merger, Parent will be the parent company of the Company.
Merger Sub
Gulf MSR Merger Sub Corporation
4425 Ponce de Leon Blvd.
Coral Gables, Florida 33146
Facsimile: (305) 854-8880
Merger Sub is a Delaware corporation that is a wholly owned subsidiary of Parent. Merger Sub was formed specifically for the Merger and conducts no other business. At the closing of the Merger, Merger Sub will be merged with and into the Company, with the Company surviving.

THE MERGER
Background of the Merger
The Board and management regularly review, assess and discuss the Company’s long-term strategies and objectives and consider ways to enhance the Company’s performance and prospects in light of competitive and other developments, all with the goal of increasing long-term value for the Company’s stockholders and delivering the best possible services and products to its customers.
As part of its strategy, from time to time, the Company has evaluated and, in some cases, acquired, or combined with, other companies. In addition, the Company has acquired specific assets of other companies to achieve its strategic goals. These efforts resulted in, for example, the merger between the Company and Residential Mortgage Services Holdings, Inc. in July 2021 and the acquisition by the Company of certain assets of Academy Mortgage Corporation in February 2024. These transactions enabled the Company to expand its presence in new and existing markets and acquire branches and experienced loan officers and other mortgage origination staff.
In October 2020, in order to allow its investors to realize proceeds from the sale of at least a portion of their investments in shares of the Company and potentially enhance the Company’s access to additional equity and debt capital, the Company completed an initial public offering (the “IPO”) of its shares of Class A Common Stock. Bayview Asset Management LLC (“Bayview”) invested in the IPO and beneficially owned approximately 4% of the Company’s total issued and outstanding shares of Class A Common Stock upon completion of the IPO.
Following the IPO through early 2025, from time to time David Ertel, the Chairman and Chief Executive Officer of Bayview, and Mr. Duffy discussed trends and developments in the mortgage industry. During these conversations, Mr. Ertel expressed satisfaction with Bayview’s equity investment in the Company and interest in potentially pursuing a broader commercial relationship or acquiring additional shares if any became available, and on occasion noted that if the Company were to consider engaging in a future business combination or other similar sale transaction, that Bayview might be interested in participating in those discussions depending upon the situation and market conditions. In these discussions, Mr. Ertel and Mr. Duffy did not discuss, and Bayview did not propose, terms on which Bayview would consider increasing its equity ownership of the Company or engaging in any such business combination. Mr. Duffy and Mr. Ertel also discussed the Company’s view that its share price was undervalued in part due to the low trading volumes of the Company’s Class A Common Stock following the IPO and the Company’s share price relative to its tangible book value being less than comparable publicly traded peer companies.
On November 12, 2024, Mr. Duffy met with the Chairman and Chief Executive Officer of a large public company mortgage servicer (“Strategic Buyer”). The meeting was generally focused on the mortgage industry and potential consolidation opportunities. In late November 2024, Strategic Buyer approached the Company and expressed an interest in engaging in discussions regarding a potential business combination transaction in which the Company’s stockholders would receive cash and stock of Strategic Buyer.
On December 6, 2024, Terry Schmidt, Chief Executive Officer of the Company, and David Neylan, President and Chief Operating Officer of the Company, met with the Chairman and Chief Executive Officer of Strategic Buyer and other members of Strategic Buyer’s management team in an introductory meeting to discuss the Company’s business and strategic initiatives.
On December 12, 2024, Strategic Buyer delivered to the Board a written non-binding framework for a potential transaction in which it would acquire 100% of Company Common Stock in a mixed stock and cash transaction. Without specifying a price, the written framework stated that the potential transaction would provide a premium to the Company’s then-current share price.
On December 23, 2024, the Board held a special meeting to discuss, among other matters, the interest expressed by Strategic Buyer in a potential transaction. Representatives of Ballard Spahr LLP, the Company’s regular outside counsel (“Ballard Spahr”), attended the meeting. At the meeting, the Board considered and discussed the potential terms and structure of a transaction with Strategic Buyer.

On December 27, 2024, the Company and Strategic Buyer entered into a confidentiality agreement on customary terms, including a customary standstill provision, and, starting on January 6, 2025, the Company made available to Strategic Buyer in a virtual data room certain limited documents designed to facilitate Strategic Buyer’s evaluation of a potential combination transaction and the price that it would be willing to offer.
On January 7, 2025, in an effort to increase the trading volume and share price of the Company’s Class A Common Stock, the Company filed a “shelf” registration statement on Form S-3 with the SEC to facilitate the sale of up to 48,499,632 shares of Class A Common Stock (including 40,333,019 shares of Class A Common Stock resulting from the conversion of the shares of Class B Common Stock beneficially owned by McCarthy Capital Mortgage Investors, LLC (“MCMI”), which beneficially owns 100% of the Company’s issued and outstanding shares of Class B Common Stock and a majority of the total voting power of the Company Common Stock) held by certain of the Company’s largest stockholders, including MCMI.
On January 14, 2025, members of the Company’s management, including Ms. Schmidt, Mr. Neylan and Desiree Kramer, Senior Vice President and Chief Financial Officer of the Company, met again with the Chairman and Chief Executive Officer of Strategic Buyer and other members of Strategic Buyer’s management team to continue discussions regarding Strategic Buyer’s evaluation of a potential transaction, including the Company’s business and the potential synergies that might be realized in a potential transaction.
On January 24, 2025, the Board held a special meeting to discuss the potential transaction with Strategic Buyer. Representatives of Ballard Spahr attended the meeting. Representatives of Sullivan & Cromwell LLP (“Sullivan & Cromwell”) were invited to join a portion of the meeting as the Company’s potential transaction counsel, and representatives of Morgan Stanley were invited to join a portion of the meeting as the Company’s potential financial advisor. Mr. Duffy introduced Sullivan & Cromwell and Morgan Stanley to the Board and provided an update regarding the due diligence completed by Strategic Buyer and recent meetings between the Company, including Mr. Duffy and Ms. Schmidt, and Strategic Buyer. A representative of Sullivan & Cromwell provided the Board with a summary of the directors’ fiduciary duties in the context of their evaluation of a potential transaction with Strategic Buyer, and the Board engaged in a detailed review and discussion of the benefits and risks of the potential transaction.
Shortly following the Board’s meeting on January 24, 2025, the Company began to work with Morgan Stanley as its financial advisor and Sullivan & Cromwell as its outside counsel, in each case, to assist the Company in connection with discussions with Strategic Buyer, the Company’s consideration of the financial, legal and regulatory implications of Strategic Buyer’s proposal, and the value to stockholders of any potential alternatives, including continuing as an independent company or a potential transaction involving the Company and Strategic Buyer. The Company selected Morgan Stanley and Sullivan & Cromwell to act as its advisors based on their respective qualifications, expertise and reputation.
On January 27, 2025, Strategic Buyer delivered to the Company a proposal to acquire 100% of the Company’s outstanding Company Common Stock in a mixed stock and cash business combination transaction based on a valuation of $18.00 per share of Company Common Stock. The proposal contemplated that Strategic Buyer would pay a majority of the consideration in Strategic Buyer’s common stock and that the holders of the Company’s Class A Common Stock and Class B Common Stock would receive the same form and amount of consideration.
On February 3, 2025, Morgan Stanley provided the Company with a disclosure letter regarding its relationships with the Company, Strategic Buyer, M-One and certain related entities, which letter was shared with the Board. Morgan Stanley provided the Company with updated disclosure letters on June 9, 2025 and June 14, 2025 to address its historical relationships with the Company, Bayview, M-One and certain related entities, which letters were also shared with the Board.
On February 3, 2025, the Board held a special meeting to discuss the possibility of pursuing a transaction with Strategic Buyer and to review and consider the terms of Strategic Buyer’s proposal. Representatives of Morgan Stanley, Sullivan & Cromwell and Ballard Spahr also attended this meeting. The Board considered and discussed the general landscape for mergers and acquisitions in the mortgage origination and servicing industry, including the potential opportunities for the Company to engage in mergers and acquisitions activity that could enhance long-term value for the Company’s stockholders. The Board also reviewed and discussed other potential counterparties that could engage in a business combination with, or otherwise acquire, the Company. The Board also discussed the increased liquidity that would be available to the Company’s stockholders following a potential transaction with Strategic Buyer. With the assistance of representatives of Morgan Stanley, the Board also engaged in a review and discussion of strategic alternatives, including continuing as an independent company, and the key benefits and risks of each course of action.
The Board also met in an executive session during the special meeting of the Board on February 3, 2025, with representatives of Sullivan & Cromwell present to discuss the directors’ fiduciary duties in the context of their evaluation of the potential transaction with Strategic Buyer and strategic alternatives available to the Company. The Board also discussed that, in the potential transaction under consideration with Strategic Buyer, MCMI would receive the same consideration as all minority stockholders of the Company and would not receive any benefit unique to MCMI that would not also be received by the Company’s minority stockholders.
On February 5, 2025, Mr. Neylan and the Executive Vice President and Chief Financial Officer of Strategic Buyer spoke regarding the operating models of both companies, in particular the Company’s loan production officers and other employees, in the context of the proposed transaction.
On February 21, 2025, the Board held a special meeting to continue its consideration of a potential transaction between the Company and Strategic Buyer. Representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting. The Board, with the assistance of management, reviewed and discussed the Company’s financial results for the 2024 fiscal year, as well as management’s budget and financial forecasts for fiscal years 2025 and 2026. The Board then considered and discussed with representatives of Morgan Stanley and Sullivan & Cromwell the key terms of a potential business combination transaction with Strategic Buyer. Such key terms included the structure and timeline of any potential transaction, the mix of stock and cash consideration payable to holders of Company Common Stock, the anticipated cost savings and synergies, and retention of the Company’s employees and loan production officers. The Board also met in an executive session on February 21, 2025 with representatives of Sullivan & Cromwell present to continue their discussion from the special meeting of the Board on February 3, 2025 regarding the directors’ fiduciary duties in the context of Strategic Buyer’s proposal.
On February 25, 2025, the Company made available to Strategic Buyer in a virtual data room various additional documents and other materials requested by Strategic Buyer to support its due diligence review of the Company and the potential transaction.
On February 27, 2025, Ms. Schmidt met with the Chairman and Chief Executive Officer of Strategic Buyer to discuss the potential transaction, including the status of Strategic Buyer’s due diligence.
On March 5, 2025, the Board and representatives of Morgan Stanley, Sullivan & Cromwell and Ballard Spahr met to continue the Board’s consideration of a potential transaction with Strategic Buyer. Representatives of Morgan Stanley provided the Board with an overview of Strategic Buyer’s business, financial position and geographic footprint, and the Board discussed preliminary financial information prepared by Morgan Stanley. The Board discussed potential approaches to seeking a higher price than the $18.00 per share price offered by Strategic Buyer and, after a lengthy discussion, the Board agreed that representatives of Morgan Stanley would approach representatives of Strategic Buyer to engage in price negotiations.
Following the March 5, 2025 Board meeting, the Company continued to provide Strategic Buyer with materials in support of its due diligence review of the Company and the potential transaction. On March 31, 2025, before representatives of Morgan Stanley engaged in any price negotiations with Strategic Buyer, Strategic Buyer announced that it had entered into an agreement to be sold to a larger market participant.
On April 7, 2025, following Strategic Buyer’s March 31, 2025 announcement that it had entered into a sale transaction, Mr. Duffy and Mr. Ertel discussed their respective reactions to the announcement and exchanged views on general industry trends. Mr. Ertel again expressed Bayview’s general interest in potentially increasing its equity ownership of the Company, including through the acquisition of shares of Company Common Stock indirectly owned by one of the limited partners of MCMI or in potentially pursuing a broader commercial relationship or considering a business combination with the Company if the Company were to consider such a transaction in the future. As before, Bayview did not propose terms on which Bayview would consider increasing its equity ownership of the Company or engaging in any other transaction, and Mr. Duffy reiterated that the Company continued to believe its Class A Common Stock was undervalued and, as a result, was not looking to issue additional shares of capital stock.
From April 7, 2025 through mid-May 2025, the Company and Bayview discussed the possibility of Bayview acquiring shares of Company Common Stock indirectly owned by a limited partner of MCMI. In early May 2025, Bayview asked Mr. Duffy to deliver a proposal to one of MCMI’s limited partners offering to acquire that limited partner’s indirect minority ownership interest in Company Common Stock for $13.00 per share, which proposal was rejected by MCMI’s limited partner.
On May 13, 2025, Mr. Ertel contacted Mr. Duffy to request a meeting between the Company’s and Bayview’s management teams to discuss the Company’s business, strategic initiatives and operating models. On May 15, 2025, certain members of Bayview’s management team and the Company’s management team, including Ms. Schmidt, met to discuss such matters.
On May 20, 2025, Mr. Ertel again expressed to Mr. Duffy Bayview’s interest in increasing its equity ownership of the Company and communicated Bayview’s interest in engaging in preliminary discussions regarding a broader commercial relationship and potential corporate transaction (which might include a significant minority investment, a merger resulting in the acquisition of all the Company’s outstanding capital stock, asset purchases or other business combinations) involving Bayview or its affiliates and the Company. Mr. Ertel suggested that Bayview would price any such business combination transaction at an amount equal to the Company’s tangible book value, which, at that time, represented a price of approximately $16.00 per share of Company Common Stock. Mr. Duffy informed Mr. Ertel that any price equal to the Company’s tangible book value was not acceptable and that any per share price proposed would have to be substantially higher for the Board to consider a potential business combination transaction.
On May 21, 2025, as a follow-up to the discussions the day before, Bayview informed the Company it was evaluating a preliminary indication of interest, subject to the completion of due diligence, to acquire the Company for $20.00 per share of Company Common Stock in cash and informed the Company that any such acquisition would not have any financing contingencies and would not require Bayview to obtain debt financing to fund the payment of the merger consideration. Bayview further informed the Company that any dividend paid by the Company to the holders of Company Common Stock between the date of the proposal and the closing of the transaction would reduce the purchase price. Bayview also indicated that in connection with any such acquisition, Bayview contemplated that the same form and amount of consideration would be paid to holders of the Company’s Class A Common Stock and Class B Common Stock, and that concurrently with the signing of a definitive agreement, MCMI would deliver, in its capacity as holder of the Company’s Class B Common Stock, a written consent irrevocably consenting to approval of the transaction. On the same day, Mr. Ertel also informed Mr. Duffy that Bayview would be required to file a Schedule 13D with the SEC.
On May 23, 2025, the Board held a special meeting to discuss the potential all-cash sale transaction with Bayview as described above. Representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting. The Board discussed the key differences between the terms of Bayview’s potential acquisition of the Company and Strategic Buyer’s earlier proposal. These key differences included the fact that Bayview’s preliminary indication of interest had contemplated a higher per share merger consideration in an all-cash transaction that would result in the Company operating as a private entity following the transaction, the complimentary businesses and operations of the Company and Bayview, including Bayview’s mortgage servicing affiliate, Lakeview Loan Servicing, LLC, and the long-standing relationship between the Company and Bayview stemming from Bayview’s initial investment in the Company’s IPO. The Board considered the benefits and risks associated with these differences. The Board also discussed that MCMI would receive the same consideration as all minority stockholders of the Company and would not receive any benefit unique to MCMI that would not also be received by minority stockholders of the Company. In evaluating the $20.00 per share price, the Board reviewed and discussed the Company’s historical share price since the IPO, including in relation to the Company’s tangible book value and trading multiples of publicly traded peers.

The Board also discussed during the May 23 special meeting the potential consequences of Bayview’s Schedule 13D filing, including the public disclosure of Bayview’s interest in a potential corporate transaction with the Company, and the potential effect of the Schedule 13D on the Company’s share price and employee and customer relationships. The Board considered the possibility that other potential acquirors might approach the Company with alternative transaction proposals after Bayview filed the Schedule 13D and that negotiating a potential transaction with Bayview on an expedited basis if the Board determined to move forward would mitigate risks to employee and customer relationships that could arise from the Schedule 13D filing. In considering this, the Board discussed the desirability of negotiating provisions in the merger agreement that would permit the Company to solicit and negotiate potentially superior proposals for a prescribed period of time after the signing of the merger agreement (a “go-shop provision”). The Board also discussed Bayview’s request that MCMI deliver a written consent immediately following the execution of the merger agreement adopting the merger agreement and approving the merger, thereby providing the stockholder approval required to consummate the merger. Following this discussion, the Board expressed its support for the Company’s management to explore a potential transaction with Bayview.
Subsequently, on May 23, 2025, Bayview filed a Schedule 13D with the SEC that, among other things, disclosed that Bayview beneficially owned approximately 7.3% of the Company’s total issued and outstanding shares of Class A Common Stock as of May 1, 2025, which was less than 1% of the total voting power of the Company’s outstanding Common Stock. Shortly thereafter, the Company published a press release confirming that it had been approached by Bayview and was engaging in friendly preliminary discussions regarding a broader commercial relationship and potential corporate transaction, which might include a significant minority investment, merger, asset purchases or other business combinations.
From May 23, 2025 through the June 17, 2025, execution of the merger agreement, members of the Company’s and Bayview’s management teams, as well as their respective advisors, met regularly to discuss the Company’s business and operations in connection with Bayview’s further consideration of (and due diligence regarding) a potential transaction. The Company’s management team also responded to due diligence requests from Bayview and its advisors and provided Bayview with additional due diligence information during this time.
On May 26, 2025, following the execution of a customary confidentiality agreement, which contained a customary standstill provision, the Company made available to Bayview in a virtual data room various documents and other due diligence materials to support Bayview’s due diligence review of the Company and the potential transaction.
On June 3, 2025, Ms. Schmidt and Mr. Neylan met with Mr. Ertel to continue to discuss the business and operations of the Company and the potential transaction.
On June 5, 2025, the Board held a special meeting to continue its consideration of the potential all-cash sale transaction with Bayview. Representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting. Ms. Schmidt provided the Board with an update regarding Bayview’s due diligence of the Company and the due diligence sessions that had occurred over the prior several days between the Company’s and Bayview’s management teams. Representatives of Morgan Stanley provided the Board with an overview of Bayview’s business, financial position and geographic footprint, and the Board discussed preliminary financial information prepared by Morgan Stanley. The Board also discussed potential approaches to seeking a higher offer price than the $20.00 per share price Bayview’s preliminary indication of interest had contemplated, including the value that would be obtained by the Company’s stockholders in receiving one or more dividends prior to the consummation of any potential transaction, and negotiating a go-shop provision. After a lengthy discussion, the Board determined that, although further negotiations on particular transaction terms would be necessary, there was sufficient alignment to support continued discussions, and agreed that Mr. Duffy would approach Mr. Ertel to engage in price negotiations. In addition, representatives of Sullivan & Cromwell summarized the Board’s fiduciary duties in the context of Bayview’s proposal.
Following the Board meeting on June 5, 2025, Mr. Duffy and Mr. Ertel discussed the Company’s proposal to include a go-shop provision in the merger agreement and to permit the Company to declare and pay special dividends to the holders of Company Common Stock prior to the closing of the potential transaction without resulting in a reduction of the $20.00 per share price. Mr. Ertel informed Mr. Duffy that Bayview was not willing to accept a go-shop provision of any type but would consider permitting a special dividend without reducing the per share price.
On June 6, 2025, representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”) sent an initial draft of the merger agreement to representatives of Sullivan & Cromwell. The initial draft of the merger agreement permitted the Board to authorize one special cash dividend of up to $0.25 per share prior to the consummation of the merger regardless of the date on which the merger occurred, without resulting in a reduction of the $20.00 per share price. Thereafter, representatives of Simpson Thacher and Sullivan & Cromwell began to negotiate the terms of the merger agreement and ancillary transaction documents, including the written consent to be delivered by MCMI immediately following the execution of the merger agreement, adopting the merger agreement and approving the merger, thereby providing the required stockholder approval to consummate the merger.
On June 10, 2025, the Board held a special meeting to discuss with representatives of Morgan Stanley and Sullivan & Cromwell the state of negotiations with Bayview and the advisability of reaching out to other potential parties that might be interested in a transaction with the Company. After a lengthy consideration of the directors’ fiduciary duties, the lack of outreach to the Company or Morgan Stanley from other potential acquirors of the Company following the filing of Bayview’s Schedule 13D and the Company’s subsequent press release and Bayview’s unwillingness to agree to a go-shop provision in the negotiation of the merger agreement, representatives of Morgan Stanley identified eight potential strategic and financial sponsor counterparties to potentially contact to gauge interest in an alternative transaction with the Company. After further discussions, the Board directed representatives of Morgan Stanley to reach out to all eight potential counterparties.
Subsequently, between June 11, 2025 and June 13, 2025, representatives of Morgan Stanley reached out on a no-names basis to all eight potential counterparties that had been discussed with the Board, none of which submitted an alternative transaction proposal or expressed significant interest in exploring a potential transaction with the Company.
On June 11, 2025, Mr. Duffy presented Mr. Ertel with multiple counterproposals with a higher per share price than the $20.00 per share price Bayview’s preliminary indication of interest had contemplated. After Mr. Ertel twice rejected those counterproposals, Mr. Duffy countered with a per share price of $20.10, which Mr. Ertel also rejected, stating that Bayview was not willing to consider any increase to the $20.00 per share price, which Bayview believed reflected a compelling premium to the Company’s trading share price and long-term value. However, Mr. Ertel informed Mr. Duffy that, in addition to the special dividend of up to $0.25 per share that Bayview had previously agreed to, Bayview was willing to permit the Board to authorize, if the merger was not consummated in 2025, quarterly cash dividends in 2026 through the consummation of the merger. Mr. Duffy and Mr. Ertel did not agree to the amount of any such 2026 quarterly dividends during this discussion. Mr. Ertel also informed Mr. Duffy that Bayview was not willing to accept a go-shop provision of any duration, that Bayview was concerned about the impact of a go-shop provision (including an extended period of deal uncertainty) on the Company’s ability to retain loan production officers, and that Bayview’s $20.00 per share offer price had assumed that the merger agreement would not permit a go-shop provision. Through June 17, 2025, the Company’s and Bayview’s management teams and their respective financial and legal advisors continued to negotiate and finalize the merger agreement and other transaction documents.
On June 13, 2025, Simpson Thacher sent a revised draft of the merger agreement that would permit the Board to authorize one special cash dividend of up to $0.25 per share in 2025 and, if the merger was not consummated in 2025, quarterly cash dividends equal to the lesser of $0.25 per share and an amount per share based on a portion of the Company’s adjusted net income as of the date the dividend was declared. After discussion, Bayview and the Company agreed that the Board would be permitted under the terms of the merger agreement to authorize a special cash dividend of up to $0.25 per share in 2025 and, if the merger was not consummated in 2025, quarterly cash dividends of up to $0.25 per share through the consummation of the merger.
On June 13, 2025, a privately held residential mortgage lender (“Unsolicited Bidder”) contacted a representative of Morgan Stanley on an unsolicited basis and expressed an interest in pursuing a transaction with the Company.

On June 14, 2025, the Board held a special meeting to review and consider the status of the potential transaction with Bayview and potential alternatives. Representatives of Morgan Stanley, Sullivan & Cromwell and Ballard Spahr also attended this meeting. Representatives of Morgan Stanley provided the Board with an overview of the discussion between Mr. Duffy and a representative of Morgan Stanley and Unsolicited Bidder regarding the latter’s interest in pursuing a transaction with the Company. The Board then engaged in a lengthy discussion regarding any potential transaction involving the Company and Unsolicited Bidder. During this discussion the Board considered the timing of any transaction with Unsolicited Bidder, the relative size of Unsolicited Bidder compared to the Company, a significant prior dispute that the Company had with Unsolicited Bidder and the Company’s ability to adequately retain loan production officers and other employees if the Company were to agree to any potential transaction with Unsolicited Bidder.
Following this discussion, representatives of Morgan Stanley provided the Board with an overview of the proposed Bayview transaction framework and financial terms, including the proposed transaction valuation. Representatives of Morgan Stanley then discussed certain financial considerations with respect to the proposed transaction, including the historical share price of Company Common Stock, and discussed certain pricing multiples implied by the proposed transaction. Representatives of Morgan Stanley also provided the Board with preliminary financial information relating to the proposed transaction and reviewed for the Board Morgan Stanley’s outreach to the eight other potential counterparties previously discussed, noting that of the parties with whom conversations had been held as of that date, none had expressed significant interest in exploring a potential transaction with the Company in response to such conversations. Representatives of Sullivan & Cromwell summarized the key terms of the then-current draft of the merger agreement.
The next day, on June 15, 2025, the Company received a non-binding proposal from Unsolicited Bidder to acquire the Company in an all-cash transaction based on a valuation of between $16.50 and $17.50 per share of Company Common Stock, which proposal would have required Unsolicited Bidder to obtain debt financing to fund the payment of the purchase price. On the morning of June 16, 2025, Mr. Duffy and a representative of Morgan Stanley discussed with Unsolicited Bidder the terms of Unsolicited Bidder’s proposal, and informed Unsolicited Bidder that the price offered in its proposal would not be acceptable and that a revised proposal would be required as soon as possible if the Company were to further consider any potential transaction with Unsolicited Bidder. Unsolicited Bidder did not submit a revised proposal following this discussion.
On the evening of June 17, 2025, the Board met to consider further the terms of the proposed merger and the entry into the merger agreement by the Company. Representatives of Morgan Stanley, Sullivan & Cromwell and Ballard Spahr also attended this meeting. Representatives of Sullivan & Cromwell and Morgan Stanley updated the Board on the status of the negotiations with Bayview and advised that the negotiations of the merger agreement and other definitive transaction documents were substantially complete. Mr. Duffy and a representative of Morgan Stanley summarized the terms of Unsolicited Bidder’s offer, noting Unsolicited Bidder’s lower price offer, which would require Unsolicited Bidder to obtain debt financing to fund the payment of the purchase price, and that Unsolicited Bidder had not submitted an improved financial offer. Representatives of Sullivan & Cromwell discussed the directors’ fiduciary duties in the context of their evaluation of the potential merger and strategic alternatives. This discussion included a detailed review and consideration of applicable Delaware law governing the directors’ fiduciary duties in all-cash sale of control transactions. Representatives of Morgan Stanley reviewed and discussed its financial analyses with respect to the proposed merger. Thereafter, at the request of the Board, Morgan Stanley rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion dated the same date) that, as of June 17, 2025 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the consideration of $20.00 in cash per share of Class A Common Stock to be received by the holders of Class A Common Stock pursuant to the merger agreement was fair from a financial point of view to such holders of Class A Common Stock (other than Bayview and its affiliates). The full text of Morgan Stanley’s opinion, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley in connection with the opinion, is attached as Annex C.
After further discussion and questions, including with respect to the Company’s historical share price since the IPO and evaluation of the $20.00 per share consideration relative to the price offers submitted by

Strategic Buyer and Unsolicited Bidder, the Company’s tangible book value and the trading multiples of publicly traded peers, the Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, (iii) recommended adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger, to the Company’s stockholders by written consent in lieu of a meeting and (iv) submitted the adoption of the merger agreement, including the transactions contemplated thereby, including the merger, to the Company’s stockholders for adoption by written consent in lieu of a meeting and established June 17, 2025 as the record date for purposes of such written consent.
Following the meeting of the Board on June 17, 2025, the Company and Bayview executed the merger agreement on the evening of June 17, 2025. Immediately thereafter, MCMI delivered its written consent adopting the merger agreement and approving the merger, thereby providing the required Company stockholder approval to consummate the merger.
The transaction was announced the morning of June 18, 2025, before the opening of the financial markets in New York, in a press release issued by the Company.
The Company’s Reasons for the Merger
In reaching the decision to determine that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and fair and in the best interests of the Company and its stockholders, to adopt and approve the merger agreement and the transactions contemplated thereby, including the merger, to recommend adoption and approval of the merger agreement and the transactions contemplated thereby to the holders of Company Common Stock by written consent in lieu of a meeting and to submit the adoption of the merger agreement to the Company’s stockholders for adoption by written consent in lieu of a meeting, the Board evaluated the merger agreement, the merger and the other matters contemplated by the merger agreement in consultation with the Company’s management, as well as with the Company’s legal and financial advisors, and considered a number of factors, including the following:
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the Board’s belief that the merger consideration of $20.00 per share of Company Common Stock provides stockholders with an attractive value for their shares of Company Common Stock in light of a number of factors, including an approximate 56% premium over the Company’s unaffected closing common stock price on May 23, 2025, the last trading day prior to the filing of Bayview’s Schedule 13D announcing its potential interest in a transaction with the Company, and a premium of approximately 27% to the Company’s tangible book value as of March 31, 2025;

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the merger consideration is all cash, which provides the Company’s stockholders with immediate certainty of the value and liquidity of their shares and enables the Company’s stockholders to realize the value that has been created at the Company while eliminating long-term business and execution risk;

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the likelihood that, if the transaction with Bayview was not consummated, the Company’s share price would continue to trade significantly below the merger consideration of $20.00 per share of Company Common Stock;

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the ability of the Board under the terms of the merger agreement to authorize a special cash dividend of up to $0.25 per share in 2025 (based on the Company’s cash on hand) and, if the merger is not consummated in 2025, quarterly cash dividends of up to $0.25 per share through the consummation of the merger;

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the fact that the payment of any such dividends will not result in an adjustment to the per share merger consideration;

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the Board’s belief that the per share merger consideration compares favorably to the potential long-term value of a share of Company Common Stock if the Company were to remain as a stand-alone entity after taking into account the risks and uncertainties associated with this alternative, and that there is no other reasonably likely alternative, including any alternative transactions, that would provide greater value to stockholders;

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the per share merger consideration of $20.00 per share of Company Common Stock in relation to the Company’s share price following the IPO and the Company’s tangible book value, including the range of historic multiples of the trading price of Company Common Stock to tangible book value of the Company, as compared to such multiples for companies considered by the Company to be in its peer group;

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the fact that, as described in “The Merger — Background of the Merger,” (i) the per share merger consideration payable by Bayview under the terms of the merger agreement exceeded the financial terms proposed by the Strategic Buyer, Unsolicited Bidder and Bayview in its prior discussions relating to the acquisition of shares of Company Common Stock indirectly owned by MCMI, (ii) representatives of Morgan Stanley contacted eight potential counterparties between June 11 and June 13, 2025 on a no-name basis, none of which expressed significant interest in exploring the potential opportunity described by such representatives of Morgan Stanley, and (iii) following the filing of Bayview’s Schedule 13D and the Company’s subsequent press release, only one potential counterparty, Unsolicited Bidder, made an unsolicited inquiry to the Company;

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the Board’s determination, based on the value, risk allocation, timing and other terms and conditions negotiated with Bayview, that the sale transaction with Bayview is more favorable to the Company than any other strategic alternative reasonably available to the Company, including continuing as an independent public company;

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the likelihood of consummating the proposed transaction with Bayview relative to pursuing other strategic alternatives;

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each of the Company’s and Bayview’s business, operations, prospects and legal and regulatory compliance;

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the current environment in the retail mortgage industry, including economic and financial market conditions and the interest rate and regulatory environments, increased operating costs resulting from regulatory and compliance mandates, increasing competition from banks, non-bank financial services and financial technology firms, and the likely effects of these factors on the Company’s potential growth, development, productivity and strategic options;

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the oral opinion of Morgan Stanley, subsequently confirmed in Morgan Stanley’s written opinion, that, as of the date of Morgan Stanley’s written opinion, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the consideration of $20.00 in cash per share of Class A Common Stock to be received by the holders of Class A Common Stock pursuant to the merger agreement was fair from a financial point of view to such holders of Class A Common Stock (other than Bayview and its affiliates). For more information, see the section entitled “The Merger — Opinion of Morgan Stanley & Co. LLC” beginning on page 27 of this information statement and the full text of the written opinion of Morgan Stanley, dated June 17, 2025, attached as Annex C, and incorporated by reference into this information statement;

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the support of MCMI, which beneficially owns 100% of the Company’s issued and outstanding shares of Class B Common Stock representing 65% of Company Common Stock on an as-converted basis and 94% of the total voting power of the issued and outstanding shares of Company Common Stock entitled to vote, for adopting the merger agreement and approving the transactions contemplated thereby, including the merger;

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the fact that MCMI would receive the same consideration as all minority stockholders of the Company and would not receive any benefit unique to MCMI that would not also be received by the Company’s minority stockholders;

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the delivery by Bayview of a limited guarantee, pursuant to which Bayview will guarantee Bayview’s payment of a $72,900,000 termination fee payable under the circumstances described below;

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the fact that appraisal rights are available to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL; and

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the terms of the merger agreement, which were the product of extensive arm’s-length negotiations, including:

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the limited number and nature of the conditions to the closing of the merger;

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the fact that the merger is not contingent on financing;

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the fact that financial support for the transaction must be provided pursuant to the terms of an equity commitment letter;

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the fact that Bayview must pay the Company a termination fee of $72,900,000 if the Company terminates the merger agreement following (i) a material uncured breach by Bayview of any of the obligations, covenants or representations or warranties contained in the merger agreement or (ii) failure of Bayview to effect the closing of the merger after the conditions to the closing of the merger are satisfied or waived and the Company has irrevocably confirmed in writing to Bayview that it is ready, willing and able to consummate the merger; and

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the fact that the Company is entitled to specific performance, subject to the terms and conditions of the merger agreement, to require Bayview to perform its obligations under the merger agreement.

The Board also considered the potential risks related to the transaction. The Board concluded that the anticipated benefits of combining with Bayview were likely to substantially outweigh these risks. These potential risks included:
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the diversion of management focus and resources from other strategic opportunities and operational matters while working to implement the transaction;

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that the stockholders will have no ongoing equity participation in the Company following the merger, will cease to participate in the Company’s future earnings, dividends or growth, if any, and will not benefit from increases, if any, in the value of the Company following the merger;

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certain anticipated merger-related costs;

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the risk that all conditions to the Company’s and Bayview’s obligations to consummate the merger, including obtaining the regulatory approvals required in connection with the merger, will not be satisfied on a timely basis or at all and that the merger therefore will be delayed or will not be consummated, and the risk that such regulatory approvals may impose unacceptable conditions;

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the effect that a failure to consummate the merger could have on the price of Company Common Stock and on the market’s perceptions of the Company’s prospects, resulting in a loss of value to stockholders;

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the potential delay in obtaining the requisite regulatory approvals and the possibility that regulatory approvals may not be obtained;

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the restrictions on the conduct of the Company’s business during the period between execution of the merger agreement and the consummation of the merger, which could potentially delay or prevent the Company from pursuing business opportunities that might arise or from taking certain other actions it might otherwise take;

•
certain other terms of the merger agreement, including that:

•
the Company is prohibited from soliciting alternative proposals; and

•
the Company must pay Bayview a termination fee of $38,000,000 if the Company terminates the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal with a third party or if the Company terminates the merger agreement because the Board has made a recommendation change;

•
the fact that the merger agreement restricts the Company’s ability to actively solicit acquisition proposals and only allows the Company to accept a superior proposal prior to the delivery of the MCMI written consent, which as described in the sections titled “The Merger — Background of the Merger” and “The Merger Agreement — Acquisition Proposals” on page 17 and page 53 of this information statement, respectively, was delivered immediately after the execution of the merger agreement;

•
the potential for legal claims challenging the merger;

•
the potential effect of the merger on the Company’s overall business, including its relationships with customers, employees, suppliers, and regulators; and

•
the other risks described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 15 of this information statement.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes certain factors considered by the Board. In reaching its decision to approve the merger agreement, the merger, and the other transactions contemplated by the merger agreement, the Board did not quantify or assign any particular weights to the factors considered, and individual directors may have given different weights to different factors. The Board considered all these factors as a whole, including discussions with, and questioning of, the Company’s management and the Company’s financial and legal advisors.
For the reasons set forth above, the Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, (iii) recommended adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger, to the Company’s stockholders by written consent in lieu of a meeting and (iv) submitted the adoption of the merger agreement, including the transactions contemplated thereby, including the merger, to the Company’s stockholders for adoption by written consent in lieu of a meeting and established June 17, 2025 as the record date for purposes of such written consent.
Certain directors and executive officers of the Company may have interests in the merger that are different from, or in addition to, the interests of stockholders of the Company generally and may create potential conflicts of interest. The Board was aware of these interests and considered them when evaluating and negotiating the merger agreement, the merger and the other transactions contemplated by the merger agreement, and in recommending to the Company’s stockholders that they approve and adopt the merger agreement by written consent in lieu of a meeting. See “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 37 of this information statement.
It should be noted that this explanation of the reasoning of the Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements” on page 15 of this information statement.
Opinion of Morgan Stanley & Co. LLC
The Company retained Morgan Stanley to provide it with financial advisory services in connection with a possible sale of the Company, and, if requested by the Company, a financial opinion with respect thereto. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the mortgage industry, market and regulatory environment and business and affairs of the Company. Morgan Stanley rendered to the Board at its special meeting on June 17, 2025, its oral opinion, subsequently confirmed by delivery of a written opinion dated June 17, 2025, that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the consideration of $20.00 in cash per share of Class A Common Stock to be received by the holders of Class A Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of Class A Common Stock (other than Parent and its affiliates). Morgan Stanley noted that it understood that approximately 7.3% of the outstanding shares of Class A Common Stock was owned by affiliates of Parent at the time of its opinion.
The full text of the written opinion of Morgan Stanley, dated June 17, 2025, is attached as Annex C and incorporated by reference into this information statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Board and addresses only the fairness, from a financial point of view to the holders of Class A Common Stock (other than Parent and its affiliates) of the consideration of $20.00 in cash per share of Class A Common Stock to be received by such holders pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley expressed no opinion or recommendation as to how any stockholder of the Company should vote, consent, or otherwise act in connection with the Merger.
The summary of Morgan Stanley’s opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion.
In connection with rendering its opinion, Morgan Stanley, among other things:
1)
reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
reviewed certain financial projections prepared by the management of the Company;

4)
discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
reviewed the reported prices and trading activity for Class A Common Stock;

6)
compared the financial performance of the Company and the prices and trading activity of Class A Common Stock with that of certain other publicly traded companies comparable with the Company and their securities;

7)
reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)
participated in certain discussions and negotiations among representatives of the Company and Parent and certain parties and their financial and legal advisors;

9)
reviewed a draft of the Merger Agreement dated June 17, 2025 and certain related documents; and

10)
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

Morgan Stanley noted that pursuant to the Merger Agreement, the Company may pay a dividend of up to $0.25 per share of Company Common Stock if the closing of the Merger occurs on or before December 31, 2025 and, if the closing of the Merger occurs on or after January 1, 2026, the Company may pay dividends of up to $0.25 per share of Company Common Stock each calendar quarter between January 1, 2026 and the closing of the Merger.
Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan

Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. In addition, Morgan Stanley did not express any view on, and Morgan Stanley’s opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the consideration of $20.00 in cash per share of Class A Common Stock to be received by the holders of shares of Class A Common Stock in the transaction or otherwise. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor were they furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, June 17, 2025. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley’s opinion was for the information of the Board in its capacity as such in connection with its consideration of the Merger.
The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated June 17, 2025. The various analyses summarized below were based on closing prices for Class A Common Stock as of June 16, 2025, the last full trading day preceding the day of the special meeting of the Board to consider and approve, adopt and authorize the Merger Agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and was directed by the Board to rely upon, among other matters, (1) certain financial projections prepared by the management of the Company (the “Management Projections”) and (2) certain estimates of equity research analysts relating to the Company (the “Street Consensus Projections”). The Management Projections are more fully described below in the section of this information statement captioned “The Merger — Certain Company Forecasts.” In accordance with direction from the Board, Morgan Stanley utilized the Management Projections in its financial analyses described below and the Street Consensus Projections in its comparable company analysis and precedent transactions analysis described below.
Comparable Company Analysis
Morgan Stanley compared certain financial information of Company with publicly available consensus earnings estimates for five other companies set forth in the table below that shared similar business characteristics to Company (the “Comparable Companies”).
For purposes of this analysis, Morgan Stanley analyzed the following statistics of the Company and each of the Comparable Companies for comparison purposes:
•
The ratio of price to tangible book value per share of common equity as of March 31, 2025 (“P/TBV”);

•
the ratio of price to estimated earnings per share of common equity for calendar year 2025, based on publicly available estimates (“P/2025E Earnings”); and

•
the ratio of price to estimated earnings for calendar year 2026, based on publicly available estimates (“P/2026E Earnings”).

The following table presents the results of this analysis:
	P/TBV	P/2025E Earnings	P/2026E Earnings
loanDepot, Inc.	1.0	N/A(1)	8.8
PennyMac Financial Services, Inc.	1.3	7.3	6.2
Rithm Capital Corp.	1.0	5.3	5.2
Rocket Companies, Inc.	3.6	44.3	17.6
UWM Holdings Corporation	4.0	17.6	8.2
Guild Holdings Company	0.8	7.4(2)	6.5(2)
Median (including the Company)	1.1	7.3	7.3

(1)
Consensus estimates for P/2025E Earnings is negative.

(2)
Based on median of consensus estimates provided by management of the Company as of June 16, 2025.

Multiples for the Company were based on the $12.84 unaffected closing price per share of Class A Common Stock on May 23, 2025 prior to the filing of the Schedule 13D by the Bayview Fund and Bayview relating to the Company (the “Unaffected Share Price”). Estimated tangible book value for Rocket Companies, Inc. was calculated on a pro forma basis assuming its acquisitions of Mr. Cooper Group Inc. and Redfin Corporation closed on March 31, 2025.
Based on the analysis of the relevant metrics for each of the Comparable Companies, Morgan Stanley selected a representative range of financial multiples of the Comparable Companies based on the medians set forth above plus or minus 1.0x and applied these range of multiples to the relevant Company financial statistic based on both the Management Projections and the Street Consensus Projections to derive ranges of implied value per share of Class A Common Stock as set forth in the following table:
	Company Statistic	Multiple Range	Implied Value Per Share Class A Common Stock
P/2025E Earnings
Street Consensus Projections	$1.74	6.3x – 8.3x	$11.06 – $14.55
Management Projections	$2.07	6.3x – 8.3x	$13.14 – $17.29
P/2026E Earnings
Street Consensus Projections	$1.98	6.3x – 8.3x	$12.54 – $16.50
Management Projections	$2.76	6.3x – 8.3x	$17.54 – $23.06
P/TBV	$15.77	0.8x – 1.3x(1)	$12.84 – $19.91

(1)
Selected range excludes outliers UWM Holdings Corporation and Rocket Companies, Inc.

Morgan Stanley compared theses ranges of implied value per share of Class A Common Stock with (i) $15.70, the closing price of Class A Common Stock on June 16, 2025, the last full trading day prior to the delivery of Morgan Stanley’s opinion (the “Current Share Price”), (ii) $12.84, the Unaffected Share Price and (iii) the merger consideration of $20.00 in cash per share of Class A Common Stock.
No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the businesses of the Company and the mortgage industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Analysis of Precedent Transactions
Morgan Stanley performed a selected precedent transactions analysis, which is designed to imply a value of a company, based on publicly available financial terms of selected transactions. Morgan Stanley selected six transactions in the mortgage originations sector announced since 2018 excluding De-SPAC transactions set forth in the table below (the “Selected Transactions”). For each Selected Transaction, Morgan Stanley noted the price to earnings (“P/E”) ratio disclosed in the merger presentation or press release for the transaction, if available, and the transaction value per share as a multiple of tangible book value per share, based on publicly available financial information, if available. The following table presents the results of this analysis:
Announcement Date	Buyer	Target	P/E	P/TBV
7/25/2024	Mr. Cooper Group Inc.	Flagstar Bank N.A.	N/A	N/A
5/10/2023	Mr. Cooper Group Inc.	Home Point Capital Inc.	N/A	0.5
4/14/2021	New Residential Investment Corp.	Acquire Caliber Home Loans, Inc.	4.7	1.0
2/16/2021	Western Alliance Bancorporation	Aris Mortgage Holding Company, LLC, the parent company of AmeriHome Mortgage Company, LLC	8.1	1.4
5/31/2018	Citizens Financial Group, Inc.	Franklin American Mortgage Company	N/A	1.1
2/13/2018	WMIH Corp.	Nationstar Mortgage Holdings Inc.	8.7	1.2
Based on its analysis of the relevant metrics for each of the Selected Transactions and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of implied financial multiples of the Selected Transactions and applied these ranges of multiples to the relevant financial statistic for the Company. The following table summarizes Morgan Stanley’s analysis:
Precedent Transaction Financial Statistics	Company Statistic	Multiple Range	Implied Value Per Share
P/2025E Earnings
Street Consensus Projections	$1.74	4.7x – 8.7x	$8.19 – $15.16
Management Projections	$2.07	4.7x – 8.7x	$9.73 – $18.01
Price to Tangible Book Value	$15.77(1)	0.5x – 1.4x	$8.47 – $22.08

(1)
As of March 31, 2025.

Morgan Stanley compared these ranges of implied value per share of Class A Common Stock with (i) $15.70, the Current Share Price, (ii) $12.84, the Unaffected Share Price and (iii) the merger consideration of $20.00 in cash per share of Class A Common Stock.
No company or transaction utilized in the precedent transaction analyses is identical to Company or the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Company, such as the impact of competition on the business of Company or the mortgage industry generally, industry growth and the absence of any adverse material change in the financial condition of Company, or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to estimate the implied equity value of a company by calculating the present value of the company’s after-tax levered free cash flows over a projection period and a terminal value for that company at the end of the projection period. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of Class A Common Stock on a standalone basis based on the Management Projections as described in the section entitled “The Merger — Certain Company Forecasts.”
To calculate the discounted fully diluted equity value for the Company, Morgan Stanley utilized (i) estimates of the Company’s after-tax levered free cash flow for calendar years 2025 and 2026 based on the Management Projections as described in the section entitled “The Merger — Certain Company Forecasts” and (ii) illustrative terminal values for the Company as of December 31, 2026. Based upon the application of its professional judgment and experience and review of the P/2025E Earnings and P/2026E Earnings multiples of the Comparable Companies from the Comparable Companies Analysis, Morgan Stanley calculated a range of illustrative terminal values for the Company as of December 31, 2026 by applying a range of price to earnings multiples of 6.3x to 8.3x to an estimate of the Company’s forward adjusted net income based on Management Projections for the Company. Based upon the application of its professional judgment and experience, Morgan Stanley then applied discount rates ranging from 9.6% to 11.6%, which were selected based on the Company’s estimated cost of equity. Based on the approximately 63.4 million outstanding shares of Company Common Stock on a fully diluted basis (including restricted stock and performance stock units) as provided by Company management, Morgan Stanley calculated an estimated range of implied values per share of Class A Common Stock as of March 31, 2025 of approximately $15.74 to approximately $21.09 per share and a total implied equity value of the company of approximately $1,000 million to approximately $1,325 million. Morgan Stanley compared this range of implied value per share of Class A Common Stock with (i) $15.70, the Current Share Price, (ii) $12.84, the Unaffected Share Price and (iii) the merger consideration of $20.00 in cash per share of Class A Common Stock.
Other Information
Morgan Stanley also observed the additional factors described below, which were not considered part of its financial analyses in connection with rendering its opinion, but were referenced solely for informational purposes:
•
Analysts’ Price Targets.   Morgan Stanley reviewed and analysed future public market trading price targets for Class A Common Stock prepared and published by seven equity research analysts between May 7, 2025, and June 4, 2025. These targets reflect each analyst’s estimate of the future public market trading price of Class A Common Stock. The range of equity analyst price targets for Class A Common Stock was $12.50 to $19.00. Morgan Stanley then calculated the range of discounted price targets for the Company by discounting such targets for one year. Based on an estimated midpoint cost of equity of 10.6% for the Company, Morgan Stanley calculated a range of discounted price targets of $11.30 to $17.18 per share of Class A Common Stock. Morgan Stanley compared these ranges of implied value per share of Class A Common Stock with (i) $15.70, the Current Share Price, (ii) $12.84, the Unaffected Share Price and (iii) the merger consideration of $20.00 in cash per share of Class A Common Stock. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for Class A Common Stock and these estimates are subject to uncertainties, including the future financial performance of Company and future financial market conditions.

•
Historical Trading Range.   Morgan Stanley reviewed the historic range of closing stock prices of Class A Common Stock for the 52-week period ending June 16, 2025, which indicated low and high closing prices of Class A Common Stock during such period of $12.10 to $17.19. Morgan Stanley compared this range of values per share of Class A Common Stock with (i) $15.70, the Current Share Price, (ii) $12.84, the Unaffected Share Price and (iii) the merger consideration of $20.00 in cash per share of Class A Common Stock.

In connection with the review of the Merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the merger consideration pursuant to the merger agreement from a financial point of view to holders of shares of Class A Common Stock (other than Parent and its affiliates) and in connection with the delivery of its opinion to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Class A Common Stock might actually trade.
The merger consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board. Morgan Stanley provided advice to the Company during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to the Company or that any specific merger consideration constituted the only appropriate merger consideration for the merger.
Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the merger consideration of $20.00 in cash per share of Class A Common Stock or of whether the Board would have been willing to agree to a different merger consideration.
The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Parent, M-One Capital Partners, LLC, formerly known as McCarthy Partners, LLC (“M-One”), Bayview, their respective affiliates or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided the Company financial advisory services and a financial opinion in connection with the Merger, and the Company agreed to pay Morgan Stanley a fee of approximately $14.6 million, a portion of which became payable upon the delivery of Morgan Stanley’s opinion and a portion of which is contingent upon completion of the Merger. The Company has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.
In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory and/or financing services for affiliates of Parent and have received fees of approximately $15 million in connection with such services. Morgan Stanley and its affiliates are also currently providing financing services to an affiliate of Parent and, as of the date of its opinion, were also being considered for a financial advisory mandate for an affiliate of Parent (for which it has subsequently been engaged), in each case, in connection with transactions that are unrelated to the Merger and not involving the mortgage origination or servicing sector. Morgan Stanley expects to receive customary fees in connection with such services, which combined fees are expected to be less, in the aggregate, than the fees to be received by Morgan Stanley in connection with the Merger. Morgan Stanley may also seek to provide financial advisory and financing services to Parent, the Company, M-One, Bayview and their respective affiliates in the future and would expect to receive fees for the rendering of these services. Morgan Stanley and its affiliates had not received any fees from the Company for financial advisory or financing services in the two years prior to the date of its opinion. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by M-One, Bayview or their respective affiliates or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by M-One, Bayview or their respective affiliates.
Required Stockholder Approval for the Merger; Record Date
The adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders holding a majority of the total voting power of all the issued and outstanding shares of Company Common Stock entitled to vote. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held on matters that such holders are entitled to vote. On June 17, 2025, the Record Date, there were 21,903,383 shares of Class A Common Stock and 40,333,019 shares of Class B Common Stock outstanding and entitled to vote.
On June 17, 2025, concurrently with the execution and delivery of the Merger Agreement, MCMI, holding, as of such date, in aggregate, Shares representing approximately 94.8% of the total voting power of the issued and outstanding shares of Company Common Stock entitled to be cast with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, entered into the MCMI Support Agreement, a copy of which is attached to this information statement as Annex B. Pursuant to the MCMI Support Agreement, MCMI agreed to, among other things, deliver the MCMI Written Consent covering all of the Shares owned by MCMI adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger. In accordance with the terms of the MCMI Support Agreement, immediately following the execution of the Merger Agreement, MCMI executed and delivered to the Company the MCMI Written Consent, which became effective on the Record Date. In addition, following the execution of the Merger Agreement, certain other Supporting Stockholders, holding, in aggregate, 12,228,451 shares of Class A Common Stock as of June 24, 2025, representing approximately 2.9% of the total voting power of all the issued and outstanding shares of the Company Common Stock entitled to vote on such matter, delivered written consents, in their individual capacities as stockholders of the Company, adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger.
As a result, the stockholder approval required to consummate the Merger has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. The Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger.
When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders as of the Record Date who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of the meeting was the record date for the action by consent. This information statement and the notice attached hereto constitute notice to the persons (other than the Supporting Stockholders) who were stockholders of the Company on June 17, 2025 from the Company of action by the Written Consents as required by Delaware law.
Certain Company Forecasts
The Company does not, as a matter of general practice, publicly disclose detailed internal projections of its future financial performance. The Company has, however, as part of its ordinary course strategic and business planning efforts prepared forecasts and projections for internal use. The Management Projections were prepared by the Company’s management in March 2025. The Management Projections were provided to Morgan Stanley for use in connection with performing its financial analyses summarized under the section entitled “The Merger — Opinion of Morgan Stanley & Co. LLC” above. A summary of certain elements of the Management Projections is set forth below.

	Management Projections Fiscal year ended December 31
	2025E	2026E
Mortgage Originations (billions)(1)	$29.2	$35.2
Net Revenue (millions)(2)	$1,112	$1,380
Gain on Sale Margin (bps)(3)	338	342
Adjusted EBITDA (millions)(4)	$205	$266
Adjusted EBITDA Margin(5)	18%	19%
Adjusted Net Income (millions)(6)	$131	$175
Adjusted Earnings Per Share(7)	$2.07	$2.76

(1)
Includes retail forward and reverse, brokered, wholesale and correspondent loans.

(2)
Includes loan origination fees and gain on sale of loans, gain on reverse mortgage loans held for investment and Home Equity Conversion Mortgage-Backed Securities (“HMBS”) related borrowings, loan servicing and other fees, interest income and other income, net of valuation adjustment of mortgage servicing rights and interest expense.

(3)
Represents loan origination fees and gain on sale of loans, net plus gain on reverse mortgage loans held for investment and HMBS-related borrowings, net divided by total originations, excluding brokered and wholesale loans, to derive basis points.

(4)
The Company defines adjusted EBITDA, a non-U.S. generally accepted accounting principles (“GAAP”) measure, as earnings before (i) interest expense on non-funding debt (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), (ii) taxes, (iii) depreciation and amortization and (iv) net income attributable to the non-controlling interests, and excluding (v) any change in the fair value measurements of our MSRs due to valuation assumptions, (vi) change in the fair value of contingent liabilities related to completed acquisitions, net of change in the fair value of notes receivable related to acquisitions and (vii) stock-based compensation. The Company excludes these items because it believes they are not reflective of the Company’s core operations or indicative of our ongoing operations.

(5)
The Company defines adjusted EBITDA margin, with respect to any period, as the ratio (expressed as a percentage) of (a) adjusted EBITDA of the Company for such period to (b) net revenue of the Company for such period.

(6)
The Company defines adjusted net income, non-GAAP measure, as earnings or loss attributable to Guild excluding (i) the change in the fair value measurements related to our mortgage servicing rights due to changes in model inputs and assumptions, (ii) change in the fair value of contingent liabilities related to completed acquisitions, net of change in the fair value of notes receivable related to acquisitions, (iii) amortization of acquired intangible assets and (iv) stock-based compensation. The Company excludes these items because it believes they are non-cash expenses that are not reflective of the Company’s core operations or indicative of our ongoing operations. Adjusted net income is also adjusted by applying an estimated effective tax rate to these adjustments. The Company excludes the change in the fair value of MSRs, a non-cash, non-realized adjustment to net revenues, from adjusted net income and adjusted EBITDA below because it is not indicative of the Company’s operating performance or results of operations. The change in fair value of MSRs is due to changes in model inputs and assumptions such as prepayment speed, discount rate, cost to service assumptions and other factors that impact the carrying value of our MSRs from period to period.

(7)
Based on 63.4 million shares of Company Common Stock, inclusive of 1.1 million shares of Company Common Stock underlying the RSUs and 0.1 million shares Company Common Stock underlying the PSUs. Earnings per share is the most directly comparable financial measure calculated and presented in accordance with GAAP for adjusted earnings per share, a non-GAAP measure.

The Management Projections were not prepared with a view to public disclosure and are included in this information statement only because such Management Projections were made available to Parent, Merger Sub and certain of their representatives in connection with their due diligence review of the Company, and because the Management Projections were made available to Morgan Stanley for use in connection with its financial analyses. The Management Projections were not prepared with a view to compliance with generally accepted accounting principles, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined or performed any procedures with respect to the Management Projections included above, nor have they expressed any opinion or any other form of assurance on such information, and they assume no responsibility for, and express no opinion on, the Management Projections.
The Management Projections included in this information statement have been prepared by the Company’s management and are subjective in many respects. Furthermore, the Management Projections do not take into account any circumstances or events occurring after the date they were prepared. The Management Projections are not fact and should not be relied upon as being indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information. The inclusion of the Management Projections herein should not be deemed an admission or representation by the Company, its advisors or any other person that it is viewed as material information of the Company, particularly in light of the inherent risks and uncertainties associated with such forecasts. Although this summary of the Management Projections is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to the Company’s management at the time. However, such variables, assumptions and estimates are inherently uncertain and many of them are beyond the control of our management. Because the Management Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Management Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Management Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Management Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in our Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q and the other reports filed by the Company with the SEC. For information on factors that may cause the Company’s future results to materially vary, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
There can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The inclusion of this information should not be regarded as an indication that the Board, the Company, Morgan Stanley, Parent, Parent’s representatives and affiliates or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results, nor should it be construed as financial guidance, and it should not be relied upon as such.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the date when the Management Projections, as applicable, were prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Management Projections are shown to be in error. By including in this document a summary of certain Management Projections, neither the Company nor any of its representatives or advisors (including Morgan Stanley) nor Parent, Parent’s representatives and affiliates makes any representation to any person regarding the ultimate performance of the Company or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.

Interests of Our Directors and Executive Officers in the Merger
The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.
Certain of the Company’s directors and executive officers, including Mr. Patrick J. Duffy (including through beneficial ownership of shares held by MCMI), Ms. Terry L. Schmidt and Ms. Mary Ann McGarry have beneficial ownership of Company Common Stock. Following the execution of the Merger Agreement, certain current and former directors and officers of the Company, holding, in aggregate, 12,228,451 shares of Class A Common Stock as of June 24, 2025, representing approximately 2.9% of the total voting power of all the issued and outstanding shares of the Company Common Stock entitled to vote on such matter. For a more complete discussion of the security ownership of the Company’s directors and executive officers, see the section titled “Security Ownership of Certain Beneficial Owners & Management” beginning on page 67.
For purposes of each of the pre-existing Company plans and agreements described below, the completion of the Merger will constitute a “change in control,” “change of control” or term of similar meaning with respect to the Company.
Management of the Company Following the Merger
Following the closing of the Merger, the current directors of the Company are expected to resign and the Company will continue to be led by certain members of its current management team. Ms. Schmidt, Ms. Desiree Kramer and Mr. David Neylan, each a current member of the Company’s management team, are expected to continue as management employees of the Company following the closing of the Merger, with Ms. Schmidt continuing to serve as the Company’s Chief Executive Officer.
Treatment of Outstanding Equity Awards
Accelerated Vesting, Cancellation and Cash-Out of Equity and Equity-Based Awards Granted by the Company
Certain of the Company’s directors and executive officers hold equity-based awards. Upon the Effective Time, these awards will be treated as follows:
•
each Company RSU Award that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash equal to (i) the total number of Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, less applicable taxes;

•
each Company PSU Award that is outstanding immediately prior to the Effective Time will be canceled and will only entitle the holder to receive an amount in cash equal to (i) the number of Shares underlying such Company PSU Award immediately prior to the Effective Time, (a) for any performance year or performance period that is incomplete or for which the applicable calculation date has not yet occurred, based on target level achievement of applicable performance goals, and (b) for any completed performance year, based on the determination and certification of the Board prior to the Effective Time, in each case, multiplied by (ii) the Merger Consideration, less applicable taxes; and

•
each Company Dividend Equivalent credited in the form of additional Company RSU Awards or Company PSU Awards will be treated in the same manner as the award to which such dividend equivalent rights relate immediately prior to the Effective Time.

For an estimate of the amounts that would be payable to each of the Company’s three (3) executive officers in respect of their unvested Company equity-based awards at the Effective Time see the section entitled “— Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” beginning on page 39. Based on the same assumptions set forth in such section, the estimated aggregate amount that would be payable to the Company’s six (6) non-employee directors (excluding, for clarity,

Ms. Schmidt, who is a named executive officer) in respect of their unvested Company equity-based awards at the Effective Time is $2,047,072.
Payments to Executives upon Termination Following the Merger
Executive Officer Employment Agreements
Each of the Company’s executive officers is currently party to an existing employment agreement with the Company.
In connection with the Merger, Guild Mortgage Company, LLC, a subsidiary of the Company (the “Employer”) entered into amended and restated employment agreements with each of its named executive officers, to become effective upon and subject to the occurrence of the Effective Time (the “Employment Agreements”). The Employment Agreements provide that Ms. Schmidt will continue to serve as Chief Executive Officer, Ms. Kramer will continue to serve as Senior Vice President, Chief Financial Officer, and Mr. Neylan will continue to serve as President and Chief Operating Officer (collectively, the “Executives”). The Employment Agreements each have a three-year term, which term renews in one-year increments thereafter, unless notice of non-renewal is provided at least 60 days prior to the completion of the applicable term (the “Notice Requirement”), and provide that each Executive will be entitled to continue to receive their current annual base salary and annual bonus opportunity. The Executives will also be entitled to an annual deferred incentive compensation opportunity equal to the annual bonus earned for the prior year, 50% of which will vest and be payable three years following grant and 50% of which will vest and be payable five years following grant (the “Deferred Compensation Awards”).
Pursuant to the Employment Agreements, upon an Executive’s termination by the Company without “Cause” or by Executive for “Good Reason” (each as defined in the Employment Agreement) or due to the Company’s failure to renew the Employment Agreement at the completion of the term thereof in accordance with the Notice Requirement, subject to the Executive’s execution and non-revocation of a release of claims and continued compliance with any applicable restrictive covenant obligations, the Executive will be entitled to severance equal to the Executive’s base salary as of the effective date of the Executive’s termination, payable in installments for a period of one year. Furthermore, in the event of such a qualifying termination, the Executive will remain eligible to receive a pro-rated portion of the annual bonus earned in the year of such termination based on actual performance, paid in a lump sum on the date such annual bonus is paid to similarly situated executives, and a pro-rated portion of their outstanding Deferred Compensation Awards. The Employment Agreements also include a one-year post-termination non-solicitation of service providers and, for Ms. Schmidt, a one-year post-termination non-solicitation of customers and one-year post-termination non-competition covenant.
The Employment Agreements define “Cause” as one of the following events or conditions, as determined by the Board in its reasonable judgment: (i) the Executive’s theft, dishonesty or misconduct that causes material and adverse financial or reputational harm to the Employer or any of its affiliates; (ii) the Executive’s failure to abide by the code of conduct or other material written policies of the Employer or any of its affiliates which have been delivered to the Executive; (iii) the Executive’s failure to perform any reasonable assigned duties or gross negligence or willful misconduct in the performance of the executive’s duties and responsibilities; (iv) any material breach by the Executive of the Employment Agreement or any other material agreement between the executive and the Employer or any of its affiliates, including, without limitation, the restrictive covenants set forth in the Employment Agreement; (v) the Executive’s commission of, or a plea of guilty or nolo contendere to, a felony or any other crime involving financial impropriety with respect to funds of the Employer or any of its affiliates or moral turpitude (or any other crime which would interfere with the Executive’s service to the Employer or any of its affiliates or which causes material and adverse financial or reputational harm to the Employer or any of its affiliates); or (vi) the Executive’s violation of any law regarding employment discrimination or sexual harassment/misconduct or any act which subjects the Employer or any of its affiliates to material payment or material settlement of any claim on the basis of sex, age, race or other discrimination or harassment/sexual misconduct; provided that none of the foregoing events will constitute “Cause” if such event is cured, if susceptible to cure (as determined by the Board), by the Executive within 30 days of the Executive’s receipt of written notice thereof from the Employer. If, within six months following the Executive’s termination of employment other than for

Cause, it is determined that the Executive’s employment could have been terminated for Cause, the Executive’s employment will be deemed for purposes of the Employment Agreement to have been terminated for Cause retroactively to the date the action or event giving rise to such Cause occurred.
The Employment Agreements define “Good Reason” as the occurrence of one of the following events to which the Executive did not consent in writing and that has not been cured within 30 days after written notice thereof has been given by the Executive to the Employer setting forth in reasonable detail the basis of the event (provided that such notice must be given to the Employer within 30 days of the Executive becoming aware of such condition): (i) a material reduction by the Employer in the Executive’s base salary or target annual bonus or target incentive compensation opportunity; (ii) a material diminution in the Executive’s position, authority, duties or responsibilities; (iii) a relocation of the Executive’s location of employment to more than 30 miles or, if applicable, outside the Executive’s place of residence; or (iv) the Employer’s material breach of any provision of the Employment Agreement or any other material agreement between the Executive and the Employer or any of its affiliates. Upon the occurrence of circumstances constituting Good Reason, the Executive may terminate the Executive’s employment with the Employer within 90 days after the Executive has actual knowledge of such occurrence(s) giving rise to Good Reason and the Executive must actually terminate employment with the Employer during this period to resign for Good Reason. The Executive’s continued employment during the 90-day period referred to in the foregoing sentence will not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason under the Employment Agreement.
Retention Bonus Agreements
Under the terms of the Merger Agreement, the Company or one of its affiliates may also enter into retention bonus agreements pursuant to which certain management members, including each of the Executives (the “Participants”), may receive a cash retention bonus, 50% of which will be paid within 30 days following the Closing Date, and the remaining 50% within 30 days following the first anniversary of the Closing Date, in each case subject to applicable tax withholdings (the “Retention Bonuses”). If a Participant’s employment is terminated by the Employer or other applicable employing entity of the Company without Cause (as defined in the Employment Agreements (which is the definition of Cause set forth above) or as otherwise provided in the applicable retention bonus award agreement), or, with respect to the Executives, an Executive terminates his or her employment for Good Reason (as defined in the Employment Agreement (which is the definition of Good Reason set forth above)) prior to the first anniversary of the Closing Date, such Participant will remain eligible to receive any unpaid portion of the Retention Bonus, subject to such Participant’s execution and non-revocation of a general release of claims. If a Participant’s employment terminates for any other reason before the first anniversary of the Closing Date, such Participant will forfeit any right to the Retention Bonus. If a Participant’s employment is terminated by the Employer or other applicable employing entity of the for Cause or an Executive terminates his or her employment without Good Reason, as applicable, after the first 50% of the Retention Bonus is paid and prior to the first anniversary of the Closing Date, such Participant will be required to promptly repay the first 50% of the Retention Bonus to the Company or its applicable affiliate. As of the date of this information statement, the Company (including any of its affiliates), has not entered into such retention bonus agreements with any of the Participants.
Annual Bonus
If the Effective Time occurs prior to the date in 2026 that annual bonus payments in respect of calendar year 2025 are paid in the ordinary course of business, then each Continuing Employee (as defined below) who participates in such annual bonus incentive plans, programs or arrangements, including the Executives, and remains actively employed through the required date set forth in the applicable plan, will receive an annual cash bonus in respect of calendar year 2025 with performance deemed achieved at no less than 100% of the target level.
Quantification of Potential Payments to Named Executive Officers in Connection with the Merger
In accordance with Item 402(t) of Regulation S-K under the Securities Act of 1933, the table below sets forth the estimated amount of compensation that is based on or otherwise relates to the Merger that may become payable or realized by each of the Company’s named executive officers (also, referred to herein as the Executives), assuming that:
•
the completion of the Merger occurs on September 5, 2025 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•
each named executive officer will experience a qualifying termination of employment immediately thereafter;

•
each named executive officer’s base salary, target cash bonus and outstanding equity awards will remain unchanged from those in place as of September 5, 2025; and

•
the Merger Consideration equal to $20.00 per share.

The Company’s named executive officers for purposes of the table below are (i) Ms. Schmidt, Chief Executive Officer, (ii) Ms. Kramer, Senior Vice President, Chief Financial Officer, and (iii) Mr. Neylan, President and Chief Operating Officer.
The amounts indicated below are estimates of amounts that would be payable to the named executive officers in connection with the completion of the Merger (as described above), and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this information statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. In addition, the amounts any named executive officer may be eligible to receive under the Company’s or its applicable affiliate’s go-forward arrangements have been excluded from the golden parachute table as bona fide post-closing arrangements.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Ms. Schmidt	1,514,384	5,134,217	6,648,601
Ms. Kramer	756,863	1,477,985	2,234,848
Mr. Neylan	1,100,860	2,727,737	3,828,597

(1)
Cash.   Represents the value of the cash (i) severance payments pursuant to the Employment Agreements and (ii) Retention Bonus payments pursuant to the retention bonus agreements. Such severance amount consists of (i) an amount of cash equal to the named executive officer’s base salary as of the effective date of the named executive officer’s termination, payable in installments for a period of one year, (ii) a pro-rated portion of the annual bonus earned in the year of such termination based on actual performance paid in lump sum, and (iii) a pro-rated portion of the named executive officer’s outstanding Deferred Compensation Awards (of which none are outstanding) paid in lump sum. Such severance amount, including the pro rata target annual bonus, has been calculated based on the assumption that each named executive officer experienced a qualifying termination of employment on September 5, 2025 and based on target bonuses. The severance amounts payable are “double trigger” in nature, which means that they are conditioned upon a qualifying termination of employment.

Officer	Salary ($)	Pro Rata Target Bonus ($)	Total ($)
Ms. Schmidt	750,000	764,384	1,514,384
Ms. Kramer	525,000	231,863	756,863
Mr. Neylan	630,000	470,860	1,100,860

(2)
Equity.   Represents the aggregate payments to be made in respect of Company RSU Awards, Company PSU Awards (based, for purposes of these calculations, on target performance) and Company Dividend Equivalents based on equity awards holdings as of September 5, 2025. The amounts in this column are “single trigger” in nature, which means that they will be payable to the named executive officers as of the completion of the Merger, subject to section 409A of the Code. Additional information regarding the treatment of such awards may be found in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger — Treatment of Outstanding Equity Awards” beginning on page 37.
Officer	Company RSU Awards ($)	Company PSU Awards ($)	Company Dividend Equivalents ($)	Total ($)
Ms. Schmidt	4,242,560	636,240	255,417	5,134,217
Ms. Kramer	1,217,620	187,140	73,225	1,477,985
Mr. Neylan	2,256,060	336,840	134,837	2,727,737
Appraisal Rights
Our stockholders and “beneficial owners” (as defined in Section 262(a) of the DGCL) who hold or beneficially own Company Common Stock (other than the Supporting Stockholders) have the right under Section 262 of the DGCL to dissent from the adoption of the Merger Agreement, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Company Common Stock determined in accordance with the DGCL. The fair value of shares of Company Common Stock, as determined in accordance with the DGCL, may be more or less than the Merger Consideration to be paid to non-dissenting stockholders in the Merger. To preserve their rights, persons who wish to exercise appraisal rights must follow specific procedures. Dissenting stockholders and beneficial owners must precisely follow these specific procedures set forth in Section 262 of the DGCL to exercise appraisal rights, or their appraisal rights will be lost. These procedures are described in this information statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex D. For a more detailed discussion on appraisal rights, see the section entitled “The Merger — Appraisal Rights” beginning on page 41.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Class A Common Stock.
U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of the anticipated U.S. federal income tax consequences to U.S. Holders of the exchange of shares of Company Common Stock for cash pursuant to the Merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary, and, to the extent applicable, proposed, Treasury Regulations promulgated thereunder, administrative pronouncements or practices and judicial decisions, all as in effect as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those summarized herein. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) or any other taxing authority with respect to any of the U.S. federal income tax consequences summarized herein, and there can be no assurance that the IRS will not challenge any of the consequences summarized herein, or that a court will not sustain any such challenge by the IRS.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares of Company Common Stock, you should consult your own tax advisor regarding the tax consequences of the exchange of shares of Company Common Stock for cash pursuant to the Merger.
This summary is for general information only and does not constitute tax advice. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances. In addition, this discussion does not apply to certain categories of holders that are subject to special treatment under the U.S. federal income tax laws, such as (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect mark-to-market treatment, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, (v) holders that exercise appraisal rights in connection with the Merger, (vi) holders that acquired shares of common stock in connection with the exercise of employee stock options or otherwise as compensation for services, (vii) holders that own shares of common stock as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, (viii) holders that are liable for the “alternative minimum tax” under the Code, (ix) U.S. Holders whose functional currency is not the United States dollar, (x) holders who are not U.S. Holders, or (xi) entities classified as partnerships. This discussion does not address any tax consequences arising under any state, local or non-U.S. tax laws, U.S. federal estate or gift tax laws or the Medicare tax on net investment income. In addition, this discussion applies only to holders that hold their shares of Company Common Stock as capital assets (generally, property held for investment).
STOCKHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION.
The Merger Will Be a Taxable Event
The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received (determined before deduction of any applicable withholding taxes) and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of common stock exchanged were held for more than one year as of the date of exchange. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deduction of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of shares of Company Common Stock (i.e., shares of common stock acquired for the same cost in the same transaction) exchanged for cash pursuant to the Merger.
Backup Withholding
Certain non-corporate stockholders may be subject to backup withholding at a rate of 24% on cash payments received in exchange for shares of Company Common Stock in the Merger. To prevent backup withholding, a Company stockholder must either provide a correct taxpayer identification number and certify that the stockholder is not subject to backup withholding under the Code by properly completing IRS Form W-9, which is included with the letter of transmittal, or establish a basis for exemption from backup withholding. Company stockholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption as described above will be subject to backup withholding on cash amounts received in connection with the Merger and may be subject to penalties imposed by the IRS. Amounts withheld pursuant to backup withholding are not an additional tax and may be refunded or credited against a Company stockholder’s U.S. federal income tax liability, provided that the stockholder timely furnishes the information outlined above to the IRS and other applicable requirements are satisfied.

Regulatory Approvals
Consummation of the Merger is subject to the completion of certain governmental and regulatory clearance procedures, including the expiration or termination of the applicable waiting period under the HSR Act and the receipt of approvals, or written indication of non-objection to the closing of the transactions contemplated by the Merger Agreement, including the consummation of the Merger, without prior approval from Fannie Mae and Ginnie Mae and certain state governmental entities in jurisdictions in which the Company is licensed or registered to operate its mortgage origination and servicing businesses. The parties filed the required notifications with the Antitrust Division of the Department of Justice and the Federal Trade Commission on July 23, 2025, and an early termination of the waiting period under the HSR Act was granted effective on August 7, 2025. In addition, the parties have submitted the required applications or notices, as applicable, to such federal and state governmental entities.
The parties are required under the Merger agreement to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the Merger Agreement and applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger, as soon as practicable, and to obtain as soon as practicable the Requisite Regulatory Approvals. The Merger Agreement provides that Parent will, and will cause its subsidiaries and certain of its affiliates to, to the extent necessary to obtain any Requisite Regulatory Approval, agree and commit to, and effectuate, any Remedies at the Company or its subsidiaries that would not, in the aggregate, impose a Burdensome Condition. For a more complete discussion of Burdensome Conditions, see the section entitled “The Merger Agreement — Efforts to Complete the Merger” beginning on page 51.
Transaction Litigation
As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. Such information can be found elsewhere in this information statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 69.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.
Consummation and Effectiveness of the Merger
The Merger will become effective upon Parent filing the certificate of merger with the Secretary of State of Delaware. The closing of the Merger will occur on the date that is the fifth business day after the satisfaction or waiver of the conditions to consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), or on such other date as the Company and Parent may mutually agree in writing.
Consideration to Be Received in the Merger
Upon consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Shares owned by the Company or Parent Parties, and Shares that are owned by stockholders that have perfected and not withdrawn a demand for appraisal rights, will automatically be canceled and converted into the right to receive $20.00 in cash, without interest and less any applicable withholding taxes, upon surrender of each respective share certificate to the paying agent (and automatically in the case of Book-Entry Shares). The Merger Agreement permits the Board to authorize a special cash dividend of up to $0.25 per share in 2025 (based on the Company’s cash on hand) and, if the Merger is not consummated in 2025, quarterly cash dividends of up to $0.25 per share through the consummation of the merger. The payment of any dividends will not result in an adjustment to the $20.00 per share merger consideration.

Dissenting Shares
Dissenting Shares will not be converted into the right to receive the Merger Consideration, but, instead, holders of Dissenting Shares will be entitled to payment of the fair value of such shares in accordance with Section 262 of the DGCL. If any such holder or beneficial owner of Dissenting Shares fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such person to be paid the fair value of such person’s appraisal shares under the DGCL will cease and such Dissenting Shares will be deemed to have been converted at the Effective Time into, and will have become, the right to receive the Merger Consideration without interest or any other payments and less any applicable withholding taxes. The Company will serve prompt written notice and copies to Parent of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to demands of appraisal, and Parent will have the opportunity to direct all negotiations and legal proceedings with respect to such demands. The Company will not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or approve any withdrawal of any such demands or agree to any of the foregoing.
Treatment of Outstanding Equity Awards
The Merger Agreement provides that:
•
each Company RSU Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for an amount in cash equal to the product of (i) the total number of Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, less applicable taxes;

•
each Company PSU Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to (i) the number of Shares underlying such Company PSU Award immediately prior to the Effective Time, (a) for any performance year or performance period that is incomplete or for which the applicable calculation date has not yet occurred, based on target level achievement of applicable performance goals, and (b) for any completed performance year, based on the determination and certification of the Board prior to the Effective Time, in each case, multiplied by (ii) the Merger Consideration, less applicable taxes; and

•
each Company Dividend Equivalent credited in the form of additional Company RSU Awards or Company PSU Awards will be treated in the same manner as the award to which such dividend equivalent rights relate immediately prior to the Effective Time.

Exchange Procedures
Prior to the Closing Date, Parent will appoint a bank or trust company reasonably acceptable to the Company to act as a paying agent for the purpose of effecting payments to the holders of Shares entitled to receive the Merger Consideration in accordance with the Merger Agreement. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the paying agent cash sufficient to allow the paying agent to pay the aggregate Merger Consideration (other than with respect to any Shares owned by the Company or Parent Parties or Dissenting Shares).
Promptly after the Effective Time and not later than five business days thereafter, the paying agent will mail to each holder of record of one or more certificates representing any Shares (except for Shares owned by the Company or Parent Parties or Dissenting Shares) whose Shares were converted into the right to receive Merger Consideration, a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented Shares of the Company Common Stock in exchange for the Merger Consideration. Holders of Book-Entry Shares will automatically receive the Merger Consideration, without interest and less any applicable withholding taxes, as promptly as practicable after the Effective Time without any further action required on the part of those holders.

Representations and Warranties
The Merger Agreement contains the following representations and warranties of the Company relating to, among other things:
•
due organization, valid existence, good standing, corporate power and authority to carry on its business and qualification to do business, including with respect to the subsidiaries of the Company;

•
capitalization of the Company, including in particular the number of shares of Company Common Stock, Class A Common Stock underlying Company’s restricted stock units (“RSUs”) and Class A Common Stock underlying Company performance stock units (“PSUs”);

•
corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement (subject to the requisite Company stockholder approval);

•
approval of the execution, delivery and performance of the Merger Agreement and the consummation of other transactions contemplated by the Merger Agreement, including the Merger, by the Board and the recommendation of the Board to the holders of Company Common Stock to vote for the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
governmental consents, approvals, authorizations or permits, actions, filings or notices required to be obtained or made by Company in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger;

•
absence of conflict, violation or default under the organizational or governing documents, applicable laws and contracts of the Company or its subsidiaries;

•
filing or furnishing of all forms, reports, schedules, registration statements, prospectuses, proxy statements and other documents required to be filed or furnished since January 1, 2023 by the Company with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

•
compliance of financial statements with applicable accounting requirements and SEC rules and regulations and preparation in accordance with GAAP;

•
establishment and maintenance of disclosure controls and procedures and internal controls over financial reporting as required by rules under the Exchange Act, and the absence of material complaints regarding accounting, or auditing matters since January 1, 2023;

•
absence of undisclosed liabilities except as (i) reflected or reserved against on the consolidated balance sheet of the Company on Form 10-Q for the March 31, 2025 fiscal quarter, (ii) incurred in the ordinary course of business since March 31, 2025 and (iii) incurred in connection with the Merger Agreement and the transactions contemplated therein;

•
absence of any undisclosed broker’s or finder’s fees;

•
compliance by the Company and its subsidiaries with applicable law;

•
possession of all licenses, registrations, franchises, certificates, variances, permits, certificates, approvals, orders, charters or authorizations necessary for the lawful conduct of the Company’s businesses and ownership of properties, rights and assets under and pursuant to each;

•
compliance with environmental laws and other environmental matters;

•
matters related to employee benefit plans and other plans and policies;

•
absence of any change or event and conduct of business in the ordinary course since December 31, 2024;

•
material contracts and the absence of breach of or default under material contracts;

•
absence of pending or, to the knowledge of the Company, threatened investigation or litigation with respect to or against the Company or its subsidiaries;

•
filing of tax returns, payment of taxes and other tax matters;

•
matters related to labor;

•
matters related to real property;

•
ownership and use of intellectual property;

•
matters related to data privacy and security;

•
matters related to related party transactions;

•
receipt of an opinion from Morgan Stanley (which opinion is more fully described under the section entitled “The Merger — Opinion of Morgan Stanley & Co. LLC” beginning on page 27);

•
matters related to the Company’s mortgage origination and servicing businesses, operations and personnel;

•
absence of violations by the Company or its subsidiaries or affiliates of any anti-bribery or anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977;

•
compliance with applicable state takeover laws; and

•
matters related to insurance.

The Merger Agreement also contains the following representations and warranties of Parent Parties:
•
due organization, valid existence, good standing, corporate power and authority to carry on its business and qualification to do business;

•
corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•
governmental consents, approvals, authorizations or permits, actions, filings or notices required to be obtained or made by Parent Parties in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger;

•
absence of conflict, violation or default under the organizational or governing documents, applicable laws and contracts of the Company or its subsidiaries;

•
absence of pending or, to the knowledge of Parent, threatened investigation or litigation with respect to or against the Parent Parties;

•
accuracy of information supplied by Parent in connection with this information statement;

•
receipt and acceptance of an Equity Commitment Letter from the Equity Investor and the sufficiency of the cash proceeds contemplated under the Equity Commitment Letter;

•
delivery of a limited guarantee by Parent to the Company;

•
the solvency of Parent, the Company and its subsidiaries;

•
capitalization of Merger Sub;

•
absence of required corporate proceedings of any Parent Party other than the approval of Parent as the sole stockholder of Merger Sub;

•
absence of any undisclosed broker’s or finder’s fees; and

•
matters related to ownership of Company Common Stock.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality,” “Company Material Adverse Effect” or “Parent Material Adverse Effect.”
The Merger Agreement provides that a “Company Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that has a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (provided, however, that, “Company Material Adverse Effect” will, subject to certain exceptions, not include any impact of:
•
changes or prospective changes in GAAP or applicable regulatory accounting requirements or the interpretations thereof;

•
any adoption, proposal or implementation of, or change or prospective change in, Laws or government policy, or interpretations or enforcement thereof by courts or other governmental entities;

•
changes in global, national or regional political, legal or regulatory conditions or in business, economic, financial or other market (including equity, credit, commodity and debt markets generally, as well as changes in interest or exchange rates, monetary policy or inflation) conditions affecting the industries in which the Company and its subsidiaries operate generally;

•
acts of war (whether or not declared), military activity, acts of armed hostility, civil disobedience, sabotage, terrorism, cyber-intrusion or other international or national calamity or any worsening or escalation of such conditions, including any shutdown of the U.S. federal government or its agencies or any such acts or conditions related to the conflict between the Russian Federation and Ukraine;

•
weather-related or other force majeure events, including hurricanes, earthquakes, tornados, naturally-global or national economic, monetary, financial or political conditions or the securities, credit or financial markets, including prevailing interest rates or exchange rates; occurring floods or other natural disasters or any epidemic, pandemic, disease, outbreak, health emergency or crisis or other public health conditions and or any worsening or escalation of any of the foregoing;

•
the negotiation, execution or announcement of the Merger Agreement, including any stockholder demands or stockholder litigation relating to the Merger Agreement or the transactions contemplated thereby and the impact thereof on the relationships of the Company and its subsidiaries with its customers, suppliers, vendors, employees or other persons (other than any breach of any representation or warranty related to the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement);

•
the identity of Parent or any of its affiliates as the acquiror of the Company;

•
the compliance with the terms of the Merger Agreement or the taking of any action (or the omission of any action) required by the Merger Agreement or otherwise at the written request or with the written consent of Parent; or

•
a decline, in and of itself, in the trading price of the Company’s stock, the failure, in and of itself, to meet revenue or earnings projections or any internal financial projections or any change or prospective change, in and of itself, in the credit rating of the Company (provided that the underlying causes of such decline, failure or change will be taken into account in determining whether a Company Material Adverse Effect has occurred, except to the extent otherwise excepted by this proviso).

With respect to certain items listed above, the effects such changes will be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if they have a materially disproportionate and adverse impact on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, as compared to other similarly situated companies in the industries and geographies in which the Company and its subsidiaries operate (in which case, only the incremental disproportionate adverse effect may be taken into account).
The Merger Agreement also provides that a “Parent Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that would or would reasonably be expected to, either individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or any of its subsidiaries to consummate the transactions contemplated by the Merger Agreement.
Conduct of Business by the Company Prior to Consummation of the Merger
During the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement (in accordance with its terms) or the Effective Time, except as (i) expressly required by the Merger Agreement, (ii) required by law or existing contracts that have been previously disclosed to Parent and set forth in the confidential disclosures delivered in connection with the Merger Agreement, (iii) consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or (iv) as set forth in the confidential disclosures delivered in connection with the Merger Agreement, the Company will, and will cause each of its subsidiaries to, use reasonable best efforts to (a) conduct its business in the ordinary course in all material respects and (b) preserve substantially intact its and their current business organization, goodwill and ongoing businesses and relationships with mortgage agencies, governmental entities, employees, lenders, vendors and others with material business relationships.
Further, during the period from the date of the Merger Agreement to the Effective Time or earlier termination of the Merger Agreement, except as (i) expressly required by the Merger Agreement, (ii) required by law or existing contracts that have been previously disclosed to Parent, (iii) consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or (iv) as set forth in the confidential disclosures the Company delivered in connection with the Merger Agreement, the Company will not, and will cause each of its subsidiaries not to:
•
incur (or guarantee) any indebtedness for borrowed money, other than pursuant to the existing company facilities, except in the ordinary course of business pursuant to applicable policies and procedures in effect as of the date of the Merger Agreement;

•
(i) enter into, originate, service, refinance or recapture any mortgage loan except in accordance with the Company and its subsidiaries’ underwriting, origination, collection, servicing and risk management methods, policies, procedures and practices in effect as of the date of the Merger Agreement or as may be subsequently amended or modified in accordance with clause (iii) below, (ii) write-off, modify, settle, waive or enforce (or fail to take such actions with respect to) any mortgage loan except in accordance with the applicable policies or (iii) materially amend or modify the applicable policies, except amendments or modification as required by regulation or policies imposed by any governmental entity and ordinary course changes to practices in response to standard changes in similar practices in the mortgage origination and servicing market;

•
make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any Shares or other shares of capital or voting stock or other equity of the Company or its subsidiaries, except (i) one dividend by the Company of up to $0.25 per Share in 2025, (ii) if the Closing Date occurs on or after January 1, 2026, a quarterly dividend by the Company of up to $0.25 per Share payable each calendar quarter between January 1, 2026 and the Closing Date, (iii) dividends paid by any of the Company’s subsidiaries to the Company or any of its wholly owned subsidiaries and (iv) the acceptance of Shares as payment for withholding taxes incurred in connection with the vesting or settlement of awards of the Company RSUs or Company PSUs, in accordance with past practice and the terms of the Company’s 2020 Omnibus Incentive Plan and award agreements thereunder;

•
issue, sell, transfer, encumber or otherwise permit to become outstanding any additional Shares or other shares of capital or voting stock or other equity of the Company or its subsidiaries (including securities convertible or exchangeable into the foregoing) or grant or enter into any options, warrants, or other rights of any kind to acquire any of the foregoing, except pursuant to the settlement of awards of the Company RSU Awards or Company PSU Awards which are outstanding as of the date hereof (or issued after the date hereof in accordance with the terms of the Merger Agreement), in accordance with their terms as in effect as of the date of the Merger Agreement;

•
sell, assign, transfer, mortgage, encumber, abandon, subject to liens (other than permitted liens), allow to lapse, fail to renew, license, lease or otherwise dispose of any of its material properties, rights or assets or any material business (including any mortgage servicing rights or the Company’s intellectual property), other than (i) sales (on a servicing released or servicing retained basis) of mortgage loans in the ordinary course of business or pursuant to contracts or agreements in force at the date of the Merger Agreement set forth in the confidential disclosures delivered in connection with the Merger Agreement, (ii) non-exclusive licenses granted with respect to the Company’s intellectual property in the ordinary course of business, and (iii) expirations of the Company’s registered intellectual property (excluding trademarks) at the end of statutory terms;

•
(i) acquire (whether by stock or asset acquisition, merger or otherwise) any other person (including an acquisition of new employees through an employee lift-out) or the property or assets of any other person, in each case, other than a wholly owned subsidiary of the Company, for aggregate consideration (including any assumption of liabilities and reasonably expected earn-out payments) (or with respect to any employee lift-out, the aggregate signing bonuses including any deferred payments) in excess of $5,000,000 for any one transaction or $10,000,000 in the aggregate, or (ii) form or enter into any joint venture, partnership or other similar agreement or arrangement;

•
except in the ordinary course of business, (i) terminate, materially amend, or waive any material provision of, any material contract, or (ii) enter into (or thereafter terminate, materially amend, or waive any material provision of) any contract that would constitute a material contract if it were in effect on the date of the Merger Agreement; provided, however, that the Company may renew or replace an existing contract in the ordinary course if such renewal or replacement is not reasonably expected to (a) materially reduce the business or economic benefits to, or (b) impose additional material obligations on, the Company or its subsidiaries and is terminable by the Company on ninety (90) days or less notice without any required payment or ongoing obligations (other than the payment of any outstanding payment obligation at the time of termination);

•
except as required under applicable Law or the terms of any company benefit plan, as applicable: (i) enter into, establish, adopt, materially amend or terminate any company benefit plan, or any arrangement that would be a company benefit plan, other than routine administrative amendments that would not materially increase the benefits provided thereunder or the cost thereof to the Company and its subsidiaries, (ii) materially increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its subsidiaries, other than increases to current employees in base salary or wages that is in the ordinary course of business consistent with past practice and with respect to an employee who is not an Executive Officer (as such term is defined in in Rule 3b-7 under the Securities Exchange Act of 1934) or division head, provided, any such increase(s) will not exceed 5% individually or 3% in the aggregate, (iii) pay, award or grant, or commit to pay, award or grant, any retention, change of control, sale or transaction bonuses, any new or increased severance eligibilities or entitlements, or any equity or equity-based award, or other incentive compensation, in each case, to any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its subsidiaries, or forgive any portion of any loan provided to such individuals, (iv) accelerate the payment, vesting or funding of or under any company benefit plan or of any compensation or benefit, (v) grant to any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its subsidiaries any right to reimbursement, indemnification or payment for any Taxes, including any Taxes incurred under Section 409A or 4999 of the Code, (vi) with respect to any company benefit plan, (a) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any company benefit plan or (b) except as may be required by GAAP, change any actuarial or other assumption used to calculate the funding obligations with respect to such company benefit plan or change the manner in which contributions are made or the basis on which contributions are calculated with respect to such company benefit plan, in each case, except in the ordinary course of business consistent with past practice, (vii) terminate the employment or services of any executive officer, other than for cause, or (viii) hire any executive officer (or promote or change the responsibilities of any executive officer (or employee who would be an Executive Officer after such change));

•
enter into, establish or adopt any collective bargaining or similar agreement with any union, works council, or other labor organization, or recognize any union, works council, or other labor organization as the representative of any of the employees of the Company or any of its subsidiaries;

•
settle any claim, suit, action or proceeding, except for such settlements with third parties that are not governmental entities and where (i) the amount paid in settlement does not exceed $1,000,000 individually or $3,000,000 in the aggregate (in each case excluding payment of any net insurance proceeds) and (ii) there are no adverse restrictions (or non-monetary obligations) binding on the Company or its subsidiaries that would be material to the business of Company or its subsidiaries or the surviving corporation after consummation of the Merger;

•
(i) amend the governing documents of the Company or its subsidiaries, (ii) adjust, split, combine or reclassify the Shares or any other any capital stock or (iii) merge or consolidate with any other person or liquidate or dissolve;

•
implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable law;

•
enter into any material new line of business;

•
(i) make, change or revoke any material tax election, (ii) change any tax accounting period, (iii) adopt or change any material tax accounting method, (iv) file any material amended tax return, (v) enter into any closing agreement with respect to taxes, (vi) settle or compromise any tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes, (vii) initiate or enter into any voluntary disclosure or similar agreement with, or request any ruling from, or otherwise voluntarily disclose information to any governmental entity with respect to any material taxes, or (viii) consent to any extension or waiver of the limitation period applicable to any taxes (other than extensions to file tax returns automatically obtained in the ordinary course of business);

•
make any loans, extensions of credit, or capital contributions to, or investments in, any person except (i) intercompany loans or capital contributions to a wholly owned subsidiary of the Company, (ii) loans or extensions of credit to employees in the ordinary course of business or (iii) mortgage loans in the ordinary course of business in accordance with the applicable policies;

•
make (or commit to make) any capital expenditures, except (i) as may be required pursuant to any material contract or (ii) any other capital expenditures not to exceed $7,500,000 in the aggregate;

•
make any material adverse change to the security or operation of the information technology assets used in its business or its posted privacy policies;

•
except for any Company benefit plan, enter into any contract; or

•
agree to take or make any commitment to take any of the actions in the bullets above.

Efforts to Complete the Merger
Under the terms of the Merger Agreement, the Company and Parent will cooperate with the other and use (and cause their respective subsidiaries and controlled affiliates to use) reasonable best efforts to:
•
take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable under the Merger Agreement and applicable law to consummate and make effective the Merger and the other transactions contemplated under the Merger Agreement as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•
obtain as soon as practicable the approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations, waivers, non-objections or other confirmations required to be obtained from any governmental entity which are necessary to consummate the Merger and the other transactions contemplated under the Merger Agreement, including the expiration or termination of applicable waiting periods under the HSR Act and the receipt of approvals, or written indication of non-objection to the closing of the transactions contemplated by the Merger Agreement, including the consummation of the Merger, from Fannie Mae, Ginnie Mae and certain state governmental entities in jurisdictions in which the Company is licensed or registered to operate its mortgage origination and servicing businesses (collectively, the “Requisite Regulatory Approvals”).

The Company and Parent have also agreed under the terms of the Merger Agreement to each submit (or cause their ultimate parent entity to submit) their respective Notification and Report Forms required under the HSR Act relating to the Merger as promptly as practicable and in no event later than 25 business days from the date of the Merger Agreement and to prepare and file such other materials as may be required to obtain the other Requisite Regulatory Approvals as promptly as practicable and in any event no later than 30 calendar days from the date of the Merger Agreement, unless Parent and the Company otherwise agree. The parties filed the required notifications with the Antitrust Division of the Department of Justice and the Federal Trade Commission on July 23, 2025, and an early termination of the waiting period under the HSR Act was granted effective on August 7, 2025. In addition, the parties have submitted the required applications or notices, as applicable, to such federal and state governmental entities.

In addition, the Company and the Parent Parties have agreed to:
•
prior to the closing, keep the other apprised of the status of matters relating to the completion of the Merger and the other transactions and work cooperatively in connection with obtaining all Requisite Regulatory Approvals required in connection with the transactions contemplated under the Merger Agreement; and

•
promptly inform the other party, and if in writing, furnish the other party with copies of any substantive communication from any governmental entity regarding the Merger, and provide the other party with the opportunity to participate in any meeting with any governmental entity in respect of any filing, investigation or other inquiry in connection with the Merger.

Parent has the right under the terms of the Merger Agreement, in consultation with the Company, to determine, devise, control, direct and implement the strategy, communications, and timing for, and make all material decisions relating to (and will take the lead in all meeting and communications with any governmental entity relating to), obtaining any Requisite Regulatory Approvals after considering in good faith all comments of the Company (and its counsel).
Neither the Parent, Merger Sub, nor their affiliates is required to, and the Company may not, without the prior written consent of Parent, take any action, or commit to take any action, or agree to any condition or limitation with respect to the Company, Parent, or their respective affiliates or the assets, categories of assets, permits, licenses, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein of the Company, Parent, or their respective affiliates in connection with obtaining any Requisite Regulatory Approvals or otherwise (collectively, “Remedies”). The Merger Agreement includes the below non-exhaustive list of Remedies:
•
proposing, negotiating, or committing to the sale, divestiture, or licensing of any assets, subsidiaries, or businesses of Parent, its affiliates, or subsidiaries (including the Company);

•
taking actions that limit or impact Parent’s or its affiliates’ or subsidiaries’ ability to retain operations, businesses, contracts, or assets;

•
entering into agreements or settlements to obtain necessary clearances, approvals, or resolve any orders from governmental entities that may affect the Merger or related transactions;

•
creating, terminating, or divesting relationships, contractual rights, or obligations, or allowing the termination of any Governmental Authorizations held by Parent, its affiliates, subsidiaries, or the Company; and

•
forfeiting or non-continuing any license, permit or approval.

Notwithstanding anything the foregoing, Parent is required under the terms of the Merger Agreement to, and cause its subsidiaries and controlled affiliates to, to the extent necessary to obtain any Requisite Regulatory Approval, agree and commit to, and effectuate, any Remedies at the Company or its subsidiaries that would not, in the aggregate, be material and adverse to the Company and its subsidiaries (such Remedies other than those at the Company or its subsidiaries that would not, in the aggregate, be material and adverse to the Company and its subsidiaries, a “Burdensome Condition”), so long as any such Remedy is conditioned upon, and will only take effect at or after, the consummation of the Merger. The Merger Agreement further provides that, other than the Company and its subsidiaries following the Merger, no affiliate of Parent (including the Equity Investor, Bayview Asset Management, LLC and any other investment funds or investment vehicles affiliated with, or managed or advised by, Bayview Asset Management, LLC or any portfolio company (as such term is commonly understood in the private equity industry) or investment of any such investment fund or investment vehicle (or any interest therein)) will be required to agree, commit to or effectuate any Remedies.
MCMI Written Consent
Immediately after the execution of this Agreement, in lieu of calling a meeting of the Company stockholders, the Company was obligated to use its best efforts to obtain the MCMI Written Consent and, promptly following the receipt of the MCMI Written Consent, and in no event later than six hours following the execution of the Merger Agreement, provide Parent with a copy of the MCMI Written Consent. Immediately following the execution of the Merger Agreement, the MCMI Written Consent was delivered on June 17, 2025.
Acquisition Proposals
The Company has agreed that, from and after the execution of the Merger Agreement and until the Effective Time, it will, and will cause its subsidiaries and its and their respective employees, officers and directors to (and will use its reasonable best efforts to cause its and their other representatives to) immediately cease and cause to be terminated any activities, discussions, or negotiations conducted or that may be ongoing before the date of the Merger Agreement with any person or its representatives with respect to any Acquisition Proposal.
From and after the execution of the Merger Agreement and until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has also agreed that it will not, and will cause its subsidiaries and its and their respective employees, officers and directors not to, and will use its reasonable best efforts to cause its and their other Representatives not to, directly or indirectly:
•
initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal;

•
engage or participate in any negotiations with any person concerning any Acquisition Proposal;

•
provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person relating to any Acquisition Proposal (except (i) to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of the Merger Agreement that are described in the section entitled “The Merger Agreement — Acquisition Proposals” or (ii) to clarify the terms and conditions of any Acquisition Proposal);

•
approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) in connection with or relating to any Acquisition Proposal or that would require the Company to abandon, terminate or fail to consummate the Merger;

•
approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; or

•
resolve or agree to do any of the foregoing.

However, if after the date of the Merger Agreement and prior to the Company’s receipt of the MCMI Written Consent, the Company had received a written bona fide Acquisition Proposal that did not result from or arise in connection with a material breach of the non-solicitation restrictions described above, the Company would have been permitted to furnish or cause to be furnished confidential or nonpublic information or data and engage or participate in negotiations or discussions with the person or group of persons making the Acquisition Proposal or its or their representatives if the Board, after consultation with its outside counsel and its financial advisors, determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law. The Company did not receive an Acquisition Proposal after the signing of the Merger Agreement and prior to the receipt of the MCMI Written Consent, which it received immediately following the execution of the Merger Agreement.
From and after the date of the Merger Agreement until the termination of the Merger Agreement, the Company will:
•
promptly (and, in any event, within twenty-four (24) hours) advise Parent following receipt of any Acquisition Proposal received by the Company, any subsidiary of the Company or any of their respective affiliates or any inquiry which would reasonably be expected to lead to an Acquisition Proposal and the substance thereof (including the material terms and conditions of and the identity of the Person or “group” making such inquiry or Acquisition Proposal);

•
provide Parent with an unredacted copy of any written requests, proposals or offers, draft agreements, including proposed agreements, and the material terms and conditions of any proposals or offers in connection with any such inquiry or Acquisition Proposal; and

•
keep Parent apprised of any material developments, discussions and negotiations related thereto on a reasonably current basis, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal.

Prior to the Company’s receipt of the MCMI Written Consent, the Company will promptly (and, in any event, within twenty-four (24) hours), following a determination by the Board that an Acquisition Proposal is a Superior Proposal (as defined below), which determination may only be made by the Board prior to the Company’s receipt of the MCMI Written Consent, notify Parent of such determination in writing.
Prior to the Company’s receipt of the MCMI Written Consent, if in response to an Acquisition Proposal made after the date of the Merger Agreement and prior to the Company’s receipt of the MCMI Written Consent that has not been withdrawn and that did not result from a material breach of the Company’s obligations described in this section, the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal is a Superior Proposal, the Board may make a recommendation change and/or the Company may terminate the Merger Agreement in order to enter into an alternative acquisition agreement with respect to such Superior Proposal and pay the Company Termination Fee. The Company did not receive an Acquisition Proposal after the signing of the Merger Agreement and prior to the receipt of the MCMI Written Consent, which it received immediately following the execution of the Merger Agreement.
For purposes of the Merger Agreement, an “Acquisition Proposal” means any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of the Company and its subsidiaries or twenty-five percent (25%) or more of the Company Common Stock, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of the Company Common Stock or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company and its subsidiaries.
For purposes of the Merger Agreement, a “Superior Proposal” means a bona fide written Acquisition Proposal that Parent, after consultation with its outside counsel and its financial advisors, determines in good faith, after taking into account all legal, financial, regulatory and other aspects of such proposal (including the amount, form and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in the Merger Agreement, expense reimbursement provisions, all conditions to consummation and other aspects of the proposal that the Board considers relevant) and the Person making the proposal, is (i) more favorable from a financial point of view to the Company’s stockholders than the Merger (taking into account any proposal by Parent to amend the terms of the Merger Agreement pursuant to the Merger Agreement) and (ii) reasonably likely to be consummated on the terms set forth therein; provided, however, that for purposes of the definition of Superior Proposal, references to “twenty-five percent (25%)” in the definition of Acquisition Proposal will be deemed to be references to “fifty percent (50%).”
Equity Financing
Parent has delivered to the Company a true and complete copy of the fully executed Equity Commitment Letter providing for an equity investment in Parent, subject to the terms and conditions therein, in the aggregate amount set forth therein. The Merger Agreement obligates each of Parent and Merger Sub to use its reasonable best efforts to take, or cause to be taken, all actions and to do all things necessary, proper or advisable to consummate and obtain, prior to the Effective Time, the funds committed pursuant to the Equity Commitment Letter (the “Equity Financing”).
Assuming the Equity Financing is funded in accordance with the Equity Commitment Letter and the satisfaction of the conditions to the consummation of the Merger, the net proceeds contemplated by the

Equity Commitment Letter will in the aggregate be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and any other amount required to be paid by Parent or Merger Sub in connection with the consummation of the Transactions, including any fees and expenses payable by Parent or Merger Sub pursuant to the Merger Agreement. The only conditions precedent or other contingencies related to the obligations of the Equity Investor to fund the full amount of the Equity Financing are those expressly set forth in the Equity Commitment Letter as of the date thereof.
The Merger Agreement also obligates each of Parent and Merger Sub to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy all conditions to funding that are applicable to each of Parent and Merger Sub in the Equity Commitment Letter (that are within its control), (iii) consummate the Equity Financing at or prior to the Closing, (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter. As of the date of the Merger Agreement, and assuming the satisfaction of the conditions to the consummation of the Merger, Parent did not have any reason to believe that any party to the Equity Commitment Letter will be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it, that the conditions to the Equity Financing in the Equity Commitment Letter will not otherwise be satisfied or that the full amount of the Equity Financing will not be available on the closing date.
Additionally, Parent and Merger Sub also agreed to give the Company prompt notice of, and keep the Company reasonably informed of, any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or Merger Sub becomes aware. As of the date of the Merger Agreement, no event had occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any party to the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated thereby being unavailable or delayed.
Parent has also agreed not to permit certain amendments, modifications, waivers or substitutions under the Equity Commitment Letter without the Company’s prior written consent. As of the date of the Merger Agreement, the Equity Commitment Letter in the form delivered to the Company was not amended or modified, no such amendment or modification was contemplated and none of the obligations and commitments contained in such Equity Commitment Letter had been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission was contemplated.
Under the Equity Commitment Letter, the Equity Investor has committed to provide capital to Parent with an aggregate equity contribution of up to approximately $1,283,000,000, subject to the terms and conditions set forth therein. In connection with the Equity Commitment Letter, the Equity Investor provided the Company with the Limited Guarantee in favor of the Company, guaranteeing (x) the payment of the Parent Termination Fee and (y) the payment of certain costs, expenses and interest payable under the Merger Agreement, in each case, if and when such amounts are owed, payable and due in the event of the valid termination of the Merger Agreement, subject to a cap of $72.9 million and certain other additional limitations set forth therein.
Employee Matters
For a period of one year following the Effective Time (the “Continuation Period”), Parent will provide, or will cause the surviving corporation to provide, to each employee of the Company or any of its subsidiaries as of the Effective Time who remains employed by Parent or any of its affiliates (including the surviving corporation and its subsidiaries) following the Effective Time (a “Continuing Employee”) with:
•
an annual base salary or base wage rate that is no less than that provided to such Continuing Employee by the Company and its subsidiaries immediately prior to the Effective Time;

•
target long-term cash incentive opportunities that are no less favorable in the aggregate compared to the target long-term equity incentive opportunities provided by the Company and its subsidiaries to such Continuing Employee immediately prior to the Effective Time;

•
other employee benefits (excluding equity and equity-based compensation, change-in-control, retention or transaction-related benefits and defined benefit pension and post-retirement welfare benefits) that are no less favorable in the aggregate compared to those (subject to the same exclusions as the foregoing) provided to such Continuing Employee by the Company and its subsidiaries immediately prior to the Effective Time; and
•
severance benefits as set forth in the confidential disclosures the Company delivered in connection with the Merger Agreement.

In addition, during the Continuation Period, Parent will cause the surviving corporation to maintain annual, quarterly and monthly bonus incentive plans, programs or arrangements for the benefit of the Continuing Employees in the ordinary course of business consistent with past practice, which is no less favorable than what was provided to such Continuing Employees by the Company and its subsidiaries immediately prior to the Effective Time; provided that if the Effective Time occurs prior to the date in 2026 that annual bonus payments in respect of calendar year 2025 are paid to employees of the Company and its subsidiaries in the ordinary course of business consistent with past practice, then Parent will cause the surviving corporation to pay to each Continuing Employee who participates in such annual bonus incentive plans, programs or arrangements and remains actively employed through the required date set forth in the applicable plan, an annual cash bonus in respect of calendar year 2025 with performance deemed achieved at no less than 100% of the target level; provided, further, that bonus payments will otherwise remain subject to the terms of the applicable plans.
Parent will further cause the surviving corporation to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under any applicable Parent or surviving corporation benefit plan, as if such service had been performed with the surviving corporation, except to the extent it would result in a duplication of benefits.
Indemnification and Insurance
The Merger Agreement provides that, from and after the Effective Time, the surviving corporation will and Parent will cause the surviving corporation to indemnify and hold harmless and advance expenses as incurred, in each case, to the fullest extent permitted by applicable law or provided under the Company’s certificate of incorporation and bylaws in effect on the date of the Merger Agreement and permitted by the applicable law all past and present directors, officers and employees of the Company and its subsidiaries for any costs or expenses, judgments, fines, losses or claims in connection with any actual or threatened claim or action arising out of, relating to or in connection with such person’s role as a director, officer or employee of the Company or its subsidiaries.
In addition, for a period of six years after the Effective Time, Parent will cause to be maintained in effect by the Company and its subsidiaries directors’ and officers’ liability insurance and fiduciary liability insurance covering acts or omissions occurring at or prior to the Effective Time provided, however, that after the Effective Time, Parent will not be required to pay annual premiums in excess of 300% of the current annual premium paid by the Company as of June 17, 2025 in respect of the coverage required to be obtained pursuant to the Merger Agreement, but in such case will maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to such cap on the premium. In lieu of the foregoing, Parent may obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the premium cap.
Other Covenants and Agreements
The Merger Agreement also contains additional covenants of the Company, including covenants relating to (i) Parent’s reasonable access to the Company’s records and representatives, subject to certain restrictions and in compliance with applicable law, (ii) the filing of this information statement, (iii) delisting and deregistration of the Company Common Stock, (iv) public announcements with respect to the transactions contemplated by the Merger Agreement and (v) the Company’s warehouse and other funding and financing facilities supporting its mortgage origination and servicing operations.
Conditions to Consummation of the Merger
The obligations of each of the parties to consummate the Merger are subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Effective Time of the following conditions:
•
delivery by MCMI of the MCMI Written Consent (which condition has been satisfied as described above);

•
the receipt of Requisite Regulatory Approvals;

•
the absence of any applicable law or order that prohibits or otherwise restricts the consummation of the Merger; and

•
at least 20 calendar days will have elapsed since this information statement has been mailed to the Company’s stockholders.

The obligations of the Parent Parties to effect the Merger are further subject to the fulfillment or waiver of the following conditions:
•
the representations and warranties of the Company with respect to (i) the Company’s authorized, issued and outstanding capital stock (other than de minimis inaccuracies), (ii) absence of certain changes and events, (iii) the Company’s corporate organization, (iv) the Company’s corporate power and authority, (v) state takeover laws, (vi) the opinion rendered by Morgan Stanley and (vii) finders and brokers fees will be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•
other than the representations and warranties mentioned in the bullet directly above, all of the Company’s other representations and warranties will be true and correct in all respects (read without giving effect to any materiality or Company Material Adverse Effect qualifiers) as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where such failure to be true and correct would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse;

•
the Company having performed in all material respects all obligations, agreements and covenants required to be performed by it at or prior to the Closing Date;

•
the Company having delivered to Parent a certificate, signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that each of the conditions specified above has been satisfied; and

•
no Requisite Regulatory Approval having resulted in the imposition of any burdensome regulatory condition.

The obligations of the Company to effect the Merger are also subject to the fulfillment or waiver of the following conditions:
•
the representations and warranties of the Parent Parties with respect to (i) the Parent Parties’ organization or formation, (ii) the Parent Parties’ power and authority and (iii) finders and brokers fees, will be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•
other than the representations and warranties mentioned in the bullet directly above, all of the Parent Parties’ representations and warranties will be true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifiers) as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which cases as of such earlier date) except where such failure to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect;
•
the Parent Parties will have performed in all material respects all obligations, covenants and agreements required to be performed or complied with by them prior to the Closing Date; and

•
Parent will have delivered to the Company a certificate, signed by an authorized officer, certifying to the effect that each of the conditions specified above has been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.
In addition, the Merger Agreement may be terminated by either Parent or the Company if:
•
the Merger is not consummated on or prior to 11:59 p.m., New York City time, on April 17, 2026, unless the principal cause of the failure of the closing to occur by such date is the failure of the party seeking to terminate the Merger Agreement. The Termination Date will automatically extend for one additional two-month period if any Requisite Regulatory Approvals have not then been obtained;

•
any governmental entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; or

•
any governmental entity of competent jurisdiction has issued or entered a final and nonappealable injunction or a similar legal prohibition enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger, and the principal cause of such legal prohibition is not the failure of the party seeking to terminate the Merger Agreement to perform or observe the obligations, covenants and agreements of such party set forth in the Merger Agreement.

The Merger Agreement also may be terminated by the Company if:
•
there has been a breach by Parent or Merger Sub of the obligations, covenants or agreements or any of their representations or warranties (or any such representation or warranty will cease to be true) set forth in the Merger Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by Parent or Merger Sub (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the Closing Date, a failure of a condition precedent to the Company’s obligations to consummate the Merger and which is not capable of being cured within 30 days after the Company’s delivery of written notice thereof to the Parent Parties, provided that the Company is not then in material breach of the Merger Agreement;

•
prior to the time of the delivery of the MCMI Written Consent (which, as noted above, was delivered to the Company immediately following the execution of the Merger Agreement), (i) the Company has complied with its obligations under the terms of the Merger Agreement on non-solicitation and recommendation change (as described in the section entitled “The Merger Agreement — Acquisition Proposals” beginning on page 53), (ii) the Company pays, or causes to be paid, to Parent the Company Termination Fee (as described in the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 59) prior to or concurrently with such termination, and (iii) substantially concurrently with such termination, the Company enters into a definitive alternative acquisition agreement with the person or group that made a Superior Proposal; or

•
prior to the Effective Time, (i) all of the conditions to the consummation of the Merger have been and remain fully satisfied or waived, other than those conditions that by their nature are to be satisfied by actions to be taken at the closing, (ii) the Company has irrevocably confirmed in writing to the Parent Parties that it is prepared to and stands ready, willing and able to consummate the Merger and that all of the conditions precedent to the Company’s obligation to consummate the Merger have been satisfied or irrevocably waived and (iii) the Parent Parties fail to effect the consummation of the

Merger on or prior to the date that is three business days following the date on which the consummation of the Merger is otherwise required to occur pursuant to the terms of the Merger Agreement.
The Merger Agreement also may be terminated by Parent if:
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the MCMI Written Consent is not delivered to the Company within six hours following the execution of the Merger Agreement, as required by the terms of the Merger Agreement. As noted above, the MCMI Written Consent was delivered to the Company immediately following the execution of the Merger Agreement;

•
the Company has willfully breached its obligations described in the section entitled “The Merger Agreement — Acquisition Proposals” in any material respect, made a recommendation change or entered into a definitive alternative acquisition agreement with the person or group that made a Superior Proposal; or

•
there has been a breach by the Company of the obligations, covenants or agreements or any of their representations or warranties (or any such representation or warranty will cease to be true) set forth in the Merger Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by the Company (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the Closing Date, a failure of a condition precedent to the Parent Parties’ obligations to consummate the Merger and which is not capable of being cured within 30 days after the Parent’s delivery of written notice thereof to the Company, provided that the Parent Parties are not then in material breach of the Merger Agreement.

Termination Fees and Expenses
In connection with the termination of the Merger Agreement, the Company may be required to pay Parent the Company Termination Fee of $38,000,000, plus enforcement costs, if any:
•
if (i) the Merger Agreement is terminated because (a) the Merger has not been consummated by the Termination Date, (b) the MCMI Written Consent was not delivered to the Company within six hours of the execution of the Merger Agreement or (c) there has been a breach by the Company of the obligations, covenants or agreements or any of their representations or warranties set forth in the Merger Agreement, which either individually or in the aggregate with all other breaches by the Company would constitute, if occurring or continuing on the Closing Date, a failure of a condition precedent to Parent and Merger Sub’s obligations in connection with the consummation of the Merger and such breach cannot be cured within 30 days following Parent’s delivery of written notice thereof to the Company, provided that neither Parent nor Merger Sub is then in material breach of the Merger Agreement, (ii) prior to the date of such termination, an Acquisition Proposal is made to the Board or the Company’s management or becomes publicly disclosed and (iii) within 12 months of such termination an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal is entered into;

•
if the Merger Agreement is terminated by Parent because the Company has willfully breached its obligations described in the section entitled “The Merger Agreement — Acquisition Proposals” in any material respect, made a recommendation change or entered into a definitive alternative acquisition agreement with the person or group that made a Superior Proposal; or

•
if the Merger Agreement is terminated by the Company prior to the delivery of the MCMI Written Consent because the Company concurrently therewith enters into a definitive Alternative Acquisition Proposal with respect to a Superior Proposal, provided that the Company has complied with its obligations described in the section entitled “The Merger Agreement — Acquisition Proposals.”

Parent may be required to pay the Company the Parent Termination Fee of $72,900,000, plus enforcement costs, if any:
•
if the Merger Agreement is terminated by Company because there has been a breach by Parent or Merger Sub of the obligations, covenants or agreements or any of their representations or warranties (or any such representation or warranty will cease to be true) set forth in the Merger Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by Parent or Merger Sub (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the Closing Date, a failure of a condition precedent to the Company’s obligations to consummate the Merger and which is not capable of being cured within 30 days after the Company’s delivery of written notice thereof to the Parent Parties, provided that the Company is not then in material breach of the Merger Agreement; or
•
if the Merger Agreement is terminated by the Company prior to the Effective Time, because (i) all of the conditions to the consummation of the Merger have been and remain fully satisfied or waived, other than those conditions that by their nature are to be satisfied by actions to be taken at the closing, (ii) the Company has irrevocably confirmed in writing to the Parent Parties that it is prepared to and stands ready, willing and able to consummate the Merger and that all of the conditions precedent to the Company’s obligation to consummate the Merger have been satisfied or irrevocably waived and (iii) the Parent Parties fail to effect the consummation of the Merger on or prior to the date that is three business days following the date on which the consummation of the Merger is otherwise required to occur pursuant to the terms of the Merger Agreement.

Amendment and Waiver
The Merger Agreement may be amended, modified or supplemented by an instrument in writing signed on behalf of each of the parties thereto at any time before the Effective Time, subject to compliance with applicable law; provided, however, that, after the Company’s receipt of the MCMI Written Consent, there may not be, without further approval of the stockholders of the Company, any amendment of the Merger Agreement that requires such further approval of the Company’s stockholders under applicable law.
Specific Performance
The Company and the Parent Parties have agreed that irreparable damage would occur if any provision of the Merger Agreement are not performed in accordance with the terms thereof and, accordingly, that the parties will be entitled to an injunction or injunctions exclusively in the courts chosen in the Merger Agreement to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions thereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. The parties acknowledge and agree that the right of specific performance contemplated by the foregoing is an integral part of the transactions contemplated by the Merger Agreement, and without that right, neither the Company nor Merger Sub would have entered into the Merger Agreement.
Governing Law
The Merger Agreement will be governed by and construed in accordance with the laws of the state of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction or the conflicts of laws principles of Delaware.

MARKET PRICE OF OUR STOCK
Shares of Class A Common Stock are listed for trading on the NYSE under the symbol “GHLD.” The following table sets forth, for the fiscal quarters indicated, on a per-share basis, the high and low sale prices for Class A Common Stock for the periods indicated as reported on the NYSE composite transactions reporting system.
	High	Low
Fiscal Year Ended December 31, 2023
Third Quarter	$12.83	$10.51
Fourth Quarter	$14.86	$10.38
Fiscal Year Ended December 31, 2024
First Quarter	$15.06	$13.18
Second Quarter	$15.90	$13.49
Third Quarter	$17.19	$13.83
Fourth Quarter	$16.15	$13.25
Fiscal Year Ended December 31, 2025
First Quarter	$15.93	$12.11
Second Quarter	$19.77	$12.10
Third Quarter (through September 19, 2025)	$20.16	$19.78
The closing sale price of shares of Class A Common Stock on the NYSE on June 17, 2025, which was the last trading day before we announced the Merger, was $15.72. The closing sale price of Class A Common Stock on the NYSE on May 23, 2025, the last trading day before the Bayview Fund and Bayview filed a Schedule 13D announcing it had communicated to the Company an interest in engaging in preliminary discussions regarding a broader commercial relationship and potential corporate transaction, including a merger, was $12.84. On September 19, 2025, the most recent practicable date before the date of this information statement, the closing sale price of shares of Class A Common Stock on the NYSE was $19.90.
In connection with the Merger, the Board may authorize a special cash dividend of up to $0.25 per share in 2025 (based on the Company’s cash on hand) and, if the Merger is not consummated in 2025, quarterly cash dividends of up to $0.25 per share through the consummation of the Merger.
Following the Merger, there will be no further market for Class A Common Stock.

APPRAISAL RIGHTS
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this information statement in its entirety as Annex D and incorporated herein by reference. Beneficial owners or holders of record of Shares intending to exercise appraisal rights should carefully review Annex D in its entirety. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.
Under the DGCL, beneficial owners (as defined in Section 262 thereof) and holders of record of Shares, as applicable, who have not consented to the adoption of the Merger Agreement have the right to demand appraisal of, and receive a cash payment equal to the “fair value” of their Shares, as determined by the Delaware Court of Chancery, together with interest, if any, thereupon, in lieu of the Merger Consideration, if they comply with the statutory procedures set forth in Section 262 of the DGCL (such rights, “Appraisal Rights”). To demand and perfect Appraisal Rights, a beneficial owner or record holder of Shares must precisely follow the procedures prescribed by Section 262 of the DGCL.
Section 262 of the DGCL is reprinted in its entirety as Annex D to this information statement. Set forth below is a summary description of Section 262 of the DGCL, intended only to serve as a brief summary of the material provisions of Section 262 of the DGCL in respect of the procedures that it requires an eligible holder or beneficial owner, as applicable, of Shares, to follow in order to perfect any Appraisal Rights such person might have. It is not intended, and any suggestion to the contrary is hereby expressly disclaimed, to constitute a complete statement of all applicable requirements or considerations in respect of Appraisal Rights, and it is qualified in its entirety by reference to the full text of Section 262 of the DGCL, as appears in Annex D to this information statement. All references in Section 262 of the DGCL and this summary to “stockholder” are to the record holder of the Shares as of immediately prior to the Effective Time as to which Appraisal Rights are asserted. All references in Section 262 of the DGCL and this summary to “beneficial owner” mean a person who is the beneficial owner of Shares held either in voting trust or by a nominee on behalf of such person immediately prior to the Effective Time. All references in Section 262 of the DGCL and this summary to “person” means any individual, corporation, partnership, unincorporated association or other entity. Failure to strictly comply with Section 262 of the DGCL will result in the loss of Appraisal Rights.
Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the constituent corporation, before the Effective Time, or the surviving corporation, within 10 days after the Effective Time, must notify the holders of any class or series of stock of such constituent corporation who are entitled to Appraisal Rights that such rights are available and must include in each such notice a copy of Section 262 of the DGCL, or alternatively, information directing the recipients thereof to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This information statement constitutes such notice of the availability of Appraisal Rights pursuant to Section 262(d)(2) of the DGCL, attached hereto as Annex D, is Section 262 of the DGCL. A copy of the applicable statutory provisions is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Any stockholder or beneficial owner of Shares who wishes to exercise such Appraisal Rights, or who wishes to preserve the option to exercise any such rights, should review the following discussion and Annex D carefully, as failure to timely comply with all applicable requirements will result in the loss of such Appraisal Rights, including the option to exercise such rights on an as yet undetermined date.
In order to exercise Appraisal Rights, a holder or beneficial owner of Shares must have owned or held such Shares continuously, from the Effective Time, and must submit to the Company a written demand for appraisal of their Shares no later than 20 days after the date of mailing of the information statement (which includes the notice of written consent and appraisal rights), or October 12, 2025. A stockholder or beneficial owner’s demand for appraisal must reasonably inform the Company of the identity of the stockholder or beneficial owner making the demand and that such stockholder or beneficial owner intends to thereby demand appraisal of such stockholder’s or beneficial owner’s Shares. Any such demand for appraisal should be executed by or on behalf of the holder of record of Shares for which appraisal is demanded, fully and correctly, as the stockholder’s name appears on the Company’s books and records and state that the person intends to thereby demand appraisal of such stockholder’s Shares in connection with the Merger. The demand may also be made by a beneficial owner of Shares if, in addition to satisfying the foregoing requirements, (i) such beneficial owner continuously owns such Shares through the Effective Time and otherwise satisfies the requirements for appraisal applicable to a stockholder of record under subsection (a) of Section 262 of the DGCL and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of such Shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such Shares, and a statement that such documentary evidence is a true and correct copy of what it purports to be; the demand must also provide an address at which such beneficial owner consents to receive notices and to be set forth on the verified list described below. In order to exercise your Appraisal Rights, you must be the beneficial owner or holder of record of such Shares on the date the written demand for appraisal is made and you must continue to hold or beneficially own, as applicable, such Shares through the Effective Time. Accordingly, a stockholder or beneficial owner of Shares on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose all Appraisal Rights in respect of such Shares. Similarly, a beneficial owner who is the beneficial owner of Shares on the date the written demand for appraisal is made, but who thereafter ceases to beneficially own such Shares prior to the Effective Time, will lose all Appraisal Rights in respect of such Shares.
All written demands for appraisal of Shares must be mailed or delivered to: 5887 Copley Drive, San Diego, California 92111, Attention: Guild Holdings Company.
If Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record or beneficial owner; however, the agent must identify the record owner or owners of the Shares (and, if by an authorized agent of any beneficial owner or owners, must identify the beneficial owner or owners and otherwise comply with the requirements applicable to appraisal demands made by beneficial owners) and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners or beneficial owner or owners, as the case may be. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds Shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the Shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of Shares as to which appraisal is sought. If you hold Shares through a broker who, in turn, holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares which are held in the name of the record owner demanding appraisal.
Within 10 days after the Effective Time, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of the beneficial owner and holder of record of Shares who is entitled to appraisal rights under Section 262 of the DGCL; provided, however, that if such notice is sent more than 20 days following the transmission of this information statement, such notice need only be sent to each holder of record or beneficial owner of Shares who is entitled to appraisal rights and who has demanded appraisal of such holder’s or beneficial owner’s Shares in accordance with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any beneficial owner or holder of record of Shares who has not commenced an appraisal proceeding or joined such a proceeding as a named party, may withdraw such person’s demand for appraisal and accept the consideration specified by the Merger Agreement for that person’s Shares by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the beneficial owner or holder of record of Shares who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the Effective Time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any such beneficial owner or holder of record without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any beneficial owner or holder of record who withdraws such its right to appraisal in accordance with the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the holder of record or beneficial owner, as applicable, will be entitled to receive only the appraised value of such holder’s shares as determined in any such appraisal proceeding, which value may be less than, equal to, or greater than the consideration offered pursuant to the Merger Agreement.
Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any beneficial owner or holder of record of Shares who has properly demanded appraisal for his, her, or its Shares and has otherwise complied with the requirements of Section 262 of the DGCL and is entitled to Appraisal Rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Shares of all persons entitled to appraisal. The Company, as the surviving corporation, has no obligation to file such a petition, has no present intention to file a petition, and holders of record and beneficial owners of Shares should not assume that the Company, as the surviving corporation, will file a petition. Accordingly, any holder of record or beneficial owner of Shares who desires to exercise his, her or its Appraisal Rights is hereby advised to file such a petition on a timely basis. Accordingly, it is the obligation of the beneficial owners and holders of record of Shares to initiate all actions necessary to demand and perfect their Appraisal Rights in respect of Shares, and to file any petitions in the Delaware Court of Chancery relating to an appraisal within the period of time which Section 262 of the DGCL prescribes, the failure to do which will likely result in the loss of such Appraisal Rights.
In addition, within 120 days after the Effective Time, any person who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of Shares not voted or otherwise exercised in favor of the Merger Agreement, and with respect to which demands for appraisal have been received and the aggregate number of holders of record or beneficial owners holding or owning such Shares (for purposes of which the record holder of Shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such Shares). The statement must be given within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Upon the timely filing of a petition for appraisal in accordance with Section 262 of the DGCL, a copy of the petition must be served on the Company, as the surviving corporation in the Merger. Within 20 days after receiving service of such copy, the Company, as the surviving corporation, must file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their Shares and with whom agreements as to the value of their Shares have not been reached by the surviving corporation.
After notice to the Company and such persons as and if required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon any such petition and to determine those persons who have complied with Section 262 of the DGCL and thereby have become entitled to the appraisal rights provided thereunder. The Delaware Court of Chancery may require persons who have demanded payment for their Shares represented by certificates to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that person. After the Delaware Court of Chancery determines the persons entitled to appraisal of their Shares, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the fair value of the Shares, as of the Effective Time, after taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of the fair value of such Shares, together with interest, if any, by the surviving corporation. Payment will be made to each person entitled thereto upon such terms and conditions as the Delaware Court of Chancery may order. Unless the Court, in its discretion, duly determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment in the appraisal proceeding will be compounded quarterly and will accrue at a rate that is equal to 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceeding, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
Notwithstanding anything herein to the contrary, if immediately prior to the consummation of the Merger Class A Common Stock remains listed on a national securities exchange (as is presently expected to be the case), the Court will dismiss appraisal proceedings as to all holders and beneficial owners thereof who are entitled to Appraisal Rights unless (i) the total number of shares of Class A Common Stock exceeds 1% of the total number of Shares of Class A Common Stock outstanding or (ii) the value of the aggregate consideration provided in the Merger for such total number outstanding exceeds $1 million.
You should be aware that an investment bank’s opinion as to the fairness, from a financial point of view, of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the Merger Consideration payable to stockholders pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholder and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or equal to, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any beneficial owners or holders of record of Shares exercising appraisal rights and we reserve the right to assert, in any appraisal proceeding in connection therewith, that, for purposes of Section 262 of the DGCL, the “fair value” of a Share is less than the Merger Consideration.
In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” Depending on the totality of the relevant circumstances, the statutory appraisal remedy may or may not be the exclusive remedy of a dissenting beneficial owner or holder of record of Shares.
Costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of any person whose name appears on the verified list filed by the Company, as the surviving corporation, who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ and the fees and expenses of experts, to be charged pro rata against the value of all Shares entitled to appraisal not dismissed as to the proceedings or dismissed subject to such an award pursuant to a reservation of jurisdiction. Otherwise, each party to an appraisal proceeding will bear its own costs and expenses.

If no holder of record or beneficial owner of Shares files a petition for appraisal with the Delaware court within 120 days after the Effective Time, or if the same such person fails to otherwise perfect an appraisal right, all appraisal rights in respect of such Shares will cease, and all such holders of record or beneficial owners will be entitled to receive only a portion of the Merger Consideration.
Any person who has duly demanded an appraisal in compliance with Section 262 of the DGCL is not entitled to vote the Shares subject to such demand for any purpose or entitled to the payment of dividends or other distributions on those Shares (except dividends or distributions payable to holders of record of Shares of a date prior to the Effective Time).
In addition, as indicated above, a beneficial owner or holder of record of Shares may withdraw a demand for appraisal in accordance with Section 262 of the DGCL at any time within 60 days after the Effective Time (or thereafter with the written approval of the Company), electing instead to accept the Merger Consideration, without interest and less any applicable withholding taxes. Notwithstanding the foregoing, once an appraisal proceeding has commenced, it may only be dismissed with the approval of the Court, to be conditioned upon such terms as the Court deems just and which do not otherwise adversely affect the rights of any holder or record or beneficial owner of Shares who has not commenced, or joined as a party to, an appraisal proceeding to withdraw any written demand for appraisal.
Failure to strictly adhere to Section 262 of the DGCL will result in the loss of the statutory appraisal rights of a holder of record or beneficial owner, as applicable, of Shares.
In view of the complexity of Section 262 of the DGCL, the beneficial owners and holders of record of Shares who may wish to dissent and exercise their appraisal rights should consult with competent legal and financial advisors.
To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DCGL will govern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Company Common Stock, as of September 5, 2025, by:
•
each person, or group of affiliated persons, known by the Company to beneficially own more than 5% of any class or series of the Company Common Stock (other than directors and named executive officers);

•
each of the Company’s directors;

•
each of the Company’s named executive officers; and

•
all of the Company’s executive officers and directors as a group.

The numbers of shares of Class A Common Stock and shares of Class B Common Stock beneficially owned, percentages of beneficial ownership and percentages of combined voting power of the Company’s outstanding Common Stock that are set forth below are based on 21,920,361 shares of Class A Common Stock and 40,333,019 shares of Class B Common Stock issued and outstanding as of September 5, 2025. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to 10 votes on each matter. As of September 5, 2025, the combined voting power of the outstanding Company Common Stock is 425,250,551 votes.
The number of shares beneficially owned by each stockholder is determined under the rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned and the percentage ownership of each person, shares of Company Common Stock that may be acquired by that person upon exercise of options, warrants or other rights within 60 days after September 5, 2025 or upon the settlement of restricted stock units or performance stock units within 60 days after September 5, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is c/o Guild Holdings Company, 5887 Copley Drive, San Diego, California 92111. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name and address of beneficial owner	Number of Shares of Class A Common Stock	Percent of Class	Number of Shares of Class B Common Stock	Percent of Class	Combined Voting Power
5% Stockholders
Entities Associated With M-One Capital Partners, LLC, formerly known as McCarthy Partners, LLC(1) 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102	—	—%	40,333,019	100%	94.8%
Bayview MSR Opportunity Master Fund, L.P.(2) c/o Bayview Asset Management, LLC 4425 Ponce de Leon Blvd. Coral Gables, FL 33146	1,595,844	7.3%	—	—%	*
Catherine Blocker(3) 12060 Crest Road Poway, CA 92064	1,169,265	5.3%	—	—%	*
Michael Rish(4) 5805 Friars Road, Unit 2406 San Diego, CA 92110	1,107,429	5.1%	—	—%	*

Name and address of beneficial owner	Number of Shares of Class A Common Stock	Percent of Class	Number of Shares of Class B Common Stock	Percent of Class	Combined Voting Power
Linda Scott(5)	1,218,780	5.6%	—	—%	*
Directors and named executive officers
Junior Bryant	22,490	*	—	—%	*
Patrick J. Duffy(6)	78,058	*	40,333,019	100%	94.9%
Desiree A. Kramer	201,361	*	—	—%	*
Martha E. Marcon	64,630	*	—	—%	*
Mary Ann McGarry(7)	4,712,405	21.5%	—	—%	1.1%
Mike Meyer	56,044	*	—	—%	*
Gioia Messinger	27,877	*	—	—%	*
David Neylan	294,726	1.3%	—	—%	*
Terry L. Schmidt	2,621,798	12.0%	—	—%	*
All directors and executive officers as a group (9 persons)	8,079,389	36.9%	40,333,019	100%	96.7%

*
Indicates ownership of less than 1%.

(1)
Based on the Schedule 13G filed by McCarthy Capital Mortgage Investors, LLC (“MCMI”) on February 10, 2021 reporting beneficial ownership of Class B Common Stock as of December 31, 2020 by MCMI, M-One Capital Management, LLC, formerly known as McCarthy Partners Management, LLC (“MCM”), M-One Capital Partners, LLC, formerly known as McCarthy Partners, LLC (“M-One”) and Patrick J. Duffy. MCM is the manager of MCMI and as such has voting and dispositive power over the shares of Class B Common Stock held by MCMI. MCM is managed under the exclusive direction of M-One. Mr. Duffy is the Managing Partner and President of M-One. In his capacity as the President of M-One, Mr. Duffy may be deemed to exercise voting and dispositive control over the shares of Class B Common Stock held by MCMI.

(2)
Based on the Amendment No. 1 to Schedule 13D filed on June 20, 2025 by the Bayview Fund and Bayview in which the reporting persons state Bayview Fund shares voting and dispositive power over 1,457,647 shares of Class A Common Stock as of June 17, 2025 and Bayview shares voting and dispositive power over 1,595,844 shares of Class A common stock as of June 17, 2025. Bayview is the investment manager of Bayview Fund and may be deemed the beneficial owner of shares held by the Bayview Fund and Ivalo Fund, L.P.

(3)
Based on the Schedule 13G filed by Catherine Blocker on June 21, 2021 reporting ownership as of December 31, 2020.

(4)
Based on the Schedule 13G filed by Michael Rish on June 21, 2021 reporting ownership as of December 31, 2020.

(5)
Based on the Amendment No. 2 to Schedule 13G filed by Linda Scott on February 14, 2024 reporting beneficial ownership as of December 31, 2023.

(6)
Includes 40,333,019 shares of the Class B Common Stock that are held of record by MCMI and over which M-One exercises voting and dispositive control. In his capacity as the President of M-One, Mr. Duffy may be deemed to exercise voting and dispositive control over the shares of Class B Common Stock held by MCMI. See footnote 1.

(7)
Includes 4,379,615 shares of the Class A Common Stock beneficially owned by Ms. McGarry through McGarry Strategic Enterprises, LLC, in which Ms. McGarry owns a 99% ownership interest. Ms. McGarry serves as the Manager of McGarry Strategic Enterprises, LLC and exercises voting and investment control over the securities held by McGarry Strategic Enterprises, LLC.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov.
Company Website
Stockholders can also obtain free copies of our SEC filings through the “Investor Relations” section of the Company’s website at www.guildmortgage.com. Our website address is being provided as an inactive textual reference only. The material located on such website is not a part of, or otherwise incorporated into, this information statement.
Incorporation by Reference
The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.
The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:
Guild Holdings Company Filings:	Periods:
Quarterly Report on Form 10-Q	Quarterly period ended June 30, 2025
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2025
Annual Report on Form 10-K	Fiscal Year ended December 31, 2024
Quarterly Report on Form 10-Q	Quarterly period ended September 31, 2024
The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference in the information that this information statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at Guild Holdings Company, 5887 Copley Drive, San Diego, California 92111, Attention: Investor Relations Department, Telephone: (858) 956-5130.
Householding of Proxy Materials
The SEC has adopted rules that allow us to deliver a single annual report or any information statement to any household at which two or more stockholders reside who share the same last name or whom we believe to be members of the same family. This procedure is referred to as “householding.”
If you share the same last name and address with one or more stockholders, from now on, unless we receive contrary instructions from you (or from one of these other stockholders), you and all other stockholders who have your last name and live at the same home address will receive only one copy of any of our Annual Report on Form 10-K, any proxy statement or any information statement.
If you object to householding or wish to revoke householding in the future, in order to receive individual copies of these documents, you may contact Broadbridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way., Edgewood, NY 11717, or telephone 1-866-540-7095. Registered stockholders may also revoke their consent by contacting the Company’s householding agent by email at shareholder@broadbridge.com. You can call the same number or write to the same address if you participate in householding but wish to receive a separate copy of these documents or to request householding if stockholders are receiving multiple copies of the annual report, proxy statement or information statement. You may opt out of householding at any time prior to 30 days before the mailing of proxy materials each year, which you can measure by reference to the date that is 30 days before the mailing date of the proxy statement for the prior year’s annual meeting of stockholders. If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.
Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. Stockholders residing at the same address and currently receiving multiple copies of this information statement may contact the Company at the address or phone number above to request that only a single copy of an information statement be mailed in the future. In addition, we have been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. Beneficial owners can request information about householding from their banks, brokers or other holders of record.
Bayview, Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Bayview, Parent and Merger Sub.
Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated September 22, 2025. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this information statement.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
GUILD HOLDINGS COMPANY,
GULF MSR HOLDCO, LLC,
and
GULF MSR MERGER SUB CORPORATION

Dated as of June 17, 2025

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS
Term	Location
Acceptable Confidentiality Agreement	Section 9.15
Acquisition Proposal	Section 6.9(k)(i)
Advance Facilities	Section 9.15
affiliate	Section 9.15
Agreement	Preamble
AI Inputs	Section 9.15
AI Technologies	Section 9.15
Alternative Acquisition Agreement	Section 6.9(b)
Annual Report	Section 9.15
Applicable Period	Section 6.9(c)
Applicable Policies	Section 5.2(b)
Applicable Requirements	Section 9.15
Book-Entry Shares	Section 2.2(b)(ii)
Burdensome Condition	Section 6.1(g)
Business Day	Section 9.15
Capitalization Date	Section 3.2(a)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(b)(i)
Chosen Courts	Section 9.9(b)
Class A Company Common Stock	Section 9.15
Class B Company Common Stock	Section 9.15
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 9.15
Company	Preamble
Company Benefit Plans	Section 3.16(a)
Company Board	Recitals
Company Bylaws	Section 3.1(b)
Company Charter	Section 3.1(b)
Company Common Stock	Section 9.15
Company Data Tape	Section 9.15
Company Disclosure Letter	Article III
Company Dividend Equivalents	Section 2.4(c)
Company ERISA Affiliate	Section 3.16(a)
Company Governing Documents	Section 9.15
Company Indemnified Parties	Section 6.6(a)
Company IP	Section 3.20
Company Lease	Section 3.19(b)
Company Material Adverse Effect	Section 9.15
Company Parties	Section 8.3(e)
Company Permits	Section 3.14(a)(i)

A-iv

Term	Location
Company Preferred Stock	Section 3.2(a)
Company PSUs	Section 9.15
Company Qualified Plans	Section 3.16(c)
Company RSUs	Section 9.15
Company SEC Document	Section 9.15
Company Servicing Agreement	Section 9.15
Company Subsidiary	Section 3.1(c)
Company Support Agreement	Recitals
Company Termination Fee	Section 8.3(a)
Confidentiality Agreement	Section 9.15
Constituent Documents	Section 9.15
Continuation Period	Section 6.5(a)
Continuing Employee	Section 6.5(a)
Contract	Section 9.15
Credit Policies	Section 9.15
Delaware Secretary	Section 1.3
DGCL	Section 1.1
Dissenting Shares	Section 2.5(a)
Effective Time	Section 1.3
Employee Permits	Section 3.14(b)(i)
Enforceability Exceptions	Section 3.3(b)
Environmental Law	Section 9.15
Equity Commitment Letter	Section 4.8(a)
Equity Financing	Section 4.8(a)
Equity Investor	Section 4.8(a)
ERISA	Section 3.16(a)
Exchange Act	Section 9.15
Excluded Shares	Section 2.1(b)
Executive Officer	Section 9.15
Existing Company Facilities	Section 9.15
Financial Statements	Section 3.6
FINRA	Section 9.15
Fraud	Section 9.15
GAAP	Section 9.15
Governmental Authorization	Section 9.15
Governmental Entity	Section 9.15
Holders	Section 2.2(a)
HSR Act	Annex A
Information Statement	Section 6.3(b)(i)
Insurer	Section 9.15
Intellectual Property	Section 9.15
Intervening Event	Section 6.9(k)(iii)
Investor	Section 9.15

A-v

Term	Location
Investor Agreement	Section 9.15
IRS	Section 3.16(c)
IT Assets	Section 3.21(a)
Law	Section 9.15
Leased Property	Section 3.19(b)
Legal Prohibition	Section 7.1(c)
Liens	Section 9.15
Limited Guarantee	Section 4.9
Material Contract	Section 3.11(a)
MCMI	Recitals
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Morgan Stanley	Section 9.15
Mortgage	Section 9.15
Mortgage Agency	Section 9.15
Mortgage Loan	Section 9.15
Mortgage Servicing Rights	Section 9.15
MSR Facility	Section 9.15
Multiemployer Plan	Section 3.16(a)
Non-Recourse Party	Section 9.14
NYSE	Section 9.15
OFAC	Section 9.15
Open Source Software	Section 9.15
Order	Section 9.15
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	Section 9.15
Parent Parties	Preamble
Parent Support Agreement	Recitals
Parent Termination Fee	Section 8.3(d)
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(a)
Permit	Section 9.15
Permitted Liens	Section 9.15
Person	Section 9.15
Personal Information	Section 9.15
Premium Cap	Section 6.6(b)
Privacy and Data Security Requirements	Section 9.15
Proceedings	Section 9.15
Registered	Section 9.15
Recommendation Change	Section 6.9(e)
Related Party	Section 3.22

A-vi

Term	Location
Remedies	Section 6.1(f)
Representatives	Section 9.15
Repurchase Obligations	Section 9.15
Requisite Regulatory Approvals	Section 6.1(a)(ii)
Sarbanes-Oxley Act	Section 3.5(e)
SEC	Section 9.15
Securities Act	Section 9.15
Security Breach	Section 3.21(a)
Servicing Policies	Section 9.15
Share	Section 2.1(a)
SRO	Section 9.15
Stockholder Litigation	Section 6.8
Stock Plan	Section 9.15
Subsidiary	Section 9.15
Superior Proposal	Section 6.9(k)(ii)
Support Agreements	Recitals
Surviving Corporation	Recitals
Takeover Statutes	Section 3.23
Tax	Section 9.15
Tax Return	Section 9.15
Taxes	Section 9.15
Termination Date	Section 8.1(c)
Trade Secrets	Def. of Intellectual Property
Transactions	Section 9.15
Warehouse Facilities	Section 9.15
Willful and Material Breach	Section 9.15
Written Consent	Section 9.15
Written Consent Delivery Time	Section 6.3(a)

A-vii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of June 17, 2025 (this “Agreement”), by and among (i) Guild Holdings Company, a Delaware corporation (the “Company”), (ii) Gulf MSR HoldCo, LLC, a newly formed Delaware limited liability company (“Parent”), and (iii) Gulf MSR Merger Sub Corporation, a newly formed Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”).
RECITALS
A.   The Board of Directors of the Company (the “Company Board”) has determined that it is in the best interests of the Company and its stockholders to consummate the transactions provided for in this Agreement, pursuant to which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into the Company (the “Merger”), so that the Company is the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”).
B.   In furtherance thereof, the Company Board has adopted this Agreement, and the Company Board has resolved to submit this Agreement to its stockholders for adoption thereby by written consent in lieu of a meeting (with the date of this Agreement as the record date for such written consent).
C.   Concurrently with the execution and delivery of this Agreement, and as a condition to the Parent Parties entering into this Agreement, McCarthy Capital Mortgage Investors, LLC (“MCMI”) has entered into a Support Agreement with the Company and Parent (the “Company Support Agreement”), pursuant to which, among other things, MCMI has agreed to deliver the Written Consent no later than one hour after the execution and delivery of this Agreement.
D.   Concurrently with the execution and delivery of this Agreement, and as a condition to the Company entering into this Agreement, Bayview Fund Management LLC and Bayview Capital GP MSR, LLC have entered into a Support Agreement (the “Parent Support Agreement”, together with the Company Support Agreement, collectively, the “Support Agreements”) with the Company, pursuant to which, Bayview Fund Management LLC and Bayview Capital GP MSR, LLC have agreed to provide information to Parent to allow Parent and Merger Sub to comply with clauses (b) and (e) of Section 6.1 and Section 6.3 of this Agreement.
E.   In this Agreement, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and Merger Sub agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall merge with and into the Company, with the Company as the Surviving Corporation in the Merger.
Section 1.2   Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents (a) at 10:00 a.m., New York City time, on the fifth (5th) Business Day following the date on which all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or (b) at such other place, at such time or on such other date as the Company and Parent may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
Section 1.3   Effective Time.   On the Closing Date, or on such other date as agreed in writing by the Company and Parent, the Company (a) shall cause to be executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) a certificate of merger with respect to the Merger (the

“Certificate of Merger”), and (b) shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary, or at such later time as is agreed to by the Company and Parent and stated therein (such time, the “Effective Time”).
Section 1.4   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL and this Agreement.
Section 1.5   Organizational Documents of the Surviving Corporation.
(a)   At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated so as to read in its entirety in the form set forth as Exhibit A hereto and shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 6.6).
(b)   At the Effective Time, the bylaws of the Company shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name), and as so amended and restated shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 6.6).
Section 1.6   Directors and Officers of the Surviving Corporation.   The directors and officers of Merger Sub immediately prior to the Effective Time shall be, respectively, the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed or until the earlier of their death, resignation or removal.
ARTICLE II
CONVERSION AND EXCHANGE OF SHARES
Section 2.1   Conversion of the Company Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Parent Parties or the holder of any securities of the Parent Parties or the Company:
(a)   Conversion of Shares.   Each share of Company Common Stock (a “Share”) issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares and any Dissenting Shares, shall be cancelled, shall cease to exist, and shall be automatically converted into the right to receive $20.00 per Share in cash, without interest (the “Merger Consideration”), payable in accordance with Section 2.2.
(b)   Treatment of Excluded Shares.   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, each Share held by the Company or the Parent Parties (the “Excluded Shares”) shall not be converted into the right to receive the Merger Consideration and instead (i) the Excluded Shares held by the Company shall be cancelled without payment of any consideration therefor and shall cease to exist or (ii) the Excluded Shares held by the Parent Parties shall be converted into such number and type of shares of the Surviving Corporation as is agreed by Parent and the Surviving Corporation, and, upon such conversion, each such Share shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.
(c)   Merger Sub Shares.   At the Effective Time, each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one issued and outstanding share of common stock of the Surviving Corporation.
Section 2.2   Payment for Shares.
(a)   Paying Agent.   Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the purpose of effecting payments to the holders of Shares entitled to receive the Merger Consideration (collectively, the “Holders”) in accordance with this Agreement. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Paying Agent cash sufficient to allow the Paying Agent to make all payments required pursuant to this Article II other than with respect to any Dissenting Shares (such cash being hereinafter referred to as the “Payment Fund”). The Paying Agent shall only invest the Payment Fund as directed by Parent, provided that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the Holders. Any interest and other income resulting from such investments shall be paid to Parent, or as otherwise directed by Parent.
(b)   Exchange Procedures.
(i)   Payment Procedures.   Promptly after the Effective Time, but in no event later than five (5) Business Days thereafter, Parent shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of one or more certificates (the “Certificates”) representing any Shares (except for Excluded Shares or Dissenting Shares), a letter of transmittal (which shall specify that delivery of the Certificate shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificate to the Paying Agent or affidavit of loss as contemplated by clause (v) below), together with instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to which such holder may be entitled pursuant to this Article II. The Company and Parent shall reasonably agree on the form of the letter of transmittal prior to the Closing Date. Until surrendered as contemplated by this Section 2.2(b)(i), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration.
(ii)   Book-Entry Shares.   The Persons who were, at the Effective Time, holders of issued and outstanding Shares held in book-entry form (“Book-Entry Shares”) shall not be required to take any action with respect to the exchange of their Book-Entry Shares for the Merger Consideration and the Paying Agent shall promptly pay the Merger Consideration with respect to such Book-Entry Shares.
(iii)   Cancellation of Shares.   Upon the payment and delivery of the Merger Consideration with respect to a Certificate or Book-Entry Share, such Certificate or Book-Entry Share shall forthwith be cancelled. No interest shall be paid or will accrue on any cash payable to holders of Book-Entry Shares or Certificates pursuant to the provisions of this Article II.
(iv)   No Further Ownership Rights.   The Merger Consideration paid upon the surrender for exchange of the Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and, from and after the Effective Time, there shall be no further transfers on the stock transfer books of the Company of the Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, as applicable, except as otherwise provided for herein or by applicable Law.
(v)   Lost, Stolen or Destroyed Certificate.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in such amount as Parent may reasonably determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of the Merger Consideration payable pursuant to this Agreement.
(c)   Termination of Payment Fund.   Any portion of the Payment Fund that remains undistributed to the Holders for one (1) year after the Effective Time shall be paid to the Surviving Corporation or as otherwise directed by Parent. Any former holders of the Company Common Stock who have not theretofore exchanged their Certificates pursuant to this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, without any interest thereon. Any portion of the Payment Fund remaining unclaimed by Holders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Paying

Agent or any other Person shall be liable to any former holder of Shares for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
Section 2.3   Withholding Rights.   Notwithstanding anything in this Agreement to the contrary, each of Parent, the Merger Sub, the Paying Agent, the Surviving Corporation (and any of their affiliates or agents) and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold under applicable Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts (i) shall be remitted to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 2.4   Effect of Merger on Compensation Awards.
(a)   Company RSUs.   Except as may otherwise be agreed in writing between a holder of the Company RSUs on the one hand, and Parent or the Company (and, following the Effective Time, the Surviving Corporation), on the other hand, at the Effective Time, each Company RSU outstanding under the Stock Plan shall, automatically by virtue of the Merger and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive, as soon as practicable after (and in no event later than five (5) Business Days after) the Effective Time through the Surviving Corporation’s payroll system, an amount in cash, without interest, equal to (A) the total number of Shares underlying such Company RSU, multiplied by (B) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.
(b)   Company PSUs.   Except as may otherwise be agreed in writing between a holder of the Company PSUs on the one hand, and Parent or the Company (and, following the Effective Time, the Surviving Corporation), on the other hand, at the Effective Time, each outstanding Company PSU award granted under the Stock Plan shall, automatically by virtue of the Merger and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company PSU award to receive (without interest), as soon as practicable after (and in no event later than five (5) Business Days after) the Effective Time through the Surviving Corporation’s payroll, an amount in cash equal to (A) the number of Shares underlying such Company PSU award immediately prior to the Effective Time, (i) for any performance year or performance period that is incomplete or for which the applicable calculation date has not yet occurred as of the Effective Time, based on target level achievement of applicable performance goals, in accordance with the applicable award agreement subject to the Stock Plan, and (ii) for any completed performance year, based on the determination and certification of the Company Board (or the applicable committee thereof) prior to the Effective Time, in accordance with the terms of the applicable award agreement subject to the Stock Plan, in each case, multiplied by (B) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.
(c)   Company Dividend Equivalents.   Any dividend equivalent rights associated with any Company RSU or Company PSUs (the “Company Dividend Equivalents”) credited in the form of additional Company RSUs or Company PSUs shall be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with this Section 2.4 consistent with the terms of the Stock Plan or applicable award agreement immediately prior to the Effective Time.
(d)   Termination of the Stock Plan.   At the Effective Time, the Stock Plan shall be terminated and no further Shares, Company RSUs or Company PSUs, stock options, stock appreciation rights, stock-based awards or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company RSU or Company PSU or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company RSU or Company PSU or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4 (or Section 2.1(a), if applicable).
(e)   Board Action.   Prior to the Closing Date, the Company Board (or, if appropriate, any committee thereof) shall adopt any resolutions and take any actions that are necessary and appropriate to effectuate the treatment of the Company RSUs or Company PSUs and effect the transactions described in this Section 2.4.

(f)   Payment by Surviving Corporation.   Notwithstanding the foregoing, to the extent that any amounts payable under this Section 2.4 relate to a Company RSU or Company PSU that is nonqualified deferred compensation subject to Section 409A of the Code and that would, if paid in accordance with this Section 2.4, trigger a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement, as applicable, that will not trigger a Tax or penalty under Section 409A of the Code (after taking into account actions taken under Treas. Reg. 1-409A-3(j)(4)(ix)).
Section 2.5   Dissenting Shares.
(a)   Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders or beneficially owned by “beneficial owners” (as defined in Section 262(a) of the DGCL) who are entitled to demand, have properly demanded appraisal for such Shares pursuant to, and who continues to comply in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.1, and instead shall automatically be cancelled, shall cease to exist and shall represent the right to receive only those rights provided under Section 262 of the DGCL. Each Dissenting Share held by a stockholder or beneficially owned by a “beneficial owner” of the Company who has failed to perfect, otherwise waived, effectively withdrawn or lost his, her or its rights to appraisal of such Dissenting Share pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the Shares in the manner provided in Section 2.2.
(b)   The Company shall give Parent (i) prompt written notice and copies of any written demands for appraisal or withdrawals or attempted withdrawals of such demands, and any other related instruments that are received by the Company relating to demands of appraisal, and (ii) the opportunity to direct all negotiations and legal proceedings with respect to any demand for appraisal under the DGCL, including any determination to make any payment to any holder of Dissenting Shares with respect to any of their Dissenting Shares under Section 262(h) of the DGCL prior to the entry of judgment in the legal proceedings with respect to any demand for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment or offer or agree to make any payment with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands or agree to any of the foregoing.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as disclosed in the disclosure letter delivered by the Company to Parent concurrently herewith (the “Company Disclosure Letter”) (it being understood that any disclosures made with respect to a section of this Article III shall be deemed disclosure with respect to, and shall be deemed to qualify, (1) any other section of this Article III specifically referenced or cross-referenced and (2) all other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections) or (ii) as disclosed in any Company SEC Documents filed with or furnished to the SEC since January 1, 2023 and prior to the date hereof (but disregarding risk factor disclosures (other than statements of historical fact included therein) contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to the Parent Parties as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date as follows:
Section 3.1   Corporate Organization.
(a)   The Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
(b)   The copies of the certificate of incorporation of the Company (the “Company Charter”) and the bylaws of the Company (the “Company Bylaws”) that are incorporated by reference into the Annual Report are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any provisions of the Company Charter or the Company Bylaws.
(c)   Except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, each Subsidiary of the Company (a “Company Subsidiary”) is listed on Section 3.1(c) of the Company Disclosure Letter and (i) is duly organized, in good standing and validly existing under the Laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that such concept is recognized under applicable Law), in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, and (iii) has all requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted in all material respects. Except as set forth in Section 3.1(c) of the Company Disclosure Letter, all outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been duly authorized, validly issued, fully paid, nonassessable and are owned by the Company or by another Company Subsidiary, free and clear of all Liens other than restrictions imposed by applicable securities laws or the organizational documents of any such Company Subsidiary.
(d)   There are no restrictions on the ability of the Company or any Company Subsidiary to pay dividends or distributions except, in the case of the Company or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions under Laws applicable to similarly situated regulated entities. Neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock of, any other equity interest in (or any interest convertible into or exchangeable or exercisable for any equity interest in) any entity other than a Company Subsidiary. Neither the Company nor any Company Subsidiary is obligated or committed to make any investment (in the form of a loan, equity investment, capital contribution or otherwise) in any entity other than a wholly-owned Company Subsidiary.
Section 3.2   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 250,000,000 shares of Class A Company Common Stock, (ii) 100,000,000 shares of Class B Company Common Stock and (iii) 50,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of close of business on June 13, 2025 (the “Capitalization Date”), there were (i) 21,903,383 shares of Class A Company Common Stock issued and outstanding; (ii) 40,333,019 shares of Class B Company Common Stock issued and outstanding; (iii) no shares of the Company Preferred Stock issued and outstanding; (iv) 1,069,824 shares of Class A Company Common Stock underlying Company RSUs; and (v) 78,598 shares of Class A Company Common Stock underlying Company PSUs (assuming target performance). As of the date of this Agreement, except as set forth in the immediately preceding sentence and in Section 3.2(b), there are no shares of capital stock or other voting securities or equity interests of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive or subscription rights, rights of first refusal, purchase option, call option or similar rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness outstanding that have the right to vote on any matters on which stockholders of the Company may vote.

(b)   As of the close of business on the Capitalization Date, 2,101,766 shares of Class A Company Common Stock were reserved for future issuance pursuant to outstanding Company RSUs and Company PSUs under the Stock Plan. Each Company RSU and Company PSU was issued in compliance in all material respects with applicable Law. Other than the Company RSU awards and Company PSU awards set forth in Section 3.2(a), there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in the Company, or contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional Shares or other shares of its capital stock or other equity or voting securities of or ownership interests in the Company or that otherwise obligate the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing.
(c)   Other than the Company Support Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements in effect to which the Company or any of its Subsidiaries is a party with respect to the voting or transfer of the Company Common Stock, capital stock or other voting or equity securities or ownership interests of the Company or granting any stockholder or other Person any registration rights.
Section 3.3   Authority; No Violation.
(a)   The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the stockholder and other actions described below, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly authorized by the Company Board. The Company Board has (i) determined that this Agreement is in the best interests of the Company and the Company’s stockholders, (ii) approved this Agreement and the Transactions, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger by written consent in lieu of a stockholder meeting. Except for the adoption of this Agreement and approval of the Transactions pursuant to the Written Consent, no other corporate proceedings on the part of the Company are necessary to adopt this Agreement or to consummate the Transactions.
(b)   This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).
(c)   Neither the execution, delivery and performance by the Company of this Agreement and the Transactions, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will:
(i)   violate, breach, contravene, or conflict with any provision of the Company Governing Documents, and
(ii)   assuming that the consents and approvals referred to in Section 3.4 are duly obtained and the Written Consent delivered, (x) violate or breach of any provision of any applicable Law or Order applicable to the Company or any Company Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Governmental Authorization to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4   Consents and Approvals.   No consents, approvals or authorizations of or filings, notifications or registrations with any Governmental Entity are necessary in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions and the other transactions contemplated hereby, except for (i) the filing of the applications, filings or notices with respect to the Requisite Regulatory Approvals and expiration of the applicable waiting period or approval of or non-objection to such applications, filings and notices, (ii) the filing of the Information Statement, (iii) compliance with any applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or state “blue sky” Laws, (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, and (v) any consents, approvals, authorizations, filings, notifications or registrations where the failure to make such filings, notifications or registrations or to obtain such consents, approvals or authorizations would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
Section 3.5   SEC Filings; Controls and Procedures.
(a)   As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act (as defined below) and the rules and regulations thereunder.
(b)   As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(c)   The Company has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, prospectuses, proxy statements and other documents, together with all certifications required pursuant to the Sarbanes-Oxley Act, as applicable, required to be filed with or furnished to the SEC by the Company since January 1, 2023.
(d)   As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any Company SEC Document.
(e)   Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
Section 3.6   Financial Statements.   The consolidated financial statements (including the related notes and schedules, where applicable) of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Documents (the “Financial Statements”) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries in all material respects and (ii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods included (except as may be indicated in the notes thereto or permitted by Regulation S-X).

Section 3.7   Controls and Procedures.
(a)   The Company (i) maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) reasonably designed to ensure that material information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) has disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could materially and adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) has identified for the Company’s auditors any material weaknesses in internal controls over financial reporting. The Company has provided to the Parent Parties true and correct copies of any of the foregoing disclosures, if any, to the auditors or audit committee of the Company that have been made in writing from January 1, 2023 through the date of this Agreement.
(b)   The Company has implemented and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements.
(c)   No personal loan or other extension of credit by the Company or any Subsidiary to any of its or their executive officers or directors has been outstanding or has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2023.
(d)   Since January 1, 2023, neither the Company nor any of its Subsidiaries or any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.
Section 3.8   No Undisclosed Liabilities.   Except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and whether or not required to be shown on a balance sheet in accordance with GAAP), except for those liabilities that are (a) reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (including any notes thereto), (b) incurred in the ordinary course of business since March 31, 2025, or (c) incurred in connection with this Agreement and the Transactions.
Section 3.9   Broker’s Fees.   With the exception of the engagement of Morgan Stanley, neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any investment bank, broker, finder or financial advisor or incurred any liability for any financial advisory, banking, broker’s, or finder’s fees or similar fee or commission in connection with the Merger or the Transactions.
Section 3.10   Absence of Certain Changes or Events.
(a)   Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
(b)   Since December 31, 2024 through the date of this Agreement, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

Section 3.11   Certain Contracts.
(a)   Except as set forth in Section 3.11(a) of the Company Disclosure Letter or as disclosed in any Company SEC Documents, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (excluding any Company Benefit Plan) that:
(i)   is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);
(ii)   contains a non-compete, exclusivity, “most favored nations” or customer non-solicit provision, in each case, that materially restricts the conduct of any line of business by the Company or any of its Subsidiaries to engage in any line of business or in any geographic region;
(iii)   provides for the incurrence of indebtedness for borrowed money in an amount in excess of $5,000,000 by the Company or any of its Subsidiaries (including each Existing Company Facility) or any guarantee of such indebtedness of another Person;
(iv)   grants any material right of first refusal, right of first offer or similar right with respect to any assets, rights or properties that are material to the Company and its Subsidiaries, taken as a whole;
(v)   is with the fifteen (15) largest vendors (other than legal, accounting and tax providers) of the Company and its Subsidiaries on a consolidated basis (as measured by amounts paid or payable in the last twelve (12) months prior to the date of this Agreement), other than any such Contracts which are terminable by Company or any of its Subsidiaries on ninety (90) days or less notice without any required payment or ongoing obligations (other than the payment of any outstanding payment obligation at the time of termination));
(vi)   creates future payment obligations in excess of $2,500,000;
(vii)   is a settlement, consent decree or other similar agreement related to settlement of a legal dispute or regulatory matter and contains any material ongoing obligations of the Company or any of its Subsidiaries (monetary or otherwise);
(viii)   relates to the acquisition or disposition of any Person, business or asset and under which the Company or its Subsidiaries have or may have material ongoing obligations or liabilities (including earn-out or indemnity obligations), other than sales (on a servicing released or servicing retained basis) or securitizations of Mortgage Loans in the ordinary course;
(ix)   relates to any (A) joint venture, partnership, or other similar agreement or arrangement, or (B) debt or equity investment in a third party for more than $5,000,000;
(x)   grants or receives the right to use, practice or otherwise exploit any Intellectual Property, other than (A) non-exclusive in-licenses to commercially available software or IT Assets that have been granted on standardized, generally available terms or (B) non-exclusive out-licenses to customers or vendors in the ordinary course of business that are implied by or incidental to the sale of goods or services purchased by the applicable customer or the services provided by the applicable vendor;
(xi)   is with any Related Party (other than any employment agreement);
(xii)   limits or restricts the ability of the Company or any of its Subsidiaries to declare or pay dividends or make distributions in respect of their capital stock or other equity interests; or
(xiii)   is a Contract the purpose of which is to provide for indemnification of any officer or director of the Company or any of its Subsidiaries.
Each contract, arrangement, commitment or understanding of the type described in this Section 3.11(a), whether or not set forth in the Company Disclosure Letter, is referred to herein as a “Material Contract.” Unless disclosed in its entirety in any Company SEC Documents, the Company has made available to Parent true, correct and complete copies of each Material Contract in effect as of the date hereof, including any material amendments thereto.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Material Contract, (iii) to the knowledge of the Company, each third-party counterparty to each Material Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such Material Contract, (iv) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any third-party is in breach or default, or has received notice of, any violation of any Material Contract, and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a breach or default by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, of or under any such Material Contract. As of the date of this Agreement, no counterparty to a Material Contract has notified the Company or its Subsidiaries in writing (or, to the knowledge of the Company, otherwise) of an intent to terminate or not renew any such Material Contract or of any material disputes or claims thereunder.
Section 3.12   Legal Proceedings.
(a)   There are (and since January 1, 2023, there have been) no outstanding or pending, to the knowledge of the Company, threatened Proceedings against or involving the Company, any Company Subsidiary or any current or former directors, officers or employees in their capacities as such, in each case except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
(b)   There is no Order to which the Company or any of its Subsidiaries or their respective businesses or assets are subject, in each case except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
Section 3.13   Compliance with Applicable Law.
(a)   The Company and its Subsidiaries have, since January 1, 2023, complied with and are not in default or violation under any applicable Law, including all Privacy and Data Security Requirements, in each case except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
(b)   Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, their respective directors or officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, or any applicable similar law, (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by OFAC, except, in the case of each of clauses (i) through (vi), as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries maintain a program of policies, procedures, and internal controls reasonably designed and implemented to provide reasonable assurance that violations of the Laws referred to in this Section 3.13(b) by the Company, its Subsidiaries, or any of their respective directors, officers, employees, agents, representatives, or other Persons acting on behalf of the Company or Subsidiary will be prevented, detected, and deterred.
Section 3.14   Mortgage Business and Mortgage Loans.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023:
(i)   The Company and its Subsidiaries have held all Permits necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith) (the “Company Permits”);
(ii)   neither the Company nor any of its Subsidiaries has received written notice or, to the knowledge of the Company, any other communication from any Governmental Entity alleging any conflict with or breach of any Company Permit;
(iii)   neither the Company nor any of its Subsidiaries has received written notice or, to the knowledge of the Company, any other oral communication from any Governmental Entity regarding any actual or threatened revocation, withdrawal, suspension, cancellation or termination of any such Company Permit; and
(iv)   to the knowledge of the Company, no event has occurred which could be grounds for revocation, withdrawal, suspension, cancellation, termination or modification of any such Company Permit.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023:
(i)   each employee of the Company and its Subsidiaries whose job function requires the employee to have a Permit is in possession of all material Permits necessary for that employee to carry on such employee’s job function as it is now being conducted (the “Employee Permits”);
(ii)   neither the Company nor any of its Subsidiaries has received written notice or, to the knowledge of the Company, any other communication from any Governmental Entity or Mortgage Agency alleging any conflict with or breach of any Employee Permit;
(iii)   neither the Company nor any of its Subsidiaries has received written notice or, to the knowledge of the Company, any other communication from any Governmental Entity or Mortgage Agency regarding any actual, threatened or possible revocation, withdrawal, suspension, cancellation or termination of any such Employee Permit; and
(iv)   no event has occurred which could be grounds for revocation, withdrawal, suspension, cancellation, termination or modification of any such Employee Permit.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company (i) has conducted background checks on all employees to the extent required by applicable Law and (ii) is not, and to the Company’s knowledge, no employee is: (A) subject to any debarment, suspension, or limitation on any participation in connection with any government program; (B) subject to any investigation, examination or other proceeding that could result in any of the foregoing; or (C) subject to any process that could lead to the loss, suspension or restriction of any license.
(d)   Section 3.14(d) of the Company Disclosure Letter sets forth, as of the date hereof, (i) a true and complete list of all material Company Permits held by the Company or any of its Subsidiaries and used for the conduct of their respective businesses, as presently conducted, and (ii) all Subsidiaries of the Company required to be licensed or registered with any Governmental Entity as an originator, creditor, owner, broker or servicer of Mortgage Loans.
(e)   Guild Mortgage Company LLC (i) is approved as (A) an issuer by the Government National Mortgage Association, (B) a seller and servicer by the Federal National Mortgage Association and the

Federal Home Loan Mortgage Corporation, (C) a lender by the Rural Housing Service of the United States Department of Agriculture (D) a non-supervised mortgagee by the United States Department of Housing and Urban Development, Federal Housing Administration, and (E) a non-supervised lender by the United States Department of Veterans Affairs, Loan Guaranty Program, (ii) has not received any written or, to the knowledge of the Company, any oral or other notice of any actual or threatened cancellation or suspension of, or material limitation on, its status as an approved issuer, seller/servicer, mortgagee, or lender, as applicable, from any of the foregoing Mortgage Agencies, nor to the knowledge of the Company does any circumstance exist that could reasonably be expected to result in such cancellation, suspension or material limitation, and (iii) has not received any written notice indicating that any event has occurred that could reasonably be expected to result in the Company or any of its Subsidiaries not maintaining its Mortgage Servicing Rights in respect of any Company Servicing Agreement, except, in the case of this clause (iii), has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have the entire right, title and interest in and to the Mortgage Servicing Rights and the right to service the Mortgage Loans currently being serviced or subserviced by the Company or its Subsidiaries, subject to Applicable Requirements and Permitted Liens. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) each servicing advance made by or on behalf of the Company or any of its Subsidiaries was made, and is reimbursable in accordance with, the applicable Company Servicing Agreement and is a valid and subsisting amount owing to the Company or such Subsidiary and (ii) neither the Company nor any of its Subsidiaries has received any written notice from an Investor, Insurer, or other party in which such Investor, Insurer or other party disputes or denies any claim by or on behalf of the Company or such Subsidiary for reimbursement in connection with a servicing advance. Neither the Company nor its Subsidiaries have pledged or sold the servicing income streams or any piece of the servicing spread related to any Mortgage Servicing Rights.
(g)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since January 1, 2023 have been, in compliance with the Company’s and its Subsidiaries’ servicing or, as applicable, subservicing or master servicing, obligations under all Applicable Requirements, including with respect to (A) the collection and application of mortgagor payments, (B) the servicing of adjustable rate Mortgage Loans, (C) the assessment and collection of late charges, (D) the maintenance of escrow accounts, (E) the collection of delinquent or defaulted accounts, including loss mitigation, foreclosure and real-estate owned management, (F) the maintenance of required insurance, including force-placed insurance policies, (G) the communication regarding processing of loan payoffs, (H) the release and satisfaction of mortgages and (I) the assessment and calculation of fees and (ii) through the date of this Agreement, neither the Company nor any of its Subsidiaries has received written or, to the knowledge of the Company, oral or other notice of any pending or threatened cancellation or partial termination of any Company Servicing Agreement.
(h)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Mortgage Loan was underwritten, originated, funded and delivered, and, as applicable, sold, pooled or securitized, in accordance with all Applicable Requirements in effect at the time such Mortgage Loan was underwritten, originated, funded, delivered, sold, pooled, or securitized, as applicable, (ii) no Mortgage Loan is subject to any defect or condition that would allow an Investor, Governmental Entity or Mortgage Agency to increase the loss level for such Mortgage Loan, seek putback, repurchase or indemnification or seek other recourse or remedies against the Company or any of its Subsidiaries, (iii) no facts or circumstances exist that would result in the loss or reduction of any mortgage insurance or guarantee benefit, or claims for recoupment or restitution of payments previously made under any mortgage insurance or guarantee benefit; (iv) each appraisal obtained in connection with each Mortgage Loan complies with uniform standards of professional appraisal practice in effect at the time the appraisal was conducted; (v) each Mortgage Loan was originated as a “qualified mortgage” as defined in Regulation Z (12 CFR §1026.43(e)) and meets the qualified mortgage standards set forth therein or, alternatively, complied with the “ability to repay” standards set forth in Regulation Z (12 CFR §1026.43(c)), as applicable; and (vi) no Mortgage Loan was classified as a “high cost” loan under the Home Ownership and Equity Protection Act, or a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable Law (or a similarly classified loan using different terminology under a Law imposing heightened regulatory scrutiny or additional legal liability for Mortgage Loans having high interest rates, points and/or fees).
(i)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) the servicing file for each Mortgage Loan owned or serviced by the Company or any of its Subsidiaries is complete and complies with all Applicable Requirements, (ii) there has been no servicer default, servicer termination event, portfolio trigger or other default or breach by the Company or any of its Subsidiaries under any Company Servicing Agreement or any Applicable Requirements and (iii) no event, condition, or omission has occurred or exists that with or without the passage of time or the giving of notice or both would: (A) constitute a default or breach by the Company or such Subsidiary under any such Company Servicing Agreement or Applicable Requirements; (B) permit termination of any such Company Servicing Agreement by a third party without the consent of the Company or such Subsidiary; (C) impose on the Company or its Subsidiaries sanctions or penalties in respect of any Company Servicing Agreement or any Applicable Requirement; or (D) rescind any insurance policy or reduce insurance or guarantee benefits in respect of any Company Servicing Agreement that would result in a breach or trigger a default of any obligation of the Company or its Subsidiaries under any Company Servicing Agreement or Applicable Requirement.
(j)   Prior to the date hereof, the Company has made available to Parent the Company Data Tape. The information included in the Company Data Tape is true, complete, and correct in all material respects as of the date(s) specified therein.
(k)   Since January 1, 2023, there have not been any material, uncured deficiencies in any exams or audits of the Company or its Subsidiaries conducted by any Governmental Entity, Mortgage Agency, Investor or Insurer.
(l)   The Credit Policies and Servicing Policies have been reasonably designed to comply in all material respects with the applicable Investor requirements and Applicable Requirements. The Company has made true and correct copies of all of its and its Subsidiaries’ Credit Policies and Servicing Policies, in each case which are material to the Company and its Subsidiaries, taken as a whole, available to Parent prior to the date of this Agreement.
(m)   Since January 1, 2023, the Company has not received written notices that it is in breach of any representation or warranty made by Company or its Subsidiary in connection with the sale, transfer, assignment or conveyance of any Mortgage Loan, or received any written requests, notices or demands for the repurchase, indemnification, exercise of a make-whole obligation or similar right with respect to any Mortgage Loan or associated Repurchase Obligation, in each case, with respect to Mortgage Loans which would be material to the financial results of the Company and its Subsidiaries, taken as a whole. Except for obligations arising under the Company’s Warehouse Facilities, Investor Agreements, or sales of Mortgage Servicing Rights, neither the Company nor any of its Subsidiaries is a party to any Contract pursuant to which the Company or its Subsidiary may have any Repurchase Obligations with respect to any Mortgage Loans.
(n)   The Company’s compensation policies and procedures with respect to compensation paid or other incentives made available by the Company to any third party (including, as applicable, a broker or correspondent lender) in connection with any Mortgage Loans are reasonably designed to comply with applicable Law and Applicable Requirements. Any deviations from such policies and procedures, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(o)   All sales, assignments, conveyances, assignments, purchases, assumptions and related transfers of any Mortgage Loan or Mortgage Servicing Rights by or to the Company, including any related transfers of Mortgage Servicing Rights, were effected in compliance with all Applicable Requirements at such time, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(p)   To the knowledge of the Company, since January 1, 2023, (i) there have been no outstanding, pending or threatened Proceedings against or involving any Joint Venture or Order to which any Joint Venture or their respective businesses or assets are subject, in each case that would be material to the Joint Venture, (ii) each Joint Venture has complied with and is not in default or violation under any applicable Law, including all Privacy and Data Security Requirements, (iii) no Joint Venture has received written notice from any Governmental Entity regarding any actual or potential breach or violation of applicable Law or any actual or threatened revocation, withdrawal, suspension, cancellation or termination of any Permit material to the business or operations of such Joint Venture, in each case (i) through (iii) except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
Section 3.15   Taxes and Tax Returns.   Except as would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(a)   Each of the Company and its Subsidiaries has duly and timely filed (including all valid extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete in all respects.
(b)   Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns automatically obtained in the ordinary course of business).
(c)   All Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid.
(d)   Each of the Company and its Subsidiaries has withheld and timely paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other Person. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect.
(e)   In the last six (6) years, no written claim has been made by a Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries (as applicable) does not file Tax Returns that the Company or such Subsidiary (as applicable) is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction.
(f)   Each of the Company and its Subsidiaries has collected all sales and use Taxes required to be collected, and has remitted, or will remit, on a timely basis, such amounts to the appropriate Governmental Entity, or has been furnished properly completed exemption certificates.
(g)   Neither the Company nor any of its Subsidiaries has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or other fixed place of business in, or is or has ever been Tax resident in, a country other than the country in which it is organized.
(h)   Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, investigations, examinations or other proceedings regarding any Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries.
(i)   Neither the Company nor any of its Subsidiaries is a party to or is bound by, or has any liability pursuant to, any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or pursuant to agreements which both (1) were not primarily related to Taxes and (2) were entered into in the ordinary course of business consistent with past practice).
(j)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group within the meaning of Section 1504 of the Code or any group filing a combined, consolidated, unitary or similar Tax Return (other than a group the common parent of which was the Company or any of its Subsidiaries) or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract or otherwise.
(k)   Neither the Company nor any of its Subsidiaries has been, within the past two (2) years a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code).
(l)   Neither the Company nor any of its Subsidiaries has participated in, nor has any liability or obligation with respect to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(m)   No private letter rulings, closing agreements, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Governmental Entity within the six (6) year period immediately preceding the date of this Agreement with respect to the Company or any of its Subsidiaries that would bind the Company or any of its Subsidiaries in any taxable period (or portion thereof) after the Closing Date.
(n)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any income of deduction from, taxable income for any taxable period or portion thereof beginning after the Closing Date as a result of (i) a change in method of, or use of an improper method of, accounting occurring prior to the Closing, (ii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iii) a prepaid amount received or paid, or deferred revenue accrued, on or prior to the Closing Date, (iv) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) executed on or prior to the Closing Date, or (v) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. law).
(o)   None of the Company nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.
(p)   There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.
(q)   Neither the Company nor any of its Subsidiaries owns any “bank owned life insurance” policies or “company owned life insurance” policies for which any death benefit payments would be subject to U.S. federal income taxation.
Section 3.16   Employee Benefits.
(a)   Each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Law, including ERISA and the Code. Section 3.16(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Benefit Plan. For purposes of this Agreement, the term “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and all equity or equity-based, bonus or incentive, deferred compensation, retiree medical or life insurance, retirement (including supplemental retirement), severance, termination, change in control, retention, employment, welfare, insurance, medical, disability, accident, vacation, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which the Company or any Subsidiary is a party or has any current or future obligation or liability or that are, whether written or unwritten, maintained, contributed to or sponsored by the Company or any of its Subsidiaries or any trade or business, whether or not incorporated, which together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”) for the benefit of any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).

(b)   The Company has made available to Parent true, correct and complete copies of each material Company Benefit Plan (or, in the case of any unwritten material Company Benefit Plan, a complete and accurate written description thereof) and the following related documents, to the extent applicable: (i) all summary plan descriptions and any amendments, modifications or material supplements thereto; (ii) the most recent actuarial report, financial statements, trustee report and non-discrimination tests performed and (iii) any material correspondence with, and all non-routine filings made with, any Governmental Entity in the last year.
(c)   The Internal Revenue Service (the “IRS”) has issued a favorable determination opinion or advisory letter with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”), and such letter has not been revoked (nor has revocation been threatened), and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust.
(d)   No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries sponsor, contribute to or are required to contribute to, or has any liability, including on account of a Company ERISA Affiliate, under or with respect to, any (i) “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412, 430 or 4971 of the Code, including without limitation, any “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, or (iii) “multiple employer plan,” as defined in Section 210 of ERISA or Section 413(c) of the Code.
(e)   Except (i) as set forth in Section 3.16(e) of the Company Disclosure Letter or (ii) as would not result in any material liability to the Company and its Subsidiaries, taken as a whole, no Company Benefit Plan provides, or has any obligation to provide, any post-employment or post-retirement health, medical or life insurance benefits for retired, former or current employees, officers, directors, independent contractors or other service providers of the Company or any of its Subsidiaries, or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.
(f)   Except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, all contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any prior period, have been timely made or paid in full or, to the extent not required to be previously made or paid, have been fully reflected on the books and records of the Company.
(g)   There are no pending or threatened claims (other than claims for benefits in the ordinary course of business), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against any Company Benefit Plan, any fiduciaries thereof with respect to their duties to such Company Benefit Plan or the assets of any of the trusts under any of the Company Benefit Plans that would have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
(h)   Except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, none of the Company and its Subsidiaries nor any Company ERISA Affiliate nor, to the knowledge of the Company, any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries or any Company ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.
(i)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event) result in, cause the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate, or receive a reversion of assets from any Company Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.
(j)   Except as set forth in Section 3.16(j) of the Company Disclosure Letter, no Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.
Section 3.17   Labor Matters.
(a)   Since January 1, 2023 (i) there have been no pending or, to the knowledge of the Company, threatened unfair labor practice claims or charges against the Company or any of its Subsidiaries, and (ii) there have been no strikes, lockouts, concerted slowdowns or work stoppages or other labor disputes involving the Company or any of its Subsidiaries. Neither the Company or any of its Subsidiaries is party to, bound by, or negotiating any collective bargaining or similar agreement with any union, works council or other labor organization. Since January 1, 2023, there have been no pending or, to the knowledge of the Company, threatened organizing efforts by any union or other group seeking to represent any current or former employees of the Company or any of its Subsidiaries.
(b)   Since January 1, 2023, neither the Company nor any of its Subsidiaries has conducted any “plant closing” or “mass layoff” (each as defined by the Worker Adjustment and Retraining Notification Act of 1988) or any similar group layoff of employees requiring notice to a Governmental Entity pursuant to applicable state, local or foreign law nor as to each of the foregoing has the Company nor any of its Subsidiaries planned or announced any such action or program for the future
(c)   Except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, (i) to the knowledge of the Company, no executive officer, director or employee with the title of Vice President (or the functional equivalent) or above of the Company or any of its Subsidiaries has been the subject of an allegation of sexual harassment or other sexual misconduct nor, to the knowledge of the Company, engaged in any such conduct and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct.
Section 3.18   Environmental Matters.   Except as set forth in Section 3.18 of the Company Disclosure Letter and except in any such case as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance, and have complied since January 1, 2023, with all Environmental Laws, including holding, maintaining and complying with all Permits required under Environmental Laws; (ii) there are, and since January 1, 2023 have been, no Proceedings arising under or relating to any Environmental Law pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has since January 1, 2023 (or earlier to the extent unresolved) been subject to or received any Order, agreement, information request or notice concerning any actual or alleged violation of or liability or obligation under, or imposing any liability or obligation on the Company or any of its Subsidiaries pursuant or relating to, any Environmental Law; and (iv) there has been no release or disposal of, contamination by, or exposure of any Person to any hazardous, toxic, dangerous or deleterious materials, substances or wastes so as to give rise to any liability (contingent or otherwise) or obligation of the Company or any of its Subsidiaries under any Environmental Law or that would adversely affect the value of any real property of collateral held by the Company or any Subsidiary.
Section 3.19   Real Property.
(a)   Neither the Company nor any of its Subsidiaries owns any real property.
(b)   Except in any such case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one or more of its Subsidiaries is the lessee of and holds good and valid leasehold estates to each parcel of real property leased, subleased or licensed (each, a “Company Lease”) by the Company or any of its Subsidiaries (such leasehold estates, collectively the “Leased Property”), free and clear of all Liens, except for Permitted Liens, and is in possession of the Leased Property leased thereunder, (ii) each Company Lease is a valid and binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms; (iii) neither the Company nor any of its Subsidiaries has received notice of default or breach under any Company Lease by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto; and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, of or under any such Company Lease.
(c)   Section 3.19(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all Leased Property and, with respect to each material Leased Property, each Company Lease.
(d)   With respect to each Leased Property, neither the Company nor any of the Company Subsidiaries has subleased, licensed, sublicensed or otherwise granted anyone a right to use or occupy such Leased Property or any portion thereof, or otherwise collaterally assigned, pledged, hypothecated, mortgaged or otherwise transferred any lease, sublease, license, sublicense or other interest therein, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.20   Intellectual Property.   The Company or one of its Subsidiaries exclusively own (in each case, free and clear of any Liens (other than Permitted Liens)) all material Intellectual Property owned or purported to be owned by the Company and its Subsidiaries (such Intellectual Property, the “Company IP”). The operation of the Company’s and its Subsidiaries’ businesses (i) do not materially infringe, misappropriate or otherwise violate the Intellectual Property of any third Person and (ii) since January 1, 2023, has not materially infringed, misappropriated or otherwise violated the Intellectual Property of any third Person. Since January 1, 2023, neither the Company nor its Subsidiaries has received any written communication from any Person alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. Since January 1, 2023, (A) no Person has, to the knowledge of the Company, misappropriated, infringed on or otherwise violated any Company IP, and (B) neither the Company nor any of its Subsidiaries has sent written notice to a third-party alleging any such misappropriation, infringement or violation. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice of any pending claim contesting or challenging the ownership, enforceability or validity of any Company IP and there is no pending or, to the knowledge of the Company, threatened, Proceeding contesting or challenging same. The Registered Company IP is completely and accurately, as of the date of this Agreement, set forth in Section 3.20 of the Company Disclosure Letter, and all such Registered Company IP are subsisting and unexpired, and, to the knowledge of the Company, the registered or issued items included therein are valid and enforceable. The Company and its Subsidiaries have taken commercially reasonable actions to protect the confidentiality of the material Trade Secrets included in the Company IP or otherwise provided to the Company or its applicable Subsidiary pursuant to confidentiality obligations under Contract or Law. All Persons who have developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries have executed written contracts with the Company or applicable Subsidiary that validly assign to the Company or applicable Subsidiary, all of such Person’s rights in any such Intellectual Property, unless such Intellectual Property transfers to the Company or applicable Subsidiary by operation of law. Neither the Company nor any of its Subsidiaries has used, incorporated, distributed or otherwise made available Open Source Software in a manner that requires that any proprietary software included in the Company IP be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, or (c) redistributable at no or nominal charge, in each case of (a) through (c), except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. (i) No source code of material software owned or purported to be owned by the Company or any of its Subsidiaries has been licensed or otherwise disclosed to any third Person other than pursuant to written agreements that include commercially reasonable restrictions on the use or disclosure of such source code and (ii) no such source code is subject to any source code escrow arrangement. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor its Subsidiaries uses or has used (and, to the knowledge of the Company, no third Person uses or has used on behalf of the Company or any of its Subsidiaries) (1) any AI Technology in the development of software or Intellectual Property that is, in each case, material to the Company or its Subsidiaries, (2) as AI Inputs, in connection with any development or training of any AI Technology, (a) Personal Information, unless authorized by the applicable data subjects or otherwise permitted under applicable Law, (b) works of authorship, without authorization from the owner of the Intellectual Property therein or (c) training data that was obtained through an act of misappropriation, misrepresentation, or unlawful or unauthorized means.
Section 3.21   Information Technology.
(a)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries maintain internal policies, procedures and practices that incorporate physical, technical, and organizational security measures consistent with industry practice to protect the integrity, availability, continuous operation and security of all hardware, software, databases, systems, networks, websites, applications and other technology infrastructure (including those hosted with third parties or on third-party cloud providers), information technology assets and equipment (collectively, “IT Assets”) owned or controlled by the Company or its Subsidiaries and the privacy, security and confidentiality of the proprietary data, including Personal Information, that is transmitted, stored or processed on such IT Assets and is used in their businesses, including against any (i) loss, destruction or misuse of such data, (ii) unauthorized access, modification, acquisition, use, disclosure or other breach or compromise to, or unlawful operations performed upon, such IT Assets or data thereon or (iii) other act or omission that materially compromises such IT Assets or the privacy, security or confidentiality of the data thereon (clauses (i) through (iii), a “Security Breach”). To the knowledge of the Company, since January 1, 2023, neither the Company nor any of its Subsidiaries (or any third party vendor working on behalf of the Company or its Subsidiaries maintaining Personal Information on behalf of the Company or its Subsidiaries) has experienced any Security Breach that resulted in a material cost to the Company or its Subsidiaries or a requirement for the Company or its Subsidiaries to notify any Governmental Entity and there are no material viruses, malware or other corruptants within the IT Assets owned or controlled by and used in the Company’s or its Subsidiaries’ businesses.
(b)   The Company and its Subsidiaries have implemented and maintain, in compliance in all material respects with applicable Privacy and Data Security Requirements, (i) incident response policies, procedures and practices designed to protect against, monitor for, detect and respond to Security Breaches and (ii) backup, business continuity, and disaster recovery technologies, policies and processes, in each case of (i) and (ii), consistent with industry practice.
(c)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company, each of the Company and its Subsidiaries has timely and reasonably remediated and addressed, in compliance with applicable Privacy and Data Security Requirements, any and all material findings relating to the implementation of administrative, physical, and technical safeguards identified in any security or privacy audit or third-party risk assessment issued or completed since January 1, 2023.
(d)   The IT Assets of the Company and each of its Subsidiaries (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and each of its Subsidiaries in connection with their respective businesses, and (ii) have not since January 1, 2023, materially malfunctioned, failed or been in a continuing state of materially substandard performance.
Section 3.22   Related Party Transactions.   Except as set forth in any Company SEC Documents and except for any Company Benefit Plan, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or Executive Officer of the Company or any of its Subsidiaries or any Person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such Person’s immediate family members or affiliates) (other than

Subsidiaries of the Company) (each, a “Related Party”) on the other hand, of the type required to be reported in any Company SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Section 3.23   State Takeover Laws.   The Company Board has adopted this Agreement and has approved the Company Support Agreement and the Transactions and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the restrictions of Section 203 of the DGCL and any other potentially applicable takeover laws of any state, including any “moratorium,” “control share acquisition,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the organizational documents of Parent or Merger Sub (collectively, with any similar provisions of the Company Charter or the Company Bylaws, “Takeover Statutes”).
Section 3.24   Fairness Opinion.   Prior to the execution of this Agreement, the Company Board has received an opinion (which if initially rendered orally, has been or will be confirmed in writing) from Morgan Stanley to the effect that, as of the date thereof and subject to the various assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the Merger Consideration was fair from a financial point of view to the holders (other than Parent and its affiliates) of Class A Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement. The Company shall provide a copy of such written opinion to the Parent Parties solely for informational purposes promptly following the execution of this Agreement.
Section 3.25   Information Supplied.   The information supplied or to be supplied by the Company and its Subsidiaries for inclusion in the Information Statement (including any amendment or supplement thereto) at the time the Information Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first mailed to the stockholders of the Company will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading. The Information Statement (and any amendment or supplement thereto) will, on the date it is first filed with the SEC and at the time it is first mailed to the stockholders of the Company, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Parent or its Subsidiaries for inclusion in the Information Statement.
Section 3.26   Insurance.   Except as would not have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and the Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by the Company or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither the Company nor any of its Subsidiaries has received written notice of any threatened termination of, or material alteration of coverage under, any material insurance policies.
Section 3.27   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by the Company in this Article III or in any certificate delivered pursuant to Article VII, neither the Company nor any other Person makes any express or implied representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article III or in any certificate delivered pursuant to Article VII, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, to Parent or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Parent or any of its affiliates or any of their respective representatives in the course of their due diligence investigation of the Company and its Subsidiaries, the negotiation of this Agreement or in the course of the Transactions.
(b)   The Company acknowledges and agrees that no Parent Party or any other person on behalf of any Parent Party has made or is making, and the Company has not relied upon, any express or implied representation or warranty other than those contained in Article IV or in any certificate delivered pursuant to Article VII.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES
Except as disclosed in the disclosure letter delivered by the Parent Parties to the Company concurrently herewith (the “Parent Disclosure Letter”), the Parent Parties hereby represent and warrant to the Company as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date as follows:
Section 4.1   Corporate Organization.   Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Parent Party has the requisite corporate and limited liability company power and authority, as applicable, to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Each Parent Party is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not have or reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.2   Authority; No Violation.
(a)   Each Parent Party has full corporate and limited liability company power and authority, as applicable, to execute and deliver this Agreement and, subject to the actions described below, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly authorized by the board of directors, board of managers or similar governing body of each Parent Party. Except for the approval of Parent as the sole stockholder of Merger Sub (which approval shall be delivered immediately after the execution and delivery of this Agreement), no other corporate proceedings on the part of any Parent Party are necessary to adopt this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each Parent Party and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of each Parent Party, enforceable against such Parent Party in accordance with its terms, subject to the Enforceability Exceptions.
(b)   Neither the execution and delivery of this Agreement by each Parent Party, nor the consummation by each Parent Party of the Transactions, nor compliance by each Parent Party with any of the terms or provisions hereof, will (i) violate, breach, contravene, or conflict with any provision of the organizational documents of any Parent Party, as applicable, and (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate or breach any applicable Law or Order applicable to any of the Parent Parties or any of their Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of any Parent Party or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Parent Party or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that would not have or reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.3   Consents and Approvals.   Assuming receipt of the Requisite Regulatory Approvals and the Written Consent, no consents or approvals of or filings or registrations with any Governmental Entity are necessary by a Parent Party or their affiliates (other than any filings required by the Exchange Act) in connection with (i) the execution and delivery by each Parent Party of this Agreement or (ii) the consummation by each Parent Party of the Merger and the other Transactions, other than any consents, filings or notices the failure of which to obtain or make would not have or reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4   Operations of Parent and Merger Sub.   The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect Subsidiary of Parent, free and clear of all Liens. Since the date of its formation or incorporation, as applicable, neither Parent nor Merger Sub has engaged in any activities, or has any assets, liabilities, or obligations of any nature other than those in connection with or as contemplated by this Agreement (other than those in connection with its formation and other administrative activities related thereto).
Section 4.5   Broker’s Fees.   None of Parent or any of its affiliates, nor any of its or their respective officers or directors, has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the Transactions.
Section 4.6   Legal and Regulatory Proceedings.   Since its incorporation or formation, as applicable, (a) there has been no outstanding or pending, to the knowledge of Parent, threatened Proceedings against the Parent Parties and (b) there is no Order to which either Parent Party or their respective businesses or assets are subject, which, in each case, has had or if resolved adversely would have a Parent Material Adverse Effect.
Section 4.7   Parent Information.   None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Information Statement will, at the time such document is first filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are being made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of the Company or its Subsidiaries for inclusion in the Information Statement.
Section 4.8   Equity Commitment Letter.
(a)   Parent has delivered to the Company a true, complete and correct copy of the fully executed equity commitment letter, together with all schedules, exhibits or annexes attached thereto (the “Equity Commitment Letter”), dated as of the date of this Agreement, from Bayview MSR Opportunity Master Fund, L.P. (the “Equity Investor”), pursuant to which the Equity Investor has agreed, upon the terms and subject only to the express conditions thereof, to contribute or invest in the Parent Parties the amount set forth therein for purposes of funding the Payment Fund at the Closing (collectively, the “Equity Financing”). As of the date of this Agreement, the Equity Commitment Letter in the form delivered to the Company has not been amended or modified, no such amendment or modification is contemplated and none of the obligations and commitments contained in such Equity Commitment Letter have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated.

(b)   The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, will be, in the aggregate, sufficient to make the payment of the aggregate Merger Consideration and any other amounts required to be paid by the Parent Parties in connection with the consummation of the Transactions, including any fees and expenses payable by the Parent Parties pursuant to this Agreement. The Equity Investor has (and will have as of the Closing) sufficient available funds (including, in uncalled capital commitments, undrawn or unencumbered liquidity, available borrowings, readily available cash or otherwise) to fund the Equity Financing.
(c)   As of the date hereof, there are no side letters, understandings or other agreements, contracts or arrangements of any kind (whether oral or written and whether or not legally binding), or commitments to enter into any of the foregoing, to which the Parent Parties, any of or the Equity Investor is a party that could affect the availability, conditionality, enforceability, termination or amount of the Equity Financing, other than as expressly contained in the Equity Commitment Letter and delivered to the Company prior to the date of this Agreement.
(d)   As of the date hereof, the Equity Commitment Letter constitutes the legal, valid, binding and enforceable obligation of the Parent Parties and all the other parties thereto, subject to the Enforceability Exceptions, and is in full force and effect. As of the date hereof, no event has occurred which (with or without notice, lapse of time or both) could constitute a default, breach or failure to satisfy a condition by the Parent Parties or the Equity Investor under the terms and conditions of the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated hereby being unavailable or delayed. Assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, as of the date hereof, Parent Parties do not have any reason to believe that any party to the Equity Commitment Letter will be unable to satisfy any term or condition of the Equity Commitment Letter required to be satisfied by it, that the conditions to the Equity Financing in the Equity Commitment Letter will not otherwise be satisfied or that the full amount of the Equity Financing will not be available on the Closing Date. The only conditions precedent or other contingencies related to the obligations of the Equity Investor to fund the full amount of the Equity Financing are those expressly set forth in the Equity Commitment Letter. In no event shall the receipt or availability of any funds or financing by or to the Parent Parties be a condition to any of Parent Parties’ obligations hereunder.
Section 4.9   Limited Guarantee.   The Equity Investor has delivered to the Company a true, correct and complete copy of the executed limited guarantee, together with all schedules, exhibits or annexes attached thereto, dated as of the date of this Agreement, in favor of the Company (the “Limited Guarantee”). As of the date of this Agreement, the Equity Investor is not in default or breach under the terms and conditions of the Limited Guarantee and, as of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Limited Guarantee. As of the date of this Agreement, the Limited Guarantee in the form delivered to the Company has not been amended or modified, no such amendment or modification is contemplated and none of the obligations and commitments contained in such Limited Guarantee have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. As of the date hereof, there are no side letters, understandings or other agreements, contracts or arrangements of any kind, or commitments to enter into any of the foregoing, to which the Parent Parties or the Equity Investor is a party that could affect the obligations of the Equity Investor set forth in the Limited Guarantee.
Section 4.10   Solvency.   Immediately after the consummation of the Transactions, assuming (i) the accuracy of the representations and warranties set forth in Article III, (ii) that the Company has complied with and satisfied all of its covenants, agreements and obligations hereunder and (iii) all conditions to the Closing have been satisfied without waiver thereof, Parent and the Surviving Corporation and each of its Subsidiaries shall be solvent and shall: (A) be able to pay its debts as they become due; (B) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (C) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred by Parent or Merger Sub in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent or the Company or any of its Subsidiaries.

Section 4.11   Ownership of Company Common Stock.   Except as set forth on the Schedule 13D filed by Bayview MSR Opportunity Master Fund, L.P. with the SEC on May 20, 2025, none of Parent, its Subsidiaries or controlled affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Subsidiary of the Company and none of Parent, its Subsidiaries or controlled affiliates has any rights to acquire, directly or indirectly, any Shares except pursuant to this Agreement. None of Parent, Merger Sub or any of their controlled “affiliates” or controlled “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as such term is defined in Section 203 of the DGCL.
Section 4.12   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by each Parent Party in this Article IV or in any certificate delivered pursuant to Article VII, no Parent Party nor any other Person makes any express or implied representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Parent Parties, their respective Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and each Parent Party hereby disclaims any such other representations or warranties.
(b)   Each Parent Party acknowledges and agrees that neither the Company nor any other Person has made or is making, and Parent and Merger Sub have not relied on, any express or implied representation or warranty other than those contained in Article III or in any certificate delivered pursuant to Article VII.
(c)   In connection with Parent’s due diligence investigation of the Company and its Subsidiaries, Parent and its affiliates and Representatives have received certain projections, including projected statements of operating revenues and income from operations of the Company and its Subsidiaries and certain business plan information, of the Company and its Subsidiaries. The Parent Parties acknowledge and agree that, except for the representations and warranties contained in Article III or in any certificate delivered pursuant to Article VII, no representations and warranties are being made with respect to any such projections and other forecasts and business plans.
ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 5.1   Affirmative Covenants.   During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, except as (i) expressly required by this Agreement, (ii) required by Law or existing Contracts that have been previously disclosed to Parent and set forth in Section 5.1 of the Company Disclosure Letter, (iii) consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or (iv) as set forth in Section 5.1 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (A) conduct its business in the ordinary course in all material respects and (B) preserve substantially intact its and their current business organization, goodwill and ongoing businesses and relationships with Mortgage Agencies, Governmental Entities, employees, lenders, vendors and others with material business relationships.
Section 5.2   Negative Covenants.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as (i) expressly required by this Agreement, (ii) required by Law or existing Contracts that have been previously disclosed to Parent, (iii) consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or (iv) as set forth in Section 5.2 of the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to:
(a)   incur (or guarantee) any indebtedness for borrowed money, other than pursuant to the Existing Company Facilities, except in the ordinary course of business pursuant to applicable policies and procedures in effect as of the date of this Agreement;
(b)   (1) enter into, originate, service, refinance or recapture any Mortgage Loan except in accordance with the Company and its Subsidiaries’ underwriting, origination, collection, servicing and risk management methods, policies, procedures and practices in effect as of the date of this Agreement or as may be subsequently amended or modified in accordance with clause (3) below (“Applicable Policies”), (2) write-off, modify, settle, waive or enforce (or fail to take such actions with respect to) any Mortgage Loan except in accordance with the Applicable Policies or (3) materially amend or modify the Applicable Policies, except amendments or modification as required by regulation or policies imposed by any Governmental Entity and ordinary course changes to practices in response to standard changes in similar practices in the mortgage origination and servicing market;
(c)   make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any Shares or other shares of capital or voting stock or other equity of the Company or its Subsidiaries, except (A) one dividend by the Company of up to $0.25 per Share in 2025, (B) if the Closing Date occurs on or after January 1, 2026, a quarterly dividend by the Company of up to $0.25 per Share payable each calendar quarter between January 1, 2026 and the Closing Date, (3) dividends paid by any of the Company Subsidiaries to the Company or any of its wholly owned Subsidiaries and (4) the acceptance of Shares as payment for withholding Taxes incurred in connection with the vesting or settlement of awards of the Company RSUs or Company PSUs, in accordance with past practice and the terms of the Stock Plan and award agreements thereunder;
(d)   issue, sell, transfer, encumber or otherwise permit to become outstanding any additional Shares or other shares of capital or voting stock or other equity of the Company or its Subsidiaries (including securities convertible or exchangeable into the foregoing) or grant or enter into any options, warrants, or other rights of any kind to acquire any of the foregoing, except pursuant to the settlement of awards of the Company RSUs or Company PSUs which are outstanding as of the date hereof (or issued after the date hereof in accordance with the terms of this Agreement), in accordance with their terms as in effect as of the date hereof;
(e)   sell, assign, transfer, mortgage, encumber, abandon, subject to Liens (other than Permitted Liens), allow to lapse, fail to renew, license, lease or otherwise dispose of any of its material properties, rights or assets or any material business (including any Mortgage Servicing Rights or Company IP), other than (A) sales (on a servicing released or servicing retained basis) of Mortgage Loans in the ordinary course of business or pursuant to Contracts or agreements in force at the date of this Agreement set forth on Section 5.2(e) of the Company Disclosure Letter, and (B) non-exclusive licenses granted with respect to Company IP in the ordinary course of business, and (C) expirations of Registered Company IP (excluding trademarks) at the end of statutory terms;
(f)   (A) acquire (whether by stock or asset acquisition, merger or otherwise) any other Person (including an acquisition of new employees through an employee lift-out) or the property or assets of any other Person, in each case, other than a wholly owned Company Subsidiary, for aggregate consideration (including any assumption of liabilities and reasonably expected earn-out payments) (or with respect to any employee lift-out, the aggregate signing bonuses including any deferred payments) in excess of $5,000,000 for any one transaction or $10,000,000 in the aggregate, or (B) form or enter into any joint venture, partnership or other similar agreement or arrangement;
(g)   except in the ordinary course of business, (i) terminate, materially amend, or waive any material provision of, any Material Contract, or (ii) enter into (or thereafter terminate, materially amend, or waive any material provision of) any contract that would constitute a Material Contract if it were in effect on the date of this Agreement; provided, however, that the Company may renew or replace an existing contract in the ordinary course if such renewal or replacement is not reasonably expected to (1) materially reduce the business or economic benefits to, or (2) impose additional material obligations on, the Company or its Subsidiaries and is terminable by the Company on ninety (90) days or less notice without any required payment or ongoing obligations (other than the payment of any outstanding payment obligation at the time of termination);
(h)   except as required under applicable Law or the terms of any Company Benefit Plan existing as of the date hereof, as applicable: (i) enter into, establish, adopt, materially amend or terminate any Company Benefit Plan, or any arrangement that would be a Company Benefit Plan if in effect on the date hereof, other than routine administrative amendments that would not materially increase the benefits provided thereunder or the cost thereof to the Company and its Subsidiaries, (ii) materially increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its Subsidiaries, other than increases to current employees in base salary or wages that is in the ordinary course of business consistent with past practice and with respect to an employee who is not an Executive Officer or division head, provided, any such increase(s) shall not exceed 5% individually or 3% in the aggregate, (iii) pay, award or grant, or commit to pay, award or grant, any retention, change of control, sale or transaction bonuses, any new or increased severance eligibilities or entitlements, or any equity or equity-based award, or other incentive compensation, in each case, to any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its Subsidiaries, or forgive any portion of any loan provided to such individuals, (iv) accelerate the payment, vesting or funding of or under any Company Benefit Plan or of any compensation or benefit, (v) grant to any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for any Taxes, including any Taxes incurred under Section 409A or 4999 of the Code, (vi) with respect to any Company Benefit Plan, (A) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or (B) except as may be required by GAAP, change any actuarial or other assumption used to calculate the funding obligations with respect to such Company Benefit Plan or change the manner in which contributions are made or the basis on which contributions are calculated with respect to such Company Benefit Plan, in each case, except in the ordinary course of business consistent with past practice, (vii) terminate the employment or services of any Executive Officer, other than for cause, or (viii) hire any Executive Officer (or promote or change the responsibilities of any Executive Officer (or employee who would be an Executive Officer after such change));
(i)   enter into, establish or adopt any collective bargaining or similar agreement with any union, works council, or other labor organization, or recognize any union, works council, or other labor organization as the representative of any of the employees of the Company or any of its Subsidiaries;
(j)   settle any claim, suit, action or proceeding, except for such settlements with third parties that are not Governmental Entities and where (i) the amount paid in settlement does not exceed $1,000,000 individually or $3,000,000 in the aggregate (in each case excluding payment of any net insurance proceeds) and (ii) there are no adverse restrictions (or non-monetary obligations) binding on the Company or its Subsidiaries that would be material to the business of Company or its Subsidiaries or the Surviving Corporation after consummation of the Merger;
(k)   (1) amend the Company Governing Documents or comparable governing documents of the Company Subsidiaries, (2) adjust, split, combine or reclassify the Shares or any other any capital stock or (3) merge or consolidate with any other Person or liquidate or dissolve;
(l)   implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable Law;
(m)   enter into any material new line of business;
(n)   (i) make, change or revoke any material Tax election, (ii) change any Tax accounting period, (iii) adopt or change any material Tax accounting method, (iv) file any material amended Tax Return, (v) enter into any closing agreement with respect to Taxes, (vi) settle or compromise any Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes, (vii) initiate or enter into any voluntary disclosure or similar agreement with, or request any ruling from, or otherwise voluntarily disclosing information to any Governmental Entity with respect to any material Taxes, or (viii) consent to any extension or waiver of the limitation period applicable to any Taxes (other than extensions to file Tax Returns automatically obtained in the ordinary course of business);
(o)   make any loans, extensions of credit, or capital contributions to, or investments in, any Person except (1) intercompany loans or capital contributions to a wholly owned Company Subsidiary, (2) loans or extensions of credit to employees in the ordinary course of business or (3) Mortgage Loans in the ordinary course of business in accordance with the Applicable Policies;

(p)   make (or commit to make) any capital expenditures, except (i) as may be required pursuant to any Material Contract or (ii) any other capital expenditures not to exceed $7,500,000 in the aggregate;
(q)   make any material adverse change to the security or operation of the IT Assets used in its business or its posted privacy policies;
(r)   except for any Company Benefit Plan, enter into any Contract or with a Related Party;
(s)   agree to take or make any commitment to take any of the actions prohibited by this Section 5.2.
Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.3   Parent Negative Covenants.   Parent shall not, and shall cause its Subsidiaries not to, knowingly take or permit any of its Subsidiaries to take any action that is reasonably likely to prevent the consummation of the Merger.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1   Reasonable Best Efforts; Regulatory Matters.
(a)   General Obligations and Requisite Regulatory Approvals.   Subject to the terms and conditions of this Agreement (including the other provisions of this Section 6.1), each of the Company and Parent shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to:
(i)   take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and
(ii)   obtain as soon as practicable the approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations, waivers, non objections or other confirmations required to be obtained from any Governmental Entity which are necessary to consummate the Merger and the other Transactions, including the Governmental Entities set forth on Annex A (those set forth on Annex A, the “Requisite Regulatory Approvals”).
(b)   HSR and Other Filings.   Parent and the Company shall each submit (or cause their ultimate parent entity to submit) their respective Notification and Report Forms required under the HSR Act relating to the Merger as promptly as practicable and in no event later than twenty-five (25) Business Days from the date of this Agreement and shall prepare and file such other materials as may be required to obtain the other Requisite Regulatory Approvals as promptly as practicable and in any event no later than thirty (30) calendar days from the date of this Agreement, unless Parent and the Company otherwise agree, in each case subject to the timely receipt by the party making such filing of all necessary information from the other party as may be reasonably requested for the preparation of such filing.
(c)   Cooperation and Consultation.   Prior to Closing, and subject to applicable Law relating to the exchange of information, each party shall each keep the other apprised of the status of matters relating to the completion of the Merger and the other Transactions and work cooperatively in connection with obtaining all Requisite Regulatory Approvals required in connection with the Transactions. The Company and Parent shall have the right to review in advance, and each will consult the other to provide any necessary information with respect to all filings made with, written materials submitted to, or substantive oral communications with, Governmental Entity in connection with Transactions; provided, however, that any information or materials provided to or received by any party under the foregoing or elsewhere in this Section 6.1 or any other section of this Agreement may be redacted (i) to remove references concerning the valuation of the Company and its Subsidiaries, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, and that the parties may, as each deems advisable, reasonably designate any material or information provided to or received by any party under this Section 6.1 as “outside counsel only material”; provided further that confidential supervisory information or sensitive personal or financial information need not be provided to the other party’s counsel.
(d)   Notification; Participation.   The Company and Parent shall each promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any substantive communication from any Governmental Entity regarding the Transactions, and provide the other party with the opportunity to participate in any meeting, teleconference, or videoconference with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Merger; provided that, Parent shall have the right, in consultation with the Company, to determine, devise, control, direct and implement the strategy, communications, and timing for, and make all material decisions relating to (and shall take the lead in all meeting and communications with any Governmental Entity relating to), obtaining any Requisite Regulatory Approvals after considering in good faith all comments of the Company (and its counsel).
(e)   Required Disclosures.   If either party receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will use its reasonable best efforts to make, or cause to be made, as promptly as practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent or advisors to Parent may provide such information pursuant to a request for confidential treatment under applicable Law directly to the applicable Governmental Entity requesting such information without providing or disclosing such information to the Company or advisors (including legal advisors), provided that Parent contemporaneously confirms to the Company that Parent has provided such information to such Person. Subject to applicable Law, the proviso in Section 6.1(c) or any request made by any applicable Governmental Entity (including the staff thereof), the Company and Parent shall each furnish to each other copies of all substantive correspondence, filings (other than the Notification and Report Forms required under the HSR Act) and written communications between it and any such Governmental Entity with respect to this Agreement and the Merger and the other Transactions, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Entity.
(f)   Remedies.   Notwithstanding anything to the contrary in this Agreement, none of Parent, Merger Sub or any of their affiliates shall be required to, and the Company may not, without the prior written consent of Parent, take any action, or commit to take any action, or agree to any condition or limitation with respect to the Company, Parent, or their respective affiliates or the assets, categories of assets, permits, licenses, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein of the Company, Parent, or their respective affiliates in connection with obtaining any Requisite Regulatory Approvals or otherwise (collectively, “Remedies”), including the following Remedies:
(i)   proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any Subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of Parent or any of its affiliates or Subsidiaries (including the Company);
(ii)   taking or committing to take such other actions that may limit or impact Parent’s or any of its affiliates’ or Subsidiaries’ (including the Company’s) freedom of action with respect to, or its ability to retain, any of its or their operations, divisions, businesses, product lines, contracts, customers or assets;
(iii)   entering into any Orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing, to obtain any clearance, consent, approval or waiting period expiration or termination from any Governmental Entity with respect to the Merger and the other Transactions (including under the antitrust Laws and other applicable Law and including to obtain the Requisite Regulatory Approvals) or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any Order that prevents, prohibits, restricts or delays the consummation of the Merger and the Transactions, in any case, that may be issued by any court or other Governmental Entity;
(iv)   creating, terminating or divesting relationships, contractual rights or obligations of Parent or any of its affiliates or Subsidiaries, the Company or its affiliates, or surrendering or otherwise allowing to be terminated any of their respective Governmental Authorizations; or
(v)   forfeiting or non-continuing any license, permit or approval.
(g)   Burdensome Condition.   Notwithstanding clause (f) above, Parent shall, and shall cause its Subsidiaries and controlled affiliates to, to the extent necessary to obtain any Requisite Regulatory Approval, agree and commit to, and effectuate, any Remedies at the Company or its Subsidiaries that would not, in the aggregate, be material and adverse to the Company and its Subsidiaries (any Remedies in this clause (g) other than those at the Company or its Subsidiaries that would not, in the aggregate, be material and adverse to the Company and its Subsidiaries, a “Burdensome Condition”) it being understood that (i) any such Remedy shall be conditioned upon, and will only take effect at or after, the Closing and (ii) without limiting or superseding the obligations set forth in the Parent Support Agreement, other than the Company and its Subsidiaries following the Closing, no affiliate of Parent (including for purposes of this sentence, the Equity Investor, Bayview Asset Management, LLC and any other investment funds or investment vehicles affiliated with, or managed or advised by, Bayview Asset Management, LLC or any portfolio company (as such term is commonly understood in the private equity industry) or investment of any such investment fund or investment vehicle (or any interest therein)) shall be required to agree, commit to or effectuate any Remedies.
Section 6.2   Access to Information; Confidentiality.
(a)   To the extent permitted by applicable Law, the Company and its Subsidiaries shall afford to the officers, employees, accountants, counsel, advisors and other Representatives of Parent, Merger Sub and their affiliates, reasonable access upon prior reasonable notice, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts personnel, IT Assets and records (other than any of the foregoing that relate to the negotiation of this Agreement or any alternative transactions), as Parent may reasonably request (including for purposes of transaction and integration planning). Parent shall use reasonable best efforts to minimize any interference with the Company’s regular business operations during any such access. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would reasonably be expected to (i) contravene any Law or Contract entered into prior to the date of this Agreement or obligation of confidentiality owing to any third party, or (ii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege; provided that, in the case of each of clauses (i) and (ii) above, the parties shall reasonably cooperate in seeking an alternative means whereby Parent and Merger Sub are provided access to such information in a manner that does not result in such contravention or jeopardy. No investigation by Parent or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement.
(b)   All information furnished pursuant to this Section 6.2 shall be subject to the provisions of the Confidentiality Agreement.
Section 6.3   Written Consent; Preparation of the Information Statement.
(a)   Delivery of Written Consent.   Immediately after the execution of this Agreement, in lieu of calling a meeting of the Company stockholders, the Company shall use its best efforts to obtain the Written Consent. Promptly following the receipt of the Written Consent, and in no event later than six (6) hours following the execution of this Agreement (the “Written Consent Delivery Time”), the Company shall provide Parent with a copy of such Written Consent. In connection with the Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, and the Company Governing Documents.

(b)   Information Statement.
(i)   As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing: (A) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Merger, (B) the notice of action by written consent required by Section 228(e) of the DGCL, and (C) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (as amended or supplemented from time to time, the “Information Statement”).
(ii)   The Company shall provide Parent with a draft of the Information Statement (and any amendment or supplement thereto) prior to filing with the SEC. Parent shall provide the Company with all information concerning Parent, Merger Sub and their affiliates as may be reasonably requested by the Company and is customarily included in an information statement. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Information Statement if and to the extent, in the absence of such a correction, the Information Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the stockholders of the Company in an amendment or supplement and to cause such amendment or supplement to be filed with the SEC. The Company shall notify Parent promptly in writing upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Information Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Information Statement and to resolve such comments with the SEC and cause the Information Statement to be filed with the SEC in definitive form as contemplated by Rule 14c-5 under the Exchange Act, and shall use its reasonable best efforts to cause the Information Statement to be disseminated in its definitive form to the stockholders of the Company as promptly as reasonably practicable after the first to occur of (A) confirmation from the SEC that it has no further comments on the Information Statement, (B) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (C) expiration of the 10-day period after filing the preliminary Information Statement in the event the SEC does not review the Information Statement. If Parent, Merger Sub or any of their respective affiliates is required to file any other document with the SEC in connection with this Agreement or the Transactions, Parent shall provide the Company with a reasonable opportunity to review and to propose comments on any such document, which Parent shall consider in good faith.
Section 6.4   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and regulations of the NYSE to cause (i) the delisting of the Company Common Stock from the NYSE upon the Closing and (ii) the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.
Section 6.5   Employee Benefit Plans.
(a)   During the period commencing at the Effective Time and ending on the one year anniversary of the Effective Time (the “Continuation Period”), Parent shall cause the Surviving Corporation to provide each employee of the Company or any of its Subsidiaries as of the Effective Time who remains employed by Parent or any of its affiliates (including the Surviving Corporation and its Subsidiaries) following the Effective Time (a “Continuing Employee”) with (i) an annual base salary or base wage rate, that is no less than that provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, (ii) target long-term cash incentive opportunities that are no less favorable in the aggregate compared to the target long-term equity incentive opportunities provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Effective

Time, (iii) other employee benefits (excluding equity and equity-based compensation, change-in-control, retention or transaction-related benefits and defined benefit pension and post-retirement welfare benefits) that are no less favorable in the aggregate compared to those (subject to the same exclusions as the foregoing) provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, and (iv) severance benefits that are no less favorable than those set forth on Section 6.5(a) of the Company Disclosure Letter. In addition, during the Continuation Period, Parent shall cause the Surviving Corporation to maintain annual, quarterly and monthly bonus incentive plans, programs or arrangements for the benefit of the Continuing Employees in the ordinary course of business consistent with past practice, which is no less favorable than what was provided to such Continuing Employees by the Company and its Subsidiaries immediately prior to the Effective Time; provided, that if the Effective Time occurs prior to the date in 2026 that annual bonus payments in respect of calendar year 2025 are paid to employees of the Company and its Subsidiaries in the ordinary course of business consistent with past practice, then Parent shall cause the Surviving Corporation to pay to each Continuing Employee who participates in such annual bonus incentive plans, programs or arrangements and remains actively employed through the required date set forth in the applicable plan, an annual cash bonus in respect of calendar year 2025 with performance deemed achieved at no less than 100% of the target level; provided further, that bonus payments shall otherwise remain subject to the terms of the applicable plans.
(b)   Parent shall cause the Surviving Corporation to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under any applicable Parent or Surviving Corporation benefit plan, as if such service had been performed with the Surviving Corporation, except to the extent it would result in a duplication of benefits.
(c)   Nothing in this Agreement shall confer upon any current or former employee, officer, director, independent contractor or other service provider of the Company or any of its Subsidiaries or affiliates any right to employment or service or to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend or modify any Company Benefit Plan or any other benefit or employment plan, program, agreement or arrangement or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, new plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of, and subject to, Section 9.1, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, including any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 6.6   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless and advance expenses as incurred, in each case, to the fullest extent permitted by applicable Law, the Company Governing Documents and the governing or organizational documents of any Company Subsidiary as in effect on the date hereof, each present and former director, officer or employee of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such Person was a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the Transactions; provided, that in the case of advancement of expenses, any Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification hereunder. The Surviving Corporation shall reasonably cooperate with the Company Indemnified Parties, and the Company Indemnified Parties shall reasonably cooperate with the Surviving Corporation, in the defense of any such claim, action, suit, proceeding or investigation.
(b)   For a period of six (6) years after the Effective Time, Parent or the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that Parent or the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Company Indemnified Parties) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the approval of this Agreement and the Transactions); provided, however, that neither Parent nor the Surviving Corporation shall be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance which, in Parent’s or the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Parent (or the Company, in consultation with, but only upon the consent of Parent) may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under the Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.
(c)   The obligations of Parent and the Surviving Corporation under this Section 6.6 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Company Indemnified Party or any other Person entitled to the benefit of this Section 6.6 without the prior written consent of the affected Company Indemnified Party or affected Person.
(d)   The provisions of this Section 6.6 shall survive the Effective Time and, from and after the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation, or any of its successors or assigns, (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all its assets to any other Person or engages in any similar transaction, then, and in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation, as the case may be, will expressly assume the obligations set forth in this Section 6.6.
Section 6.7   Advice of Changes.   Each of Parent and the Company shall promptly advise the other of any effect, fact, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect or Company Material Adverse Effect, respectively, or (ii) that such first party believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach of this Agreement shall not be deemed to constitute a violation of this Section 6.7, provide a basis for terminating this Agreement or constitute the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case, unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or

Section 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.7 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
Section 6.8   Stockholder Litigation.   The Company (i) shall give prompt written notice to the Parent Parties of any stockholder demands, litigation, arbitrations or other similar actions (including derivative claims) commencing against the Company, any of its Subsidiaries or their respective directors or officers relating to the Transactions (collectively, the “Stockholder Litigation”) and (ii) shall promptly advise the Parent Parties of any material developments with respect to and keep the Parent Parties reasonably informed regarding any Stockholder Litigation. The Company shall (i) give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation, (ii) give Parent reasonable opportunity to review and comment on all filings or responses to be made by the Company in connection with any such litigation, and consider in good faith Parent’s comments, and (iii) not agree to settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that Parent will not be obligated to consent to any settlement which does not include a full release of Parent and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation or any of its affiliates.
Section 6.9   No Solicitation; Recommendation Change.
(a)   From and after the execution of this Agreement and until the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective employees, officers and directors to (and will use its reasonable best efforts to cause its and their other Representatives to), (i) immediately cease and cause to be terminated any activities, discussions, or negotiations conducted or that may be ongoing before the date of this Agreement with any Person or its Representatives with respect to any Acquisition Proposal, and (ii) promptly request the prompt return or destruction of all confidential information previously furnished in connection therewith and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.
(b)   From and after the execution of this Agreement and until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause its Subsidiaries and its and their respective employees, officers and directors not to, and shall use its reasonable best efforts to cause its and their other Representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, engage or participate in any negotiations with any Person concerning any Acquisition Proposal, provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person relating to any Acquisition Proposal (except (A) to notify a Person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.9 or (B) to clarify the terms and conditions of any Acquisition Proposal); unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.9) in connection with or relating to any Acquisition Proposal or that would require the Company to abandon, terminate or fail to consummate the Merger (any such agreement, an “Alternative Acquisition Agreement”), (v) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to an Acquisition Proposal; or (vi) resolve or agree to do any of the foregoing.
(c)   Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the Company’s receipt of the Written Consent, the Company receives a written bona fide Acquisition Proposal that did not result from or arise in connection with a material breach of this Section 6.9, the Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and engage or participate in negotiations or discussions with the Person or group of Persons making the Acquisition Proposal or its or their Representatives if the Company Board, after consultation with its outside counsel and its financial advisors, determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable Law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, the Company and such Person or group of Persons have executed an Acceptable Confidentiality Agreement, which Acceptable Confidentiality Agreement shall not provide such Person or group of Persons with any exclusive right to negotiate with the Company, and the Company shall substantially concurrently provide to Parent any such information which was not previously provided to Parent.
(d)   From and after the date of this Agreement until the termination of this Agreement pursuant to Article VIII, the Company (i) will promptly (and, in any event, within twenty-four (24) hours) advise Parent following receipt of any Acquisition Proposal received by the Company, any Company Subsidiary or any of their respective affiliates or any inquiry which would reasonably be expected to lead to an Acquisition Proposal and the substance thereof (including the material terms and conditions of and the identity of the Person or “group” making such inquiry or Acquisition Proposal), (ii) will provide Parent with an unredacted copy of any written requests, proposals or offers, draft agreements, including proposed agreements, and the material terms and conditions of any proposals or offers in connection with any such inquiry or Acquisition Proposal, and (iii) will keep Parent apprised of any material developments, discussions and negotiations related thereto on a reasonably current basis, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal. Prior to the Company’s receipt of the Written Consent, the Company shall promptly (and, in any event, within 24 hours), following a determination by the Company Board that an Acquisition Proposal is a Superior Proposal to the extent the Company Board is permitted to do so pursuant to this Section 6.9, notify Parent of such determination in writing (and, for the avoidance of doubt, following the Company’s receipt of the Written Consent, the Company and the Company Board shall have no right to make such a determination).
(e)   Except as permitted by this Section 6.9, the Company and the Company Board shall not, and shall not publicly propose to (i) (A) withhold, withdraw, modify or qualify in a manner adverse to Parent its determination that this Agreement is in the best interests of the Company and the Company’s stockholders, (B) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal; or (D) take any action or make any recommendation or public statement in connection with any Acquisition Proposal that is a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Company Board of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Company Board or the Company indicates that determination of the Company Board that this Agreement is in the best interests of the Company and the Company’s stockholders has not changed (any of the foregoing actions, a “Recommendation Change”), or (ii) cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement.
(f)   Notwithstanding anything in this Agreement to the contrary, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Written Consent, if in response to an Acquisition Proposal made after the date of this Agreement and prior to the Company’s receipt of the Written Consent that has not been withdrawn and that did not result from a material breach of this Section 6.9 but subject to the Company’s and the Company Board’s compliance with Section 6.9(g), the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal is a Superior Proposal:
(i)   the Company Board may make a Recommendation Change; and/or
(ii)   the Company may terminate this Agreement pursuant to Section 8.1(e) in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 8.1(e) unless the Company prior to, or concurrently with, such termination, pays, or causes to be paid, to Parent the Company Termination Fee.
(g)   Recommendation Change or Termination for Superior Proposal.   Prior to effecting a Recommendation Change to the extent permitted by Section 6.9(f)(i) with respect to a Superior Proposal or terminating this Agreement pursuant to Section 8.1(e) in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by Section 6.9(f) and Section 8.1(e):

(i)   the Company Board shall deliver to Parent prior written notice of the Company’s Board intention to (no earlier than at least three (3) Business Days’ after such notice) effect a Recommendation Change or intention to terminate this Agreement pursuant to Section 8.1(e), as applicable;
(ii)   the Company Board shall provide Parent a reasonable description of the events or circumstances giving rise to its determination to take such action and a summary of the material terms and conditions of such Superior Proposal (including the consideration offered therein and the identity of the Person or “group” making the Superior Proposal) and an unredacted copy of the Alternative Acquisition Agreement and all other documents relating to such Acquisition Proposal;
(iii)   if requested to do so by Parent, for a period of three (3) Business Days following delivery of such notice, the Company shall, and shall cause its financial, legal and other advisors to, discuss and negotiate in good faith, and shall make its Representatives available to discuss and negotiate, with Parent and its Representatives, any proposed modifications to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Recommendation Change or terminate this Agreement pursuant to Section 8.1(e), as applicable; and
(iv)   no earlier than the end of such three (3) Business Day period, the Company Board shall determine in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such three (3) Business Day period and in consultation with its outside legal counsel and financial advisors, that such Superior Proposal still constitutes a Superior Proposal and that failure to take such actions would be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any material changes to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a second notice to Parent as provided above, but with respect to such second notice, references herein to a “three (3) Business Day period” shall be deemed references to a “two (2) Business Day period”; provided, that such new notice shall in no event shorten the original three (3) Business Day period).
(h)   Subject to the Company’s and the Company Board’s compliance with Section 6.9(i), until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Written Consent, the Company Board may make a Recommendation Change in response to an Intervening Event if the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to effect a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable Law.
(i)   Recommendation Change for an Intervening Event.   Prior to effecting a Recommendation Change with respect to an Intervening Event:
(i)   the Company shall notify Parent in writing that it intends to effect a Recommendation Change, describing in reasonable detail the reasons for such Recommendation Change and the material facts and circumstances relating to such Intervening Event;
(ii)   if requested to do so by Parent, for a period of three (3) Business Days following delivery of such notice, the Company shall, and shall cause its financial, legal and other advisors to, discuss and negotiate in good faith, and shall make its Representatives available to discuss and negotiate in good faith with Parent and their respective Representatives any proposed modifications to the terms and conditions of this Agreement in such a manner that would obviate the need to effect such Recommendation Change; and
(iii)   no earlier than the end of such three (3) Business Day period, the Company Board shall determine, after considering the terms of any proposed amendment or modification to this Agreement agreed upon by Parent during such three (3) Business Day period and in consultation with its outside legal counsel, that the failure to effect a Recommendation Change would still be inconsistent with the applicable directors’ fiduciary duties under applicable Law.

(j)   Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the Company’s stockholders; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement (it being understood that any “stop, look and listen” communication pursuant to Rule 14d-9(f) shall not be deemed to be a Recommendation Change).
(k)   Except as set forth in Section 8.3(a) with respect to an Acquisition Proposal, for purposes of this Agreement:
(i)   ”Acquisition Proposal” shall mean, other than the Merger, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (a) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries or twenty-five percent (25%) or more of the Company Common Stock, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of the Company Common Stock or (c) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries.
(ii)   ”Superior Proposal” means a bona fide written Acquisition Proposal that Parent, after consultation with its outside counsel and its financial advisors, determines in good faith, after taking into account all legal, financial, regulatory and other aspects of such proposal (including the amount, form and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, all conditions to consummation and other aspects of the proposal that the Company Board considers relevant) and the Person making the proposal, is (a) more favorable from a financial point of view to the Company’s stockholders than the Merger (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.9(g)) and (b) reasonably likely to be consummated on the terms set forth therein; provided, however, that for purposes of this definition of Superior Proposal, references to “twenty-five percent (25%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).”
(iii)   ”Intervening Event” means any effect, change, event, circumstance, condition, occurrence or development (other than any event, fact, development or occurrence resulting from a breach of this Agreement by the Company), that (a) does not relate to an Acquisition Proposal, (b) is neither known, nor reasonably foreseeable (with respect to substance or timing), by the Company or the Company Board, as applicable, as of or prior to the execution and delivery of this Agreement, and (c) first occurs, arises or becomes known to the Company or the Company Board after the execution and delivery of this Agreement and on or prior to the date of the Company’s receipt of the Written Consent, provided that (1) any event, fact, development or occurrence that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (2) any event, fact, development or occurrence that results from the announcement, pendency and consummation of this Agreement or the Merger or any actions required to be taken or to be refrained from being taken pursuant to this Agreement, (3) the fact that the Company meets or exceeds any internal or analysts’ expectations or projections, or (4) any changes or lack thereof after the date hereof in the market price or trading volume of the Shares, individually or in the aggregate, will not be deemed to constitute an Intervening Event (it being understood that, with respect to sub-clauses (3) and (4), the underlying facts or occurrences giving rise to such meeting or exceeding of expectations or projections or such changes or lack thereof in market price or trading volume may be taken into account in determining whether there has been an Intervening Event, to the extent not otherwise excluded from this definition.
Section 6.10   Public Announcements.   The initial press release with respect to the execution and delivery of this Agreement shall be a press release mutually agreed to by the Company and Parent. Thereafter, each of the parties agrees that no press release or other public announcement or statement concerning this

Agreement or the Transactions shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable Law or the rules or regulations of any applicable Governmental Entity or the NYSE to which the relevant party is subject, in which case the party required to make the press release or other public announcement or statement shall use its commercially reasonable efforts to consult with the other party about, and allow the other party reasonable time to comment on, such release, announcement or statement in advance of such issuance, (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.9(k)(i) or (iii) by Company in connection with or following a Recommendation Change or its entry into an Alternative Acquisition Agreement with respect to a Superior Proposal. Notwithstanding the foregoing, the Parent Parties and their affiliates may, without such consultation or consent, make disclosures and communications (a) to existing or prospective general and limited partners, equity holders, members, managers and investors of such Person or any affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and (b) on such Person’s website in the ordinary course of business so long as such statements are consistent in all respects with previous press releases, public disclosures or public statements made jointly by the parties hereto (or individually) in accordance with this Section 6.9(k)(i).
Section 6.11   Takeover Statutes.   Neither the Company nor the Company Board shall take any action within its control that would cause the restrictions of any Takeover Statute to become applicable to this Agreement, the Support Agreements, the Merger or any of the other Transactions, and each shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Merger and the other Transactions from the restrictions of any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become or is deemed to or purports to be applicable to the any Transaction, each of the Company, Parent, Merger Sub, and their respective boards of directors shall use their respective best efforts to (i) grant such approvals and take such actions within its control as are necessary so that the Transactions and the Support Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and (ii) otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the Transactions and the Support Agreements, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
Section 6.12   Exemption from Liability Under Rule 16b-3.   Prior to the Effective Time, Parent and the Company shall each take such steps as may be necessary or appropriate to cause any disposition of the Shares or conversion of any derivative securities in respect of such Shares in connection with the consummation of Transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.13   Approval of Sole Stockholder of Merger Sub.   Promptly following execution of this Agreement, Parent shall execute and deliver, in accordance with applicable Law and the Constituent Documents of Merger Sub, in Parent’s capacity as sole stockholder of Merger Sub, a written consent adopting this Agreement and approving the Transactions in accordance with the DGCL.
Section 6.14   Transfer Taxes.   The parties shall, and shall cause their respective affiliates to, cooperate in the execution and filing of any Tax Returns with respect to any transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees that may be incurred in connection with the Closing and other documentation if required to be executed and filed prior to the Closing.
Section 6.15   Existing Company Facilities.   From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article VIII, the Company shall use its commercially reasonable efforts to provide, and to cause its Subsidiaries to provide, reasonable cooperation in connection with (a) Parent’s efforts to obtain any consents, amendments, or waivers that Parent may reasonably seek from agents, lenders, noteholders, or otherwise under any Existing Company Facilities, (b) Parent’s efforts to refinance any such Existing Company Facilities, or (c) any payoff or satisfaction of, or the release of any Liens associated with, any such Existing Company Facilities (and the transfer, sale, or other disposition of any assets that were previously secured or financed thereunder) in connection with the Closing; provided, that in no event shall the Company or its Subsidiaries be obligated to commence any action or other proceeding, agree to pay any amounts, or agree to any consents, amendments, commitments or waivers that are not conditioned upon (and that are only effective upon and following) the Closing.

Section 6.16   Equity Commitment Letter and Limited Guarantee.
(a)   Each of Parent and Merger Sub will not, without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), effect or permit any amendment or modification to be made to, or any waiver of any provision of or remedy pursuant to the Equity Commitment Letter or the Limited Guarantee.
(b)   On the terms and subject to the conditions set forth herein, prior to the Effective Time, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy all conditions to funding that are applicable to each of Parent and Merger Sub in the Equity Commitment Letter that are within its control, (iii) consummate the Equity Financing at or prior to the Closing, (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter. Each of Parent and Merger Sub shall give the Company prompt notice of, and keep the Company reasonably informed on a current basis and in reasonable detail of, (A) any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or Merger Sub becomes aware, including the receipt of any written notice or other communication with respect thereto, and (B) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or a portion of the Equity Financing at or prior to the Closing. Nothing in this Agreement shall require, and in no event shall the reasonable best efforts of Parent and Merger Sub be deemed or construed to require, either Parent or Merger Sub to seek the Equity Financing from any source other than the Equity Investor, or in excess of the aggregate amount contemplated by, the Equity Commitment Letter.
(c)   The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof to the extent provided therein, and the Company is entitled to enforce the Equity Commitment Letter in accordance with its terms against the Equity Investor and none of Parent or Merger Sub will oppose the granting of such specific performance on the basis that there is adequate remedy at law or otherwise in connection with the exercise of such third-party beneficiary rights.
Section 6.17   Third-Party Notices and Consent.   The Company and its Subsidiaries shall use reasonable best efforts to obtain any consents or waiver (or make or deliver any notices) required under any Contract with any third party (including any vendor, landlord and others with material business relationships with the Company) in connection with the Transactions; provided, that in connection therewith, in no event shall the Company or its Subsidiaries be required to commence any action or other proceeding or make or agree to make (and, without the prior consent of Parent, in no event shall Company or its Subsidiaries make or agree to make) any payments to any third party, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party or bound; provided, further, that with respect to the Existing Company Facilities, Parent shall control any consent process with respect thereto in accordance with Section 6.15.
ARTICLE VII
CONDITIONS PRECEDENT
Section 7.1   Conditions to Each Party’s Obligations.   The respective obligations of the parties to effect the Closing shall be subject to the satisfaction (or written waiver by such party, if permissible by Law), at or prior to the Effective Time, of each of the following conditions:
(a)   Stockholder Approval.   The Written Consent shall have been obtained.
(b)   Regulatory Approvals.   The Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
(c)   No Injunctions or Restraints.   No provision of any applicable Law or any Order shall be in effect that prohibits or restricts the consummation of the Merger (each, a “Legal Prohibition”).

(d)   Information Statement.   At least twenty (20) calendar days shall have elapsed since the Company mailed to its stockholders the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).
Section 7.2   Conditions to Obligations of the Parent Parties.   The obligation of the Parent Parties to effect the Closing shall be subject to the satisfaction, or waiver by the Parent Parties, at or prior to the Closing, of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company set forth in Section 3.2(a) (Capitalization), Section 3.10(a) (Absence of Certain Changes or Events), Section 3.1(a) (Corporate Organization), Section 3.3(a) (Authority; No Violation), Section 3.9 (Broker’s Fees), Section 3.23 (State Takeover Laws) and Section 3.24 (Fairness Opinion) shall be true and correct in all respects (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis), in each case, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Company set forth in Article III (read without giving effect to any qualification as to materiality or Company Material Adverse Effect set forth in such representations or warranties) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that, for purposes of this sentence, such representations and warranties shall be deemed to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect set forth in such representations or warranties) unless the failure or failures of such representations and warranties to be so true and correct would have or reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
(b)   Performance of Covenants.   The Company shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   Officer Certificate.   Parent will have received a certificate, signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying as to the matters set forth in Section 7.2(a) and Section 7.2(a).
(d)   No Burdensome Condition.   No Requisite Regulatory Approval shall have resulted in the imposition of any Burdensome Condition.
Section 7.3   Conditions to Obligations of the Company.   The obligation of the Company to effect the Closing is also subject to the satisfaction, or waiver by the Company, at or prior to the Closing, of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of the Parent Parties set forth in Section 3.1(a) (Corporate Organization), Section 3.3(a) (Authority; No Violation) and Section 3.9 (Broker’s Fees) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Parent Parties set forth in Article IV (read without giving effect to any qualification as to materiality or Parent Material Adverse Effect set forth in such representations or warranties) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that, for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect set forth in such representations or warranties) would have or reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Covenants.   Parent and Merger Sub shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

(c)   Officer Certificate.   The Company will have received a certificate, signed by the an authorized officer of Parent, certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).
ARTICLE VIII
TERMINATION
Section 8.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time:
(a)   by the mutual written consent of Parent and the Company;
(b)   by either Parent or the Company if (i) any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Legal Prohibition enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger, unless the principal cause of such Legal Prohibition shall be the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;
(c)   by either Parent or the Company if the Merger shall not have been consummated on or before 11:59 p.m., New York City time, on April 17, 2026 (such time or such later time agreed in writing by Parent and the Company, the “Termination Date”); unless the principal cause of the failure of the Closing to occur by such date shall be the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; provided that the Termination Date shall, automatically and without any required action from either party, be extended for one additional two (2)-month period if any Requisite Regulatory Approvals have not then been obtained;
(d)   by the Company, if there shall have been a breach by a Parent Party of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by the Parent Parties (or failures of such representations or warranties to be true) (i) would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.3(a) and Section 7.3(b), and (ii) which is not capable of being cured within thirty (30) days after written notice thereof is given by the Company to the Parent Parties; provided, that the Company is not then in material breach of this Agreement;
(e)   by the Company prior to the time the Written Consent is delivered if (i) the Company has complied with its obligations under Section 6.9, and (ii) the Company pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 8.2 prior to or concurrently with such termination, and (iii) substantially concurrently with such termination, the Company enters into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal;
(f)   by the Company, at any time prior to the Effective Time, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and remain satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied at the Closing), (ii) the Company has irrevocably confirmed in writing to Parent and Merger Sub that it is prepared to and stands ready, willing and able to consummate the Closing and that all of the closing conditions set forth in Section 7.3 have been satisfied or irrevocably waived, and (iii) Parent and Merger Sub fail to effect the Closing on or prior to the date that is three (3) Business Days following the date on which the Closing is otherwise required to occur pursuant to Section 1.2.
(g)   by Parent if the Written Consent shall not have been delivered to the Company within the Written Consent Delivery Time;
(h)   by Parent if the Company has willfully breached its obligations under Section 6.9 in any material respect, made a Recommendation Change or entered into an Alternative Acquisition Agreement; and

(i)   by Parent if there shall have been a breach by the Company of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement, which breach or failure to be true, either individually or in the aggregate with all other breaches by the Company (or failures of such representations or warranties to be true) (i) would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2(a) and Section 7.2(a), and (ii) which is not capable of being cured within thirty (30) days after written notice thereof is given by Parent to the Company; provided, that the Parent Parties are not then in material breach of this Agreement.
Section 8.2   Notice of Termination; Effect of Termination.
(a)   A party desiring to terminate this Agreement pursuant to Article VIII (other than Section 8.1(a)) shall give prompt written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.
(b)   In the event of termination of this Agreement by either Parent or the Company in accordance with Article VIII, this Agreement shall forthwith become void and have no effect, and none of the Parent Parties, Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever, except that (i) Section 6.2(b), Section 6.10, this Section 8.2, Section 8.3 and Article IX (other than Section 9.12) shall survive any termination of this Agreement in accordance with their respective terms and (ii) notwithstanding anything to the contrary contained in this Agreement but subject in all cases to the limitations set forth in Section 8.3, neither the Parent Parties nor the Company shall be relieved or released from any liabilities or damages arising out of its Fraud or its Willful and Material Breach of any provision of this Agreement. The Confidentiality Agreement shall not be affected by the termination of this Agreement and shall continue in full force and effect in accordance with its terms.
Section 8.3   Termination Fees and Damages Limitation.
(a)   If (A) this Agreement is terminated pursuant to Section 8.1(c), Section 8.1(g) or Section 8.1(i), (B) after the date hereof and prior to the date of such termination, an Acquisition Proposal is made to the Company Board or the Company’s management or becomes publicly disclosed (whether by the Company or a third party) and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal is entered into, the Company shall pay or cause to be paid to Parent or its designee an amount equal to $38,000,000 (the “Company Termination Fee”) on or prior to the earlier of (1) the date such Acquisition Proposal is consummated and (2) the date of entry of such definitive agreement.
(b)   If Parent validly terminates this Agreement pursuant to Section 8.1(h), within two (2) Business Days after such termination, the Company shall pay or cause to be paid to Parent or its designee the Company Termination Fee.
(c)   If the Company validly terminates this Agreement pursuant to Section 8.1(e), concurrently with or prior to (and in either case as a condition to) such termination, the Company shall pay or cause to be paid to Parent or its designee the Company Termination Fee.
(d)   If this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(f), Parent shall pay or cause to be paid to the Company or its designee an amount equal to $72,900,000 (the “Parent Termination Fee”) within two (2) Business Days after such termination.
(e)   If this Agreement is validly terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(f) (including the Company’s right to enforce the Guarantee, subject to the terms and conditions thereof, with respect thereto and receive the Parent Termination Fee from Guarantor) will be the sole and exclusive remedy of the Company and any of its affiliates or its or their respective current, former or future direct or indirect general or limited partners, officers, directors, equity holders, employees, managers, controlling Persons, agents and representatives and any successors, beneficiaries, heirs or assigns of any of the foregoing (collectively, the “Company Parties”) against Parent, Merger Sub or any of their affiliates or their respective current, former or future direct or indirect general or limited partners, officers, directors, equity holders, employees, managers, controlling Persons, agents and representatives and any successors, beneficiaries, heirs or assigns of any of the foregoing out of or related to this Agreement, the Equity Commitment Letter, the Limited Guarantee, the Support Agreement or any other agreements entered into in connection with the Transaction, any breach of the foregoing (whether Willful and Material Breach, Fraud or otherwise) or the transactions contemplated hereby or thereby (including the abandonment or termination thereof), in each case, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Parent Parties, by the enforcement of any assessment or by any action, by virtue of any Law, pursuant to any theory of law or equity, in contract, in tort or otherwise. In furtherance of the foregoing, if this Agreement is validly terminated pursuant to Section 8.1, in no event shall any of the Company Parties seek any remedies other than receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(d) and in no event shall the Company be entitled to both specific performance to cause the Closing to occur and payment of the Parent Termination Fee.
(f)   The parties acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate the party to which such fee is paid to in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, in no event shall Company be required to pay the Company Termination Fee more than once. The payment of the Company Termination Fee as set forth above shall be consideration for the disposition by the Parent Parties of their rights under this Agreement.
(g)   Each of the parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not have entered into this Agreement; accordingly, if the Company or Parent fails to promptly pay the Company Termination Fee or Parent Termination Fee, as applicable, that may become due pursuant to this Section 8.3, and, in order to obtain such payment, Parent or the Company commences a suit which results in a judgment for the Company or Parent, as applicable to pay the Company Termination Fee, the Parent Termination Fee or any portion thereof, as applicable, the Company or Parent, as applicable, shall pay the costs and expenses of such other party (including reasonable and documented attorneys’ fees and expenses) in connection with such suit. In addition, the Company or Parent, as applicable, shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full. The Company Termination Fee and Parent Termination Fee shall be the sole remedy of the Parent Parties and the Company in the event of a termination of this Agreement in accordance with this Article VIII pursuant to which the Company Termination Fee is payable by the Company or the Parent Termination Fee is payable by Parent, as applicable; provided, however, that this Section 8.3(g) will not limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 9.12 (subject to the limitations set forth therein) or with respect to any provision of this Agreement that expressly survives termination of this Agreement.
ARTICLE IX
GENERAL PROVISIONS
Section 9.1   Amendment.   Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto at any time before the Effective Time; provided, however, that, after the Company’s receipt of the Written Consent, there may not be, without further approval of the stockholders of the Company, any amendment of this Agreement that requires such further approval of the Company’s stockholders under applicable Law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.
Section 9.2   Extension; Waiver.   At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any certificate delivered by such other party pursuant hereto and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 9.3   Non-survival of Representations, Warranties and Agreements.   None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time; provided that any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time, shall survive in accordance with its terms.
Section 9.4   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense.
Section 9.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)   if to the Company, to:
Guild Holdings Company
5887 Copley Dr
San Diego, CA 92111
Attention:
Legal Department

Email:
[redacted]

With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
C. Andrew Gerlach

Email:
[redacted]

and
(b)   if to the Parent Parties, to:
Bayview MSR Opportunity Master Fund, L.P.
c/o Bayview Asset Management, LLC
4425 Ponce de Leon Blvd.
Coral Gables, FL 33146
Attention:
Brian Bomstein
Marissa Schwartz

Email:
[redacted]
[redacted]

With a copy (which shall not constitute notice) to:
Simpson Thacher and Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:
Lee Meyerson
Ravi Purushotham

Email:
[redacted]
[redacted]

Section 9.6   Interpretation.   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Annexes, Exhibits or Schedules, such reference shall be to an Article or Section of or Annex, Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Company means the actual knowledge of any of the officers of the Company listed in Section 9.6 of the Company Disclosure Letter, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed in Section 9.6 of the Parent Disclosure Letter. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to days (excluding Business Days) or months shall be deemed to be references to calendar days or months. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such non-Business Day. As used in this Agreement, (i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (b) included in the virtual data room of a party prior to the date hereof or (c) filed or furnished by a party with the SEC and publicly available on Electronic Data Gathering, Analysis and Retrieval (EDGAR) at least one (1) day prior to the date hereof; (ii) all references to dates and times are to New York City time; (iii) the “Transactions” and “transactions contemplated by this Agreement” shall include the Merger; (iv) all references to “immediately available funds”, “same-day funds”, “dollars” or “$” are to the lawful money of the United States; (v) the terms “domestic” or “foreign” shall be construed on the basis that the United States is the relevant domestic country; (vi) word “will” shall be construed to have the same meaning and effect as the word “shall”; (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties; (ix) the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (x) the word “party” shall mean a party to this Agreement; and (xi) the words “ordinary course of business” shall mean the ordinary course of business consistent with the past practice of the Company and its Subsidiaries. Unless the context requires otherwise, any definition of or reference or citation to any Law, agreement, instrument or other document herein shall be construed as referring or citing to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor Laws, and to the rules and regulations promulgated thereunder. The Company Disclosure Letter and the Parent Disclosure Letter, as well as all schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.
Section 9.7   Counterparts.   This Agreement may be executed in counterparts (including by “.pdf”, “DocuSign” or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 9.8   Entire Agreement.   This Agreement (including the documents and instruments referred to herein) together with the Support Agreements, the Equity Commitment Letter, the Limited Guarantee and the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
Section 9.9   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by and interpreted and construed in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to any applicable conflicts of law principles.

(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the Transactions exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising out of or related to this Agreement or the Transactions, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is delivered personally at such party’s address set forth in Section 9.5.
Section 9.10   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11   Assignment; Third-Party Beneficiaries.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void; provided, that the Parent Parties may assign their respective rights, interests or obligations hereunder, in whole or in part, to any of their affiliates; provided, further, that no such assignment shall relieve Parent or Merger Sub of any obligation hereunder. Subject to the two immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for (a) if the Effective Time occurs, the rights of the holders of Shares to receive the Merger Consideration and (b) the provisions of (x) solely after the Effective Time, Section 6.6 and (y) Section 9.14 for the Persons named as express beneficiaries therein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.12   Specific Performance.   In addition to and without limiting Section 6.16(c), the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions exclusively in the Chosen Courts to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. The parties acknowledge and agree that the right of specific performance contemplated by this Section 9.12 is an integral part of the Transactions, and without that right, neither the Company nor Merger Sub would have entered into this Agreement.
Section 9.13   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 9.14   Non-Recourse.   This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, except for claims that the Company may assert in accordance with the Confidentiality Agreement, the Support Agreements, the Equity Commitment Letter or the Limited Guarantee (and solely against the Person(s) who are expressly party to the Confidentiality Agreement, the Support Agreements or the Equity Commitment Letter or the Limited Guarantee, as applicable). Except as set forth in this Agreement, the Confidentiality Agreement, the Support Agreements, the Equity Commitment Letter and the Limited Guarantee (and then solely to the extent set forth herein or therein), no former, current or future officers, employees, directors, affiliates, partners, equity holders, managers, members, attorneys, agents, advisors or other Representatives of any party hereto (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Transactions or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Transactions shall be sought or had against any Non-Recourse Party, except for claims that any party may assert (A) against another party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (B) pursuant to the Confidentiality Agreement, the Support Agreements, the Equity Commitment Letter or the Limited Guarantee against the Person(s) who are expressly party to the Confidentiality Agreement, the Support Agreements, the Equity Commitment Letter or the Limited Guarantee, as applicable.
Section 9.15   Certain Definitions.   As used in this Agreement, the following terms have the respective meanings set forth below:
“Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable, in the aggregate, to the Company than the Confidentiality Agreement; provided that such confidentiality agreement shall not prohibit compliance by the Company with its obligations under this Agreement nor contain a standstill provision.
“Advance Facilities” means any funding arrangement with lenders collateralized, in whole or in part, by advances made by the Company or any of its Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable or to enforce remedies, manage and liquidate mortgaged properties or that the Company otherwise advances in its capacity as servicer.
“affiliate” means, with respect to any Person, any other Person that, directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided, that, for purposes of this Agreement, MCMI and any investment funds, investment vehicles or portfolio companies affiliated with, or managed or advised by, MCMI shall not be or be deemed affiliates of the Company or its Subsidiaries.

“AI Inputs” means any and all data, content, or materials of any nature (including text, numbers, images, photos, graphics, video, audio, databases or computer code) used by or for any member of the Company or its Subsidiaries to train, validate, test, or improve any AI Technology.
“AI Technologies” means artificial intelligence, machine learning, neural network or similar systems, including generative artificial intelligence, large language models, or deep learning or related technologies.
“Annual Report” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
“Applicable Requirements” means, as of the time of reference, (i) all applicable Law relating to the origination (including the taking, processing and underwriting of the relevant Mortgage Loan application, as applicable and the closing or funding of the relevant Mortgage Loan), sale, pooling, servicing, subservicing or enforcement of, or filing of claims in connection with, any Mortgage Loan, (ii) all of the terms of the mortgage note, security instrument and any other related loan documents relating to each Mortgage Loan, (iii) all requirements set forth in the Company Servicing Agreements, (iv) any orders applicable to any Mortgage Loan and (v) all legal obligations to, or Contracts with, any Insurer, Investor, or Governmental Entity, including any rules, regulations, guidelines, underwriting standards, handbooks and other binding requirements of any Governmental Entity and accepted servicing practices, applicable to any Mortgage Loan originated or serviced by the Company or its Subsidiaries, as applicable.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day, other than a Saturday, a Sunday, or a legal holiday on which banks in the City of New York are required or authorized by Law or executive order to be closed for the conduct of their banking business.
“Class A Company Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.
“Class B Company Common Stock” means the Company’s Class B Common Stock, par value $0.01 per share.
“Code” means the Internal Revenue Code of 1986.
“Company Common Stock” means, collectively, the Class A Company Common Stock and the Class B Company Common Stock.
“Company Data Tape” means the data tape, dated as of April 30, 2025, provided by the Company to Parent prior to the date hereof in computer tape form with respect to each Mortgage Loan held or serviced by the Company and its Subsidiaries as of such date.
“Company Governing Documents” means the Company Bylaws and the Company Certificate.
“Company Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that has a material adverse effect on (i) the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (provided, however, that, with respect to this clause (i), “Company Material Adverse Effect” shall not include any impact of (A) changes or prospective changes in GAAP or applicable regulatory accounting requirements or the interpretations thereof, (B) any adoption, proposal or implementation of, or change or prospective change in, Laws or government policy, or interpretations or enforcement thereof by courts or other Governmental Entities, (C) changes in global, national or regional political, legal or regulatory conditions or in business, economic, financial or other market (including equity, credit, commodity and debt markets generally, as well as changes in interest or exchange rates, monetary policy or inflation) conditions affecting the industries in which the Company and its Subsidiaries operate generally, (D) acts of war (whether or not declared), military activity, acts of armed hostility, civil disobedience, sabotage, terrorism, cyber-intrusion or other international or national calamity or any worsening or escalation of such conditions, including any shutdown of the U.S. federal government or its agencies or any such acts or conditions related to the conflict between the Russian Federation and Ukraine, (E) weather-related or other force majeure events, including hurricanes, earthquakes, tornados, naturally-occurring floods or other natural disasters or any epidemic, pandemic, disease, outbreak, health emergency or crisis or other public health conditions and or any worsening or escalation of any of the foregoing, (F) the negotiation, execution or announcement of this Agreement, including any stockholder demands or stockholder litigation relating to this Agreement or the Transactions and the impact thereof on the relationships of the Company and its Subsidiaries with its customers, suppliers, vendors, employees or other Persons (it being understood that this clause (F) shall not apply to a breach of any representation or warranty related to the announcement, pendency or consummation of the Transactions), (G) the identity of Parent or any of its affiliates as the acquiror of the Company, (H) the compliance with the terms of this Agreement or the taking of any action (or the omission of any action) required by this Agreement or otherwise at the written request or with the written consent of Parent, or (I) a decline, in and of itself, in the trading price of the Company’s stock, the failure, in and of itself, to meet revenue or earnings projections or any internal financial projections or any change or prospective change, in and of itself, in the credit rating of the Company (it being understood that the underlying causes of such decline, failure or change shall be taken into account in determining whether a Company Material Adverse Effect has occurred, except to the extent otherwise excepted by this proviso); except, with respect to subclauses (A), (B), (C), (D) or (E), to the extent that the effects of such change have a materially disproportionate and adverse impact on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated companies in the industries and geographies in which the Company and its Subsidiaries operate (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred)).
“Company PSUs” means all performance share units payable in Class A Company Common Stock or cash or whose value is determined with reference to the value of Class A Company Common Stock with performance-based vesting or delivery requirements, granted pursuant to the Stock Plan.
“Company RSUs” means all restricted stock units payable in Class A Company Common Stock or whose value is determined with reference to the value of Class A Company Common Stock with solely time-based vesting or delivery requirements, granted pursuant to the Stock Plan.
“Company SEC Document” means the forms, statements, reports and documents filed or furnished by the Company since January 1, 2023, including any amendments thereto.
“Company Servicing Agreement” means any Contract pursuant to which the Company or any of its Subsidiaries is obligated to a Governmental Entity or a third party to service and administer Mortgage Loans. For the avoidance of doubt, a Company Servicing Agreement with respect to any Mortgage Agency includes any servicing agreement, mortgage selling and servicing contract, guaranty agreement or similar agreement with a Mortgage Agency, including any and all waivers, amendments, addendums, or consents relating thereto, and any ancillary or related documents.
“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement entered into by and among Bayview Asset Management, LLC, the Company and MCMI on May 26, 2025.
“Constituent Documents” means the charter documents, bylaws or similar organizational documents of a corporation and comparable organizational documents of other entities.
“Contract” means any contract, lease, permit, authorization, indenture, note, bond, mortgage, franchise, agreement, indenture, lease, sublease, license, sublicense, permit or any other binding instrument, obligation or commitment of any kind with respect to which there are continuing rights, liabilities or obligations.
“Credit Policies” means any Investor policies and procedures to which the Company is subject as such relate to the extension of credit with respect to the Mortgage Loans in effect at the time each Mortgage Loan was originated.
“Environmental Law” means any U.S. or non-U.S. federal, state or local law, statute, rule, regulation, ordinance, order, decree, Permit, common law or other Governmental Entity requirement relating to: (a) the protection or restoration of the environment or natural resources, (b) public or worker health and safety, (c) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous, toxic, dangerous or deleterious substance, material or waste or (d) noise, odor, mold, asbestos, pollution or contamination.

“Exchange Act” means the Securities Exchange Act of 1934.
“Executive Officer” means any “executive officer” as defined in Rule 3b-7 under the Exchange Act.
“Existing Company Facilities” means, collectively, the Advance Facilities, the MSR Facilities, and the Warehouse Facilities, each as in effect as of the date of this Agreement.
“FINRA” means the Financial Industry Regulatory Authority.
“Fraud” means intentional fraud, committed with actual knowledge (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory), with respect to the representations and warranties expressly set forth in this Agreement.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authorization” means any licenses, franchises, approvals, clearances, permits, certificates, waivers, consents, exemptions, variances, non-objections, expirations and terminations of any waiting period requirements, and notices, filings, registrations, qualifications, declarations and designations with, and other similar authorizations and approvals issued by or obtained from a Governmental Entity.
“Governmental Entity” means any multinational, federal, provincial, territorial, state, regional, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental or quasi-governmental entity or any SRO. The term Governmental Entity as used herein shall also include any Mortgage Agency whether or not any such Mortgage Agency would other be considered a Governmental Entity pursuant to the foregoing definition.
“Insurer” means, as applicable, any issuer of a primary mortgage insurance policy and any insurer or guarantor under any hazard insurance policy, any federal flood insurance policy, any title insurance policy, or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the real property securing the related Mortgage.
“Intellectual Property” means intellectual property rights in any jurisdiction, whether registered or unregistered, including in and to: (i) all trademarks, trade names, service marks, brand names, internet domain names, social and mobile media identifiers, logos, symbols, certification marks, trade dress and other indications of source or origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register the foregoing, including any extension, modification or renewal of any such registration or application; (ii) patents, applications for patents (including divisionals, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) trade secrets and other confidential or proprietary information (including inventions, discoveries and ideas, whether patentable or not, nonpublic information, know-how, processes, technologies, protocols, formulae, and prototypes) (collectively, “Trade Secrets”); (iv) works of authorship, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (v) proprietary rights in computer programs, algorithms, software and databases; and (vi) any similar intellectual property or proprietary rights.
“Investor” means, with respect to any Mortgage Loan, a Mortgage Agency or any public or private investor or other Person for whom the Company or its Subsidiaries services or subservices Mortgage Loans.
“Investor Agreement” means any Contract between the Company or any of its affiliates and any Investor for the purchase or acquisition of any Mortgage Loans, any interest therein or any Mortgage Servicing Rights with respect thereto, or to the extent any Mortgage Loans are pooled into mortgage-backed securities, partial interests in such mortgage-backed securities backed by such Mortgage Loans.
“Joint Venture” means any of the following (i) PenTrust Mortgage Group, LLC, (ii) View Mortgage, LLC, (iii) Artisan Home Loans LLC, and (iv) Better Built Mortgage Group LLC.
“Law” means any rule, regulation, Order, agency requirement, license or permit promulgated, declared or issued by any Governmental Entity of any competent Governmental Entity, whether or not inside or outside the United States or any other country or any applicable supranational, federal, national, state, provincial or local law, statute, ordinance, consumer protection laws and other law (including common law).
“Liens” means any liens, claims, license, title defects, mortgages, pledges, charges, encumbrances and security or adverse interests whatsoever.
“Morgan Stanley” means Morgan Stanley & Co. LLC.
“Mortgage” means the mortgages, deeds of trust, security deeds and other instruments creating a Lien on real property with respect to the Mortgage Loans.
“Mortgage Agency” means each of the Federal National Mortgage Association, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the United States Department of Housing and Urban Development, Federal Housing Administration, the United States Department of Veterans Affairs and the Rural Housing Service of the United States Department of Agriculture.
“Mortgage Loan” means any mortgage loan (including forward and reverse mortgage loans), whether in the form of a mortgage, deed of trust, or other equivalent security instrument that was originated, purchased, serviced or subserviced by the Company or any of its Subsidiaries, in each case including mortgage loan applications being processed with the Company or any of its Subsidiaries and prior to any funding or closing.
“Mortgage Servicing Rights” means (i) all rights to administer and service a Mortgage Loan, (ii) all rights to receive fees and income, including any servicing fees, with respect to a Mortgage Loan, (iii) the right to collect, hold and disburse escrow payments or other payments with respect to a Mortgage Loan and any amounts collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable Law, orders or contract, (iv) all accounts and other rights to payment related to any of the property described in this definition, (v) possession and use of any and all credit and servicing files pertaining to a Mortgage Loan, (vi) to the extent applicable, all rights and benefits relating to the direct solicitation of the obligor under a Mortgage Loan for refinance or modification of such Mortgage Loan and for other ancillary products and (vii) all rights, powers and privileges incident to any of the foregoing, in each case, pursuant to a Company Servicing Agreement.
“MSR Facility” means any financing arrangement in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser to finance the Mortgage Servicing Rights of the Company or any of its Subsidiaries.
“NYSE” means the New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.
“Open Source Software” means any software that is distributed (i) as “free software” (as defined by the Free Software Foundation), (ii) as “open source software” or used pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd), or (iii) under a license that requires (A) disclosure or distribution of source code, (B) licensing for the purpose of making derivative works, or (C) redistribution of software at no or nominal charge.
“Order” means any order, judgment, award, decision, decree, injunction, ruling writ or assessment of any Governmental Entity (whether temporary, preliminary or permanent).
“Parent Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that would or would reasonably be expected to, either individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or any of its Subsidiaries to consummate the Transactions.
“Permit” means any license, registration, franchise, certificate, variance, permit, certificate, approval, Order, charter or authorization of any Governmental Entity.

“Permitted Liens” means (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable and Liens for any other Tax that are not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) non-monetary Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; (v) deposits to secure the performance of bids, Contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) zoning, building codes and other land use laws affecting the use or occupancy of real property or the activities conducted thereon which are not violated in any material respect; (vii) Liens arising under securities laws and (viii) Liens arising under securities laws and (viii) non-exclusive licenses with respect to Company IP granted in the ordinary course of business.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature and shall be construed to include such Person’s successors and permitted assigns.
“Personal Information” means, with respect to any Person, any data or information (irrespective of the form or medium in which it exists (including paper, electronic and other forms)) that alone or in combination with other data or information identifies such Person, or any other data or information that constitutes “personal data,” “protected health information,” “personally identifiable information,” “personal information” or similar term under any applicable Law.
“Privacy and Data Security Requirements” means all applicable Law imposed by any Governmental Entities or Mortgage Agencies, and any applicable binding industry standards and frameworks concerning the privacy, or availability, or integrity, or security or confidentiality of Personal Information, including without limitation laws concerning the handling of nonpublic personal information (as that term is defined under 12 C.F.R. § 1016.3(p), data breach notification laws, the prohibitions on unfair, deceptive, or abusive acts or practices under the Federal Trade Commission Act (15 U.S.C. § 45) and the Consumer Financial Protection Act (12 U.S.C. § 5536)), laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection laws, data security laws (including the Safeguards Rule (16 C.F.R. Part 314)), and laws concerning email, text message, or telephone communications, including the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act.
“Proceedings” means any legal, judicial, administrative or arbitral actions, cause of action, claims (including any cross-claim or counterclaim), suits, charge, demand, litigation, order, mediation, complaint, hearing, dispute resolution, process, inquiry, criminal prosecution, investigation, audit, examination or proceeding (public or private) by or before a Governmental Entity (including any tribunal, civil, commercial, criminal, administrative, investigative, informal or appellate).
“Registered” means registered with, issued by, renewed by or the subject of a pending application before any Governmental Entity or domain registry.
“Representatives” means, with respect to any Person, its officers, directors, employees, agents, financial advisors, consultants, legal counsel or other representatives and advisors.
“Repurchase Obligations” means all liabilities, including repurchase, indemnification, make-whole or similar obligations, relating to any Mortgage Loans originated, funded, sold, transferred, assigned, conveyed, serviced or acquired by the Company at any time on or prior to the date of this Agreement, including pursuant to any Contract with, or breach of Contract or other act or omission of, any broker, correspondent or other Person, which, for avoidance of doubt, shall not in any case include any obligation of the Company to purchase or repurchase a Mortgage Loan pursuant to a Warehouse Facility or to purchase or repurchase a Mortgage Servicing Right pursuant to an MSR Facility.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Servicing Policies” means any Investor or Insurer policies and procedures to which the Company is subject as such relate to the servicing of Mortgage Loans in effect during the time the Mortgage Loans were serviced by the Company or its Subsidiaries (either directly or through a subservicing arrangement).
“SRO” means (x) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act and (y) any other United States or foreign self-regulatory organization or securities exchange, futures exchange, commodities exchange or contract market.
“Stock Plan” means the Guild Holdings Company 2020 Omnibus Incentive Plan, as amended from time to time.
“Subsidiary” when used with respect to any Person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Guild Insurance Services, LLC, Waterton Investment Group, LLC, and Bellco Home Loans, LLC shall be considered Subsidiaries of the Company for all purposes of this Agreement.
“Tax” or “Taxes” means any tax, charge, fee, levy, tariff or other like governmental assessment or charge, including all income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, registration, license, payroll, employment, social security, severance, unemployment, withholding, duties, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other tax of any kind in the nature of (or similar to) taxes whatsoever, together with all penalties and additions to tax and interest thereon.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.
“Transactions” means the transactions contemplated by this Agreement, including the Merger and Equity Financing
“Warehouse Facilities” means any financing arrangement in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser to finance or refinance the purchase, origination or funding by the Company or any of its Subsidiaries of loans, mortgage related securities, mortgaged properties acquired through foreclosure or other mortgage-related assets.
“Willful and Material Breach” shall mean a material breach of, or material failure to perform any of the covenants or other agreements contained in, this Agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute such breach of or such failure of performance under this Agreement.
“Written Consent” means the action by written consent of MCMI, that represents the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement and is sufficient to adopt this Agreement in accordance with the DGCL and the Company Governing Documents.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
GUILD HOLDINGS COMPANY
By:
/s/ Terry Schmidt

Name: Terry L. Schmidt
Title:  Chief Executive Officer
[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
GULF MSR HOLDCO, LLC
By:
/s/ Michael Lau

Name: Michael Lau
Title:  Authorized Signatory
GULF MSR MERGER SUB CORPORATION
By:
/s/ Michael Lau

Name: Michael Lau
Title:  Authorized Signatory
[Signature Page to Merger Agreement]

Annex B
SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”), dated as of June 17, 2025, is made by and among Gulf MSR HoldCo, LLC, a Delaware limited liability company (“Parent”), Guild Holdings Company, a Delaware corporation (the “Company”), and McCarthy Capital Mortgage Investors, LLC (“MCMI”). Parent, the Company and MCMI are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.” For purposes of this Agreement, all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
A.   Concurrently with the execution and delivery of this Agreement, Parent, the Company and MSR Merger Sub Corporation (“Merger Sub”) are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, the Merger Sub will merge with and into the Company (“Merger”).
B.   Prior to the execution and delivery of this Agreement, the Company Board has approved the Merger Agreement and has resolved to submit the Merger Agreement to the Company’s stockholders for adoption thereby by written consent in lieu of a meeting (with the date of this Agreement as the record date for such action by written consent).
C.   As an inducement and condition for Parent to enter into the Merger Agreement, MCMI agrees to enter into this Agreement with respect to all shares of Common Stock that MCMI owns, beneficially or of record as of the date hereof (which shares of Common Stock are set forth on Annex A attached hereto), and any additional shares of Common Stock that MCMI may acquire beneficial or record ownership of after the date hereof (collectively, the “Covered Shares”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.   Agreement to Deliver Written Consent.   MCMI agrees that, as promptly as practicable following the execution of this Agreement and, in any event, by no later than one hour after the execution and delivery of the Merger Agreement, MCMI shall duly execute and validly deliver to the Company in accordance with Section 228 of the DGCL the Written Consent in the form attached hereto as Exhibit A with respect to all of its Covered Shares entitled to consent thereto, with such Written Consent to be irrevocable, effective upon its delivery, and remaining in full force and effect unless the Merger Agreement is terminated in accordance with its terms. In the event that the Merger Agreement is terminated in accordance with its terms, then the provisions of this Section 1 shall be of no further force and effect.
2.   No Solicitation of Other Acquisition Proposals.
(a)   Until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms (such earlier time, the “Expiration Time”), MCMI shall not, and shall cause its employees, officers and directors not to, and shall use its reasonable best efforts to cause their other Representatives not to, directly or indirectly, take any of the actions set forth in clauses (i) through (iv) of Section 6.9(b) of the Merger Agreement and MCMI shall comply with Section 6.9(d) of the Merger Agreement as if each were the “Company” thereunder.
(b)   Notwithstanding the foregoing, solely to the extent the Company is permitted, pursuant to Section 6.9(c) of the Merger Agreement, to have discussions or negotiations with a person making an Acquisition Proposal, MCMI and its Representatives shall be permitted to participate in such discussions or negotiations, subject to compliance by MCMI with Section 6.9(d) of the Merger Agreement as if each were the “Company” thereunder.

3.   No Solicitation of Company Employees.   MCMI agrees that, from the date hereof until the second anniversary of the Closing Date (the “Restricted Period”), it shall not, and shall direct its directors, officers, managers and employees (in their capacities as such) (collectively with MCMI, the “Seller Group”), not to, directly or indirectly (including by causing other portfolio companies controlled by the Seller Group not to), solicit, induce or encourage for employment, consulting or similar arrangements or hire any of the employees of the Company listed on Exhibit B hereto; provided that the foregoing shall not restrict (a) any general or public solicitations not specifically targeted at such employees (including searches by any bona fide search firm that is not directed to solicit such employees); provided that hiring or otherwise retaining such persons who respond to such solicitations shall be prohibited or (b) any hiring or other actions with respect to any such employee whose employment ceases more than six (6) months prior to the commencement of employment discussions between such Person and MCMI or its affiliates.
4.   Confidentiality.   During the Restricted Period, MCMI and their Representatives shall keep confidential and not use or disclose to any other Person any “Confidential Information” of the Company, with the Company to be considered the “Disclosing Party” and MCMI, the “Receiving Parties”, except as set forth in the Confidentiality Agreement, including Section 4 therein, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The capitalized terms in the foregoing sentence that are not defined herein shall have the meaning set forth in the Confidentiality Agreement, and the Parties agree that the terms thereof shall apply mutatis mutandis to the confidentiality and use obligations set forth in this Section 4.
5.   Waiver of Appraisal Rights.   With respect to the Merger Agreement and the transactions contemplated thereby, MCMI hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all Common Stock held by MCMI.
6.   Agreement to Not Transfer Covered Shares.
(a)   Until the Expiration Time, MCMI shall not Transfer or cause or permit the Transfer of any Covered Shares, other than with the prior written consent of Parent. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 6 shall be null and void and of no effect whatsoever.
(b)   For purposes of this Agreement, the term “Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, loan or other transfer or disposition (in each case whether by merger, consolidation, division, transfer, continuance, domestication, conversion, operation of Law or otherwise), in each case except to an affiliate that agrees in writing in a form satisfactory to Purchaser, acting reasonably, to be bound by the terms of this Agreement, (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, (iii) entry into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, or (iv) any similar Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) above.
7.   No Legal Action.   MCMI shall not, and shall cause its Representatives not to, bring, encourage, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding (derivative or otherwise) (a) against Parent, Merger Sub or the Company relating this Agreement, the Merger Agreement or the Merger or other transactions contemplated thereto (including any claim seeking to enjoin or delay the Closing), or (b) alleges that the execution, delivery or performance of the Merger Agreement (or this Agreement) breaches any duty of the Company Board (or any member thereof) or any duty that MCMI have (or may be alleged to have) to the Company or to the other holders of Common Stock.
8.   Release.   Effective as of the Closing, MCMI irrevocably and unconditionally releases, acquits and forever discharges Parent and its affiliates (including, from and after the Closing, the Company and its subsidiaries) and each current, former and future holder of any equity, voting, partnership, limited liability company or other interest in, and each controlling person, subsidiary, director, officer, employee, member, manager, general or limited partner, stockholder, agent, attorney, representative, affiliate, heir, assignee or successor of, Parent or any affiliate of Parent (or any former, current or future holder of any equity, voting, partnership, limited liability company or other interest in, and each controlling person, director, officer, employee, member, manager, general or limited partner, agent, representative, affiliate or assignee of any of the foregoing), in each case, in their capacity as such (collectively, the “Released Parties”) from any and all claims, demands, executions, judgments, debts, dues, accounts, bonds, contracts, covenants (whether express or implied), damages, actions, causes of action, rights, costs, losses, obligations, liabilities, expenses, compensation or suits in equity, of whatsoever kind or nature, in contract or in tort, at law or in equity, that MCMI has, will or might have in each case arising out of anything done, omitted, suffered or allowed to be done by any Released Party, except for any of the foregoing arising out of or relating to criminal conduct, willful misconduct, bad faith or fraud, in each case whether heretofore or hereafter accrued or unaccrued and whether foreseen or unforeseen or known or unknown, in each case to the extent related to any matter, occurrence, action or activity on or prior to the Closing Date (collectively, the “Released Claims”); provided that, notwithstanding the foregoing, the Released Claims shall not include, and nothing contained in this Agreement shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of MCMI with respect to, (i) any claims pursuant to this Agreement or claims to enforce this Agreement and (ii) any claims arising out of or relating to criminal conduct, willful misconduct, bad faith or fraud.
9.   Representations and Warranties.
(a)   MCMI acknowledges that its entry into this Agreement and performance of the obligations hereunder was a material inducement to Parent and Merger Sub to enter into the Merger Agreement, and Parent and Merger Sub would not enter into the Merger Agreement absent MCMI’ execution and delivery of this Agreement.
(b)   Each Party represents and warrants severally (and not jointly) to the other Parties that (i) such Party has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform such Party’s obligations hereunder, (ii) this Agreement has been duly and validly executed and delivered by such Party and, assuming due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions and (iii) the execution and delivery by such Party of this Agreement does not, and the performance of such Party’s obligations hereunder and the consummation of the transactions contemplated hereby shall not, conflict with or violate any Law, Order or Contract applicable to such Party or by which any of such Party’s properties, rights or assets are bound.
10.   Termination.   If (i) the Merger Agreement is terminated prior to the Closing or (ii) any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted by the Company upon the request of Parent, in each case, without MCMI’s prior written consent, that (A) diminishes the Merger Consideration payable with respect to Shares, (B) changes the form of Merger Consideration payable to MCMI, (C) extends the Termination Date or imposes any additional conditions or obligations that would reasonably be expected to prevent or materially impair the ability to consummate the Merger or (D) otherwise would reasonably be expected to materially and adversely impact the rights or obligations of MCMI in connection with the Merger, this Agreement shall terminate and be of no further force and effect. Notwithstanding the foregoing, nothing herein shall relieve any Party hereto from liability for any Willful and Material Breach that occurred prior to such termination; provided, however, that Section 11 and Section 12 shall survive in full force and effect such termination of this Agreement.
11.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or any of its direct or indirect owners any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to MCMI, and neither Parent nor any of its direct or indirect owners shall have the authority to direct MCMI in the voting or disposition of any Shares, except as otherwise expressly provided herein.

12.   No Recourse.   Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, except for claims that the Company may assert in accordance with the Confidentiality Agreement, the Merger Agreement, the Equity Commitment Letter or the Limited Guarantee (and solely against the Person(s) who are expressly party to the Confidentiality Agreement, the Merger Agreement or the Equity Commitment Letter or the Limited Guarantee, as applicable). Except as set forth in this Agreement, the Confidentiality Agreement, the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee (and then solely to the extent set forth herein or therein), no former, current or future officers, employees, directors, affiliates, partners, equity holders, managers, members, attorneys, agents, advisors or other Representatives of any party hereto (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Transactions or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Transactions shall be sought or had against any Non-Recourse Party, except for claims that any party may assert (A) against another party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (B) pursuant to the Confidentiality Agreement, the Merger Agreement, the Equity Commitment Letter or the Limited Guarantee against the Person(s) who are expressly party to the Confidentiality Agreement, the Merger Agreement, the Equity Commitment Letter or the Limited Guarantee, as applicable.
13.   Miscellaneous.
(a)   Specific Performance.   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions exclusively in the Chosen Courts to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including MCMI’s obligation to duly execute and deliver the Written Consent), in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. The Parties acknowledge and agree that the right of specific performance contemplated by this Section 13(a) is an integral part of the Transactions.
(b)   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
(c)   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Any purported assignment in contravention hereof shall be null and void; provided, that Parent may assign all or any of their rights and obligations hereunder to any affiliate.
(d)   Amendment.   This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the Parties.

(e)   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to any applicable conflicts of law principles.
(f)   Jurisdiction.   Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the Transactions exclusively Chosen Courts, and, solely in connection with claims arising out of or related to this Agreement or the Transactions, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given if delivered personally to the Parties at the addresses (or at such other address for a Party as shall be specified by like notice) set forth on the signature page.
(g)   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (H).
(h)   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expense.
(i)    Counterparts.   This Agreement may be executed in counterparts (including by “.pdf”, “DocuSign” or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
(j)    Entire Agreement.   This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
GUILD HOLDINGS COMPANY
By:
/s/ Terry Schmidt

Name:
Terry L. Schmidt

Title:
Chief Executive Officer

Address for Notice:
Guild Holdings Company
5887 Copley Dr
San Diego, CA 92111
Attention: Legal Department
Email: [redacted]
With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: C. Andrew Gerlach
Email: [redacted]
[Signature Page to MCMI Support Agreement]

GULF MSR HOLDCO, LLC
By:
/s/ Michael Lau

Name:
Michael Lau

Title:
Authorized Signatory

Address for Notice:
Bayview MSR Opportunity Master Fund
c/o Bayview Asset Management, LLC
4425 Ponce de Leon Blvd.
Coral Gables, FL 33146
Attention: Brian Bomstein; Marissa Schwartz
Email: [redacted]; [redacted]
With a copy (which shall not constitute notice) to:
Simpson Thacher and Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Lee Meyerson; Ravi Purushotham
Email: [redacted]; [redacted]
[Signature Page to MCMI Support Agreement]

MCCARTHY CAPITAL MORTGAGE INVESTORS, LLC
By:
/s/ Patrick J. Duffy

Name:
Patrick J. Duffy

Title:
President

Address for Notice:
McCarthy Capital Mortgage Investors, LLC
1601 Dodge St. Suite 3800
Omaha, Nebraska, 68102
Attention: Patrick Duffy, Jonathan Wegner
Email:
[redacted];
[redacted]

[Signature Page to MCMI Support Agreement]

Annex C
June 17, 2025
Board of Directors
Guild Holdings Company
5887 Copley Drive
San Diego, CA 92111
Members of the Board:
We understand that Guild Holdings Company (“the “Company”), Gulf MSR HoldCo, LLC (the “Parent”) and Gulf MSR Merger Sub Corporation, a wholly owned subsidiary of the Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 17, 2025 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of Class A common stock, par value $0.01 per share (the “Company Class A Common Stock”), and each outstanding share of Class B common stock, par value $0.01 per share (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”), of the Company, other than shares held by the Company, the Parent or Merger Sub or as to which dissenters’ rights have been perfected, will be converted into the right to receive $20.00 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We note that, pursuant to the Merger Agreement, the Company may pay a dividend of up to $0.25 per share of Company Common Stock if the closing of the Merger occurs on or before December 31, 2025 and, if the closing of the Merger occurs on or after January 1, 2026, the Company may pay dividends of up to $0.25 per share of Company Common Stock each calendar quarter between January 1, 2026 and the closing of the Merger. We understand that approximately 7.3% of the outstanding Company Class A Common Stock is owned by affiliates of Parent.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Class A Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Class A Common Stock (other than the Parent and its affiliates).
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Company Class A Common Stock;

6)
Compared the financial performance of the Company and the prices and trading activity of the Company Class A Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)
Participated in certain discussions and negotiations among representatives of the Company and the Parent and certain parties and their financial and legal advisors;

9)
Reviewed the Merger Agreement and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. In addition, we do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Consideration to be received by the holders of shares of the Company Class A Common Stock in the transaction or otherwise. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which becomes payable upon the delivery of this opinion and a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for affiliates of the Parent and have received fees in connection with such services. Morgan Stanley and its affiliates are also currently providing financing services to an affiliate of Parent and, as of the date hereof, are also being considered for a financial advisory mandate for an affiliate of Parent, in each case, in connection with transactions that are unrelated to the Merger and not involving the mortgage origination or servicing sector. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent, the Company, McCarthy Partners, LLC (“McCarthy”), Bayview Asset Management, LLC (“Bayview”) and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by McCarthy, Bayview or their respective affiliates or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by McCarthy, Bayview or their respective affiliates.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Parent, McCarthy, Bayview, their respective affiliates or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how any shareholder of the Company should vote, consent or otherwise act in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Class A Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Class A Common Stock other than Parent and its affiliates.
[REMAINDER OF PAGE LEFT BLANK]

Very truly yours,
MORGAN STANLEY & CO. LLC
By:
/s/ Lily Mahdavi

Lily Mahdavi
Managing Director
[Signature Page To Project Gulf Fairness Opinion]

Annex D
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.